As filed with the Securities and Exchange Commission on July 26, 2010

Registration No. 333-160575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entech Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8711	33-0123045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(817) 224-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Gelbaum

Chief Executive Officer

Entech Solar, Inc.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(817) 224-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laurie A. Cerveny

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

617-951-8000

Fax: 617-951-8736

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee*
Transferable Common Stock Subscription Rights	321,708,091 rights	(2)	(2)	$0.00
Common Stock underlying the Subscription Rights, par value $0.001 per share	37,500,000 shares	$.08	$3,000,000	$213.90

(1)	These registration rights relate to (a) transferable subscription rights to purchase shares of Entech Solar, Inc. common stock, and (b) the shares of common stock deliverable upon the exercise of the transferable subscription rights pursuant to the rights offering described in this Registration Statement on Form S-1.

(2)	The transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

*	Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 26, 2010

PRELIMINARY PROSPECTUS

Entech Solar, Inc.

13301 Park Vista Boulevard

Fort Worth, Texas 76177

(817) 224-3600

Up to 37,500,000 Shares of Common Stock

Issuable upon the Exercise of Transferable Subscription Rights at $0.08 per share

Entech Solar, Inc. is distributing at no charge to its stockholders, transferable subscription rights to purchase up to an aggregate of 37,500,000 shares of our common stock, par value $.001 per share. Subscription rights will be distributed pro rata to persons who owned shares of the Company’s common stock as of 5:00 p.m., New York City time, on [—], 2010, the record date of this rights offering.

Each subscription right will entitle you to purchase 0.1166 shares of Entech Solar common stock at the subscription price of $0.08 per share, which we refer to as the basic subscription right. Fractional shares of our common stock resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share. If you are a holder of record as of [—], 2010, the number of shares which you may purchase appears on your transferable subscription rights certificate which is being delivered to you along with this prospectus.

If you timely exercise your basic subscription right in full and other stockholders do not exercise their basic subscription rights in full, then you will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase unsubscribed shares of our common stock at the same subscription price of $0.08 per share. If you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of unsubscribed shares that are available to you, any excess subscription payments received by the subscription agent, Computershare Trust Company, N.A. (the “Subscription Agent”), will be returned to you promptly, without interest or deduction, following the expiration of the rights offering. Funds received from subscribers in the rights offering will be held in escrow by the Subscription Agent until the rights offering is completed or canceled.

The subscription rights offering period will commence on [—], 2010 and will terminate at 5:00 p.m., New York City time, on [—], 2010, 45 days later. Any subscription rights not exercised by the expiration date will automatically expire worthless without any payment to the holders of those unexercised subscription rights. There is no minimum subscription amount required for consummation of this rights offering.

We may cancel the rights offering for any reason at any time prior to the [—], 2010 expiration of the rights offering. In the event that we cancel the rights offering, all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction.

The Quercus Trust, our principal stockholder and beneficial holder of 229,888,089 Entech Solar common shares (fully diluted) as of July 22, 2010, approximately 54.19% of our common shares, will not participate in this rights offering. The Quercus Trust has purchased our preferred stock and common stock in a series of transactions described more fully in this prospectus.

You should carefully consider whether to exercise or transfer your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable. We will not extend the rights offering. Our board of directors is making no recommendation regarding your exercise or transfer of the subscription rights.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ENSL.OB”. The last reported sales price of our shares of common stock on [—], 2010 was $[—] per share. An application has been filed for quotation of the transferable subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” beginning on or about [—], 2010 until 5:00 p.m., New York City time, on [—], 2010 the last business day prior to the scheduled expiration date of the rights offering. There is no guarantee that the application for quotation will be accepted. The shares of our common stock issued in connection with this rights offering will continue to be quoted on the Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB.”

If you have any questions concerning this rights offering or need assistance about the procedure to exercise, sell or transfer your rights, please contact our Information Agent, Georgeson Inc., at (800) 676-0098 (call toll-free).

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. IN ADDITION, YOUR HOLDINGS IN OUR COMPANY WILL BE DILUTED IF YOU DO NOT EXERCISE THE FULL AMOUNT OF YOUR BASIC SUBSCRIPTION RIGHTS. YOU SHOULD CAREFULLY READ THIS PROSPECTUS INCLUDING, WITHOUT LIMITATION, THE DISCUSSION OF “RISK FACTORS” BEGINNING ON PAGE 16. ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS IS A PART, BEFORE DETERMINING WHETHER OR NOT YOU WISH TO EXERCISE, SELL OR TRANSFER YOUR SUBSCRIPTION RIGHTS.

The date of this prospectus is July 26, 2010

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and neither our Subscription Agent, Computershare Trust Company, N.A., nor our Information Agent, Georgeson Inc., has authorized anyone to provide you with information other than that contained in this prospectus. We are not making an offer to sell these securities in any jurisdictions where the offer or sale is not permitted. The information contained in this prospectus is believed accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any exercise, sale or transfer of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus and neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Market data and forecasts used in this prospectus and the documents included in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of such information.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Entech Solar” or the “Company”, refer to Entech Solar, Inc., either alone or together with our subsidiaries.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. These questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. The prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business. You are encouraged to contact our Information Agent, Georgeson Inc., if you have any questions concerning the rights offering.

What is the rights offering?

This rights offering is a distribution, at no charge, to holders of our shares of common stock, of transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on [—], 2010, the rights offering record date. Each subscription right will entitle the holder to a basic subscription right and an over-subscription privilege, which are both described below. The subscription rights are transferable during the course of the subscription period which starts on the rights offering commencement date, [—], 2010 and ends at 5:00 p.m., New York City time 45 days later, on [—], 2010. An application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB.” There is no guarantee that the application for quotation will be accepted. The common shares to be issued in connection with the rights offering, like our existing shares of common stock, will be traded on the Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB.”

Why are we conducting the rights offering?

We are conducting the rights offering to raise funds necessary to help develop and commercialize various new products and otherwise to accommodate our anticipated growth. The funds may also be used to help us to further develop our core business, to fund potential acquisitions, to finance working capital requirements and for general corporate purposes, including possible future acquisition opportunities. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the opportunity to limit ownership dilution from a capital raise by allowing existing stockholders the right to purchase additional shares of our common stock. There can be no assurance of the amount of dilution that a stockholder will experience or that the rights offering will be successful.

What is the basic subscription right?

Each basic subscription right gives our stockholders or their transferees the opportunity to purchase 0.1166 shares of our common stock at a subscription price of $0.08 per full share. Fractional shares of our common stock resulting from the exercise of the basic subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. For example, if you owned 100 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to purchase up to 11 shares of common stock (e.g. 100 X 0.1166 = 11 shares) for $0.08 per share. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

If you hold an Entech Solar stock certificate, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed subscription rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a subscription rights certificate. Instead, the Depository Trust Company (DTC) will issue one subscription right to your nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee concerning this rights offering, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

In the event that you subscribe for all of the shares of our common stock available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any shares of our common stock that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription rights. We refer to this opportunity to purchase additional shares at the subscription price as the “over-subscription privilege.” You should indicate on your subscription rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares you would like to purchase pursuant to your over-subscription privilege.

If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available in connection with this rights offering, we will allocate the available shares of common stock among stockholders who over-subscribed by multiplying the number of shares requested by each stockholder through the exercise of the stockholder’s over-subscription privilege by a fraction that equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges. We will not issue fractional shares through the exercise of over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the same time that you deliver payment related to your basic subscription right. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock for which you wish to subscribe.

How was the $0.08 per share subscription price determined?

In determining the subscription price, our board of directors considered a number of factors, including, without limitation: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the amount of proceeds desired, potential market conditions the prices at which we have recently sold our securities through private offerings, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The board determined that the per share subscription price should be equal to $0.08 per share. We did not receive a fairness opinion from a financial advisor in determining the subscription price and the $0.08 per share price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. See “The Rights Offering—Determination of Subscription Price” on page 39 of this prospectus.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in Entech Solar may be diluted as a result of this offering. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors—If you do not exercise your subscription rights, your percentage ownership in Entech Solar may be diluted” on page 27 of this prospectus.

How soon must I act to exercise my subscription rights?

If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the Subscription Agent must receive your completed and signed Form of Exercise, Sale or Transfer of Subscription Rights and payment prior to the expiration of the rights offering, which is [—], 2010 (45 days following commencement of the offer) at 5:00 p.m., New York City time or the Subscription Agent must receive payment along with a Notice of Guaranteed Delivery prior to the rights offering expiration. See “The Rights Offering—Guaranteed Delivery Procedures” on page 41 of this prospectus. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the 5:00 p.m. New York City time, [—], 2010 expiration date by which you must provide your nominee with your instructions to exercise your subscription rights. The rights offering period will not be extended. Our board of directors may cancel the rights offering at any time for any reason. In the event that the rights offering is canceled, all subscription payments received will be returned promptly, without interest or deduction.

Although we will make reasonable attempts to provide this prospectus to holders of our common stock as of the record date, the rights offering and all subscription rights will expire 45 days from the commencement of offer at 5:00 p.m., New York City time on [—], 2010 whether or not we have been able to locate each person entitled to receive subscription rights.

May I transfer or sell my subscription rights if I do not want to purchase shares?

Yes. The subscription rights are transferable during the subscription period. The rights may be sold either through the Subscription Agent for the rights offering, Computershare Trust Company, N.A., without incurring transaction fees, or through a broker or other nominee, which may charge a transaction fee or commission to sell rights. The Subscription Agent must receive a Form of Exercise, Sale or Transfer of Subscription Rights at least three business days before the [—], 2010 expiration date if you intend to sell your unexercised rights through the Subscription Agent. An application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” on or about [—], 2010, until 5:00 p.m., New York City time, on [—], 2010, the last business day prior to the scheduled expiration date of this rights offering. There is no guarantee that the application for quotation of the rights will be accepted. The subscription rights, if quoted on the Bulletin Board, will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate. It should be noted that the resale restrictions of Rule 144 will apply to the transfer of subscription rights by affiliates of the Company and to recipients of rights transferred from such affiliates. The resale restrictions of Rule 144 also will apply to shares of common stock purchased by affiliates as a result of the exercise of rights associated with restricted shares. Please see “The Rights Offering - Rule 144” on page 37 of this prospectus for additional information.

Are we requiring an individual minimum purchase or an aggregate minimum subscription to complete the rights offering?

No. There is no individual minimum purchase requirement in the rights offering and we are not requiring an aggregate minimum subscription to complete the rights offering.

Can the board of directors cancel, amend or extend the rights offering?

Our board of directors may decide to cancel the rights offering at any time and for any reason before the expiration of the rights offering period. If our board of directors cancels the rights offering, any money received from subscribers will be returned promptly, without interest or deduction. We also reserve the right to amend or modify the terms of the rights offering at any time before the expiration of the offering period. The terms of the rights offering will not be amended or modified after the expiration date. We will not extend the offering beyond the [—], 2010 expiration date (45 days after commencement of the offering).

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade; therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own tolerance for risk, assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” beginning on page 16 in this prospectus for a discussion of some of the risks involved in investing in our common stock. You are encouraged to contact the Information Agent, Georgeson Inc., at (800) 676-0098, if you have any questions concerning this rights offering.

Will our directors or executive officers participate in the rights offering?

We do not know whether any of our directors will participate in the rights offering but we anticipate that some or all of our executive officers will exercise their rights to subscribe for shares of common stock in the rights offering or they may purchase transferable rights from others and exercise those rights. Any director or officer who subscribes for shares will pay $0.08 per share, the same price paid by all other persons who purchase shares of our common stock in the rights offering. The Quercus Trust, our largest stockholder, of which David Gelbaum our CEO and chairman is co-trustee, will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering or pursuant to the oversubscription privilege, nor will it purchase transferable rights from others. Your oversubscription privileges will extend to the Quercus Trust’s pro rata portion of the rights offering.

Will The Quercus Trust participate in the rights offering?

No. As indicated above, The Quercus Trust will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering, or pursuant to its oversubscription privilege, nor will it purchase transferable rights from others. Your oversubscription privileges will extend to The Quercus Trust’s pro rata portion of the rights offering.

How many shares of the Company’s common stock are outstanding and what is The Quercus Trust’s beneficial ownership of the Company’s common stock?

As of [—], 2010, there were [—] shares of our common stock outstanding. On December 15, 2009, The Quercus Trust and the Company entered into a Stock Purchase Agreement pursuant to which The Quercus Trust acquired (i) 25,498,630 shares ($.08 per share) of our common stock in exchange for the conversion of all amounts due and payable by the Company pursuant to a convertible promissory note issued by the Company to The Quercus Trust in September 2009; and (ii) 16,250,000 shares of our common stock at a price of $.08 per share in various closings in December 2009 and early January 2010. In addition, on January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, The Quercus Trust and the Company entered into additional Stock Purchase Agreements pursuant to which The Quercus Trust purchased 1,437,500, 2,875,000, 7,500,000 and 25,000,000 shares of our common stock at a price of $.08 per share, respectively. On March 19, 2010, The Quercus Trust and the Company entered into a Series G Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 150 shares of our Series G preferred stock at a price of $10,000 per share. In connection therewith, The Quercus Trust received a warrant to purchase 11,911,764 shares of our common stock at an exercise price of $0.17 per share. On April 30, 2010 and May 10, 2010, The Quercus Trust and the Company entered into Series H Preferred Stock Purchase Agreements pursuant to which The Quercus Trust purchased 20 shares and 200 shares, respectively, of our Series H preferred stock for purchase prices of $200,000 and $2,000,000, respectively. With the April 30, 2010 purchase, The Quercus Trust received a warrant to purchase 2,076,923 of our common stock at an exercise price of $0.13 per share, and with the May 10, 2010 purchase, The Quercus Trust received a warrant to purchase 22,500,000 shares of our common stock, at an exercise price of $0.12 per share. On June 4, 2010, The Quercus Trust and the Company entered into a Series I Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 100 shares of our Series I preferred stock for a purchase price of $10,000. On June 25, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust was issued as a commitment fee 10 shares of Series H preferred stock and a warrant to purchase 843,750 shares of common stock at an exercise price of $0.16 per share. As of July 22, 2010, The Quercus Trust beneficially owns 54.19% of our common stock.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

Yes. We will not issue shares of common stock pursuant to the exercise of basic subscription rights or over-subscription privileges to any stockholder who is required to obtain prior clearance or approval from or submit a notice to any regulatory authority to acquire, own, or control such shares if, as of the rights offering expiration date, we determine in our sole discretion that such clearance or approval has not been satisfactorily obtained or any applicable waiting period has not expired. We are not currently aware of any stockholder who will need to obtain regulatory approval to participate in the rights offering. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscription privileges exercised by other stockholders or transferees.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an Entech Solar stock certificate and you wish to participate in the rights offering, you must either:

•

deliver a properly completed and signed Form of Exercise, Sale or Transfer of Subscription Rights to the subscription agent, Computershare Trust Company, N.A., before 5:00 p.m., New York City time, on [—], 2010, along with payment by check, money order or bank draft made payable to “Computershare Trust Company, N.A. (acting as subscription agent for Entech Solar, Inc.)”; or

•

cause a bank, broker or other financial institution to deliver to Computershare Trust Company, N.A., payment in the manner provided above and a Notice of Guaranteed Delivery before 5:00 p.m., New York City time, on [—], 2010.

Please follow the delivery instructions on the Form of Exercise, Sale or Transfer of Subscription Rights. Do not deliver documents to Entech Solar. You are solely responsible for completing delivery to Computershare Trust Company, N.A. of all of your subscription documents and payment. We urge you to allow sufficient time for delivery of your subscription materials to Computershare so that they are received by Computershare and payment has cleared by 5:00 p.m., New York City time, on [—], 2010.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not clearly specified, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by Computershare will be returned promptly, without interest following the expiration of the rights offering.

What form of payment is required to purchase the shares of our common stock?

Payments submitted to the Subscription Agent must be made in full in United States currency by:

•	uncertified check drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar)”;

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar)”; or

•	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar).”

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee concerning the Company’s rights offering, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a subscription rights certificate from the Company. Instead, please follow your nominee’s instructions. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.

When will I receive my new shares?

If you purchase stock in the rights offering by timely submitting the necessary subscription materials and payment, your new shares will be credited to your account promptly after the expiration of the rights offering. If your shares are held by your nominee, your nominee will be credited with the shares of common stock you purchase in the rights offering promptly after the expiration of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering. Exercising subscription rights may commit you to buying shares of our common stock at a price above the prevailing market price.

Are there any conditions to completion of the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on the Company’s outstanding common stock?

As of [—], 2010, we had [—] shares of common stock outstanding. The number of shares of our common stock that we will issue in this rights offering through the exercise of subscription rights will depend on the number of shares that are subscribed for in the rights offering. We anticipate that we will have a minimum of [—] and a maximum of [—] shares of common stock outstanding after consummation of the rights offering.

The issuance of shares of our common stock in connection with the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock unless you fully exercise your basic subscription right.

How much money will Entech Solar receive from the rights offering?

The Company believes that it is reasonable to estimate that between 10% and 50% of its record date stockholders and rights’ transferees will exercise their basic subscription rights in connection with this rights offering, although there is no specific basis for this estimate. Consequently, the Company estimates that between 3,750,000 and 18,750,000 shares will be purchased and the Company will receive gross proceeds between $300,000 and $1,500,000, less associated fees and expenses of approximately $375,000 (which could result in the Company not receiving enough proceeds to cover the fees and expenses associated with the offering).

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 16 of this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares of common stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of exercising rights?

A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. However, you should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion of the tax consequences associated with this rights offering, see “Material U.S. Federal Income Tax Consequences” beginning on page 76 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus are “forward-looking” and discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements may include statements regarding our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and often include statements regarding, among other things (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our capital needs and our future financing plans and (e) our anticipated needs for working capital. In particular, forward-looking statements include statements relating to future actions, prospective products, product approvals or commercialization, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, our expectation regarding the rights offering and financial results. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found in this prospectus under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this prospectus generally.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and other matters that may or may not be described in this prospectus generally. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. We undertake no obligation to update forward-looking statements except as required by law. YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY OF THESE FORWARD-LOOKING STATEMENTS.

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PROSPECTUS SUMMARY

The following summary contains basic information about the Company and the rights offering. Because it is a summary, it may not contain all of the information that is important to you in connection with your decision to participate or decline to participate in the rights offering. Before making a decision to exercise your subscription rights and invest in the shares of our common stock or to transfer or sell your subscription rights, you should read the entire prospectus carefully, including, without limitation, the sections entitled “The Rights Offering” and “Risk Factors,” and all documents incorporated by reference in this prospectus including any post-effective amendments to the registration statement to which this prospectus is a part, before making an investment decision.

Securities Offered	We are distributing to you, at no charge, one transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., New York City time, on [—], 2010, the record date, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. We will raise no more than $3,000,000 of subscription proceeds in this rights offering.

Subscription Price	$0.08 per share.

Record Date to Participate in the Rights Offering	5:00 p.m., New York City time, on [—], 2010.

Commencement Date of the Rights Offering	[—], 2010.

Expiration Date of the Rights Offering	5:00 p.m., New York City time, on [—], 2010 (45 days following the commencement date).

Use of Proceeds	We intend to use the proceeds for general corporate and working capital purposes.

Basic Subscription Right	Each basic subscription right will entitle you to purchase 0.1166 shares of our common stock for each share you own as of the record date at a subscription price of $0.08 per share. Fractional shares of our common stock resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share. The number of shares that you may purchase appears on your Subscription Rights Certificate if you are a holder of record.

Over-Subscription Privilege	In the event that you purchase all of the shares of our common stock available to you pursuant to your basic subscription right, you may also choose to exercise your over-subscription privilege and subscribe for any shares of our common stock that are not purchased by our stockholders or transferees, through the exercise of their basic subscription rights. Fractional shares, resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share.

Limitation of Purchase of Shares	We will not issue shares of our common stock to any stockholder who is required to obtain prior clearance or approval from or submit a notice to any state or federal regulatory authority to acquire, own, or control such shares if we determine in our sole discretion that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and/or any applicable waiting period has not expired. We are not currently aware of any stockholder who may be required to obtain regulatory approval in order to participate in the rights offering.

Transferability of Subscription Rights	The subscription rights may be sold, transferred or assigned during the subscription period. If your shares are held by a broker, custodian bank or other nominee on your behalf, you may sell your subscription rights by contacting your broker, custodian bank or other nominee through which you hold your common stock. If you are a record holder, you may transfer your subscription rights through the Subscription Agent by delivering a properly executed Form of Exercise, Sale or Transfer of Subscription Rights, with appropriate instructions, to the Subscription Agent. You also may choose to sell your subscription rights through a broker, custodian bank or other nominee. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate.

An application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” beginning on or about [—], 2010, until 5:00 p.m., New York City time, on [—], 2010, the last business day prior to the scheduled expiration date of this rights offering. There is no guarantee that the application for quotation of the rights will be accepted.

No Board Recommendation	Our board of directors is making no recommendation regarding your exercise of the subscription rights. We anticipate that some or all of our executive officers will participate in this rights offering, provided, however, that The Quercus Trust, our largest stockholder, of which David Gelbaum, our CEO and Chairman is co-trustee, will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering or pursuant to the oversubscription privilege, nor will it purchase transferable rights from others. You are urged to make your own decision whether or not to participate in the rights offering or to sell or otherwise transfer your subscription rights. Please see “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our common stock.

The Quercus Trust—Recent Transactions

David Gelbaum, co-trustee of The Quercus Trust, is our CEO and Chairman and, pursuant to rights available to The Quercus Trust arising from its investments in the Company, The Quercus Trust appointed Mr. Gelbaum and three other directors to the Company’s

Board, giving The Quercus Trust majority control of the Board. The Quercus Trust will not exercise its basic right to subscribe for shares of common stock in the rights offering or pursuant to the oversubscription privilege, nor will it purchase transferable rights from others.

On December 15, 2009, The Quercus Trust and the Company entered into a Stock Purchase Agreement pursuant to which The Quercus Trust acquired (i) 25,498,630 shares ($.08 per share) of our common stock in exchange for the conversion of all amounts due and payable by the Company pursuant to a convertible promissory note issued by the Company to The Quercus Trust in September 2009; and (ii) 16,250,000 shares of our common stock at a price of $.08 per share in various closings in December 2009 and early January 2010. In addition, on January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, The Quercus Trust and the Company entered into additional Stock Purchase Agreements pursuant to which The Quercus Trust purchased 1,437,500, 2,875,000, 7,500,000 and 25,000,000 shares of our common stock at a price of $.08 per share, respectively. On March 19, 2010, The Quercus Trust and the Company entered into a Series G Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 150 shares of our Series G preferred stock at a price of $10,000 per share. In connection therewith, The Quercus Trust received a warrant to purchase 11,911,764 shares of our common stock at an exercise price of $0.17 per share. On April 30, 2010 and May 10, 2010, The Quercus Trust and the Company entered into Series H Preferred Stock Purchase Agreements pursuant to which The Quercus Trust purchased 20 shares and 200 shares, respectively, of our Series H preferred stock for purchase prices of $200,000 and $2,000,000, respectively. With the April 30, 2010 purchase, The Quercus Trust received a warrant to purchase 2,076,923 of our common stock at an exercise price of $0.13 per share, and with the May 10, 2010 purchase, The Quercus Trust received a warrant to purchase 22,500,000 shares of our common stock, at an exercise price of $0.12 per share. On June 4, 2010, The Quercus Trust and the Company entered into a Series I Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 100 shares of our Series I preferred stock for a purchase price of $10,000. On June 25, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust agreed to purchase, in the event of the death of David Gelbaum on or before December 31, 2010, 1,000 shares of the Company’s Series H preferred stock, at $10,000 per share, for an aggregate purchase price of $10,000,000. In connection with this purchase the Company would also issue to The Quercus Trust a warrant to purchase $13,500,000 worth of shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the day prior to the issuance of the warrant. In exchange for entering into the Purchase Agreement, the Company issued 10 shares of Series H preferred stock to The Quercus Trust along with a warrant to acquire 843,750 shares of the Company’s common stock at an exercise price of $0.16 per share. On July 12, 2010, we issued to The Quercus Trust, effective as of June 10, 2010, a 90 day $500,000 note bearing interest at a rate of 10% per annum. The note is not convertible to shares of the Company’s capital stock. As of July 22, 2010, The Quercus Trust beneficially owns approximately 54.19% of our common stock.

No Revocation of Exercise	All exercises of basic subscription rights and over-subscription privileges are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of such rights. You should not exercise your basic subscription rights and over- subscription privileges unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $0.08 per share.

Material U.S. Federal Income Tax Considerations.	The distribution of the subscription rights in this rights offering will be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This position is not binding on the IRS, or the courts, however. A U.S. holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. If a U.S. holder sells or otherwise disposes of the subscription rights received in the rights offering prior to the expiration date of the rights offering, the U.S. holder will recognize capital gain or loss, assuming such rights were held as capital assets, equal to the difference between (a) the proceeds of sale and (b) the holder’s tax basis, if any, in the subscription rights being sold or otherwise disposed of. If the subscription rights expire without exercise while the holder continues to hold the shares of our common stock with respect to which the subscription rights are received, the holder will recognize no loss and the tax basis of the common stock with respect to which the subscription rights were received will equal its tax basis before receipt of the subscription rights. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences” in this prospectus.

Extension, Cancelation and Amendment	The Company will not extend the rights offering expiration date beyond 5:00 p.m. New York City time on [—], 2010 (45 days from commencement of the offer). Our board of directors may elect to cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. If our board of directors terminates the offering, we will promptly issue a press release notifying stockholders of the termination. In the event that the rights offering is canceled, all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive a return of your funds because the Subscription Agent will return payments to the record holder of your shares. We also reserve the right to amend or modify the terms of the offering at any time prior to the expiration date of the rights offering.

Procedures for Exercising Rights	To exercise your basic subscription rights and over-subscription rights, you must take the following steps:

•

If you hold an Entech Solar stock certificate, you may deliver payment and a properly completed Form of Exercise, Sale or Transfer of Subscription Rights to Computershare Trust Company, N.A., the Subscription Agent, before 5:00 p.m., New York City time, on [—], 2010 at the mailing address shown on the Form of Exercise, Sale or Transfer of Subscription Rights. You may deliver the subscription documents and payment by overnight delivery or first class mail. If first class mail is used, we recommend using registered mail, priority insured, with return receipt requested.

•

If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a Subscription Rights Certificate. You should instruct your custodian bank, broker, dealer or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., New York City time, on [—], 2010.

•

If you cannot deliver the applicable subscription materials to the Subscription Agent prior to the expiration of the rights offering, you may participate in the rights offering by following the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures” in this prospectus.

•	To be effective, any payment related to the exercise of basic subscription rights and over-subscription privileges must clear prior to the expiration of the rights offering period.

Sale or Transfer of Rights	If you are a record holder of a subscription rights certificate, you may sell or transfer your subscription rights through the Subscription Agent, in which case, you must deliver your properly executed Form of Exercise, Sale or Transfer of Subscription Rights, with appropriate instructions, to the Subscription Agent. The Subscription Agent will only facilitate transfers or sales of subscription rights until 5:00 p.m., New York City time, on [—], 2010, three business days prior to the scheduled [—], 2010 expiration date of this rights offering. You may also choose to sell your subscription rights through a broker, custodian bank or other nominee.

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson Inc.

Shares Outstanding Before the Rights Offering	[—] shares of our common stock were outstanding as of [—], 2010.

Shares Outstanding After Completion of this Rights Offering	Assuming all 37,500,000 shares are sold in this rights offering, [—] shares of our common stock will be outstanding immediately after completion of this rights offering.

Fees and Expenses	We will pay the fees and expenses related to the rights offering, including the fees and expenses of the Subscription Agent and the Information Agent.

Over-the-Counter Bulletin Board	Shares of our common stock are currently quoted for trading on the Over-the-Counter Bulletin Board under the symbol “ENSL.OB.” Shares of our common stock issued upon the exercise of the subscription rights will also be quoted on the Over-the-Counter Bulletin Board under the same symbol. An application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB.” There is no guarantee that the application for quotation will be accepted.

Our address	Our principal executive offices are located at 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177. Our telephone number is (817) 224-3600 and our website domain address is www.entechsolar.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK

You should carefully consider the risks described below and the other information included or incorporated by reference in this prospectus including, without limitation, the information provided in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, our quarterly report on Form 10-Q for the quarter ended March 31, 2010, and the risks we have highlighted in other sections of this prospectus in evaluating an investment in the shares of our common stock. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and/or operating results could be materially adversely affected. In such case, the trading price and market value of our common stock could decline and you may lose part or all of your investment in our common stock. The risks and uncertainties described below include forward-looking statements and our actual results may differ from those discussed in these forward-looking statements. You should carefully read and consider these risk factors together with all of the other information included in this prospectus and all information incorporated by reference before you decide to exercise your subscription rights to purchase shares of our common stock.

Risks Related to Financing Our Operations

Without obtaining adequate capital funding, we may not be able to continue as a going concern.

The report of our independent registered public accounting firm for the fiscal years ended December 31, 2009 and 2008 contained a fourth explanatory paragraph to reflect substantial doubt about our ability to continue as a going concern as a result of our history of losses and our liquidity position. If we are unable to obtain adequate capital funding in the future, we may not be able to continue as a going concern, which would have an adverse effect on our business and operations, and investors’ investment in us may decline. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Substantial doubt about our ability to continue as a going concern may have created, or may create, negative reactions to the price of the common shares of our stock and we may have a more difficult time obtaining financing.

We have historically incurred losses and these losses may continue in the future.

Since 1997, the Company has not been profitable. For the quarter ended March 31, 2010, we sustained losses from operations of $6,344,000, and our accumulated deficit as of March 31, 2010 was $150,634,000. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems and additional operating losses if we are not able to raise additional capital as needed and on acceptable terms and, in such event, our operations may be reduced or curtailed.

If we are unable to raise additional capital to finance operations, our business operations will be curtailed.

Our operations have relied almost entirely on funding from sales of securities to The Quercus Trust, of which David Gelbaum, our Chief Executive Officer and Chairman, is co-trustee and on external financing. External financing has historically come from a combination of borrowings from and sales of common and preferred stock to, third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, financing will be required to cover our operating and capital costs. The sale of our stock to raise capital may cause dilution to our existing stockholders. Our inability to obtain adequate financing, whether from The Quercus Trust or from other third parties, would likely result in the need to reduce or curtail business operations. Any of these events would be materially harmful to our business and may result in a loss of your investment. In addition, the Company may receive no net proceeds from the rights offering, based on its belief that it is reasonable to estimate that between 10% and 50% of its record date stockholders and rights’ transferees will exercise their basic subscription rights in connection with this rights offering. There is no specific basis for this estimate. Consequently, the Company estimates that between 3,750,000 and 18,750,000 shares will be purchased and the Company will receive gross proceeds between $300,000 and $1,500,000, less associated fees and expenses of approximately $375,000 (which could result in the Company not receiving enough proceeds to cover the fees and expenses associated with the offering).

We have withdrawn our resale registration statement filed on April 16, 2010 and as a result may be delayed in or may not be able to obtain financing through the sale of our Series G preferred stock, which could increase our liquidity concerns.

On July 26, 2010, we withdrew our registration statement on Form S-1 as originally filed on April 16, 2010. The registration statement filed on that date covered the resale of shares of our common stock by certain selling stockholders named in the registration statement. The registration statement was filed in connection with our entry into a financing transaction with Socius Capital Group LLC, and effectiveness of the registration statement is a condition to our being able to require Socius Capital Group, LLC to purchase shares of our Series G preferred stock. If we are unable to re-file and go effective on a resale registration statement, we will be unable to require Socius Capital Group, LLC to purchase shares of our Series G preferred stock. As a result, we would not be able to receive from Socius Capital Group, LLC approximately $5,000,000 in consideration for the shares. Furthermore, if we are unable to obtain this or alternative financing, we may not be adequately capitalized to allow us to continue our operations.

The execution of our growth strategy is dependent upon the continued availability of third-party financing arrangements for our customers which may not be available.

For many of our projects, our customers have entered into agreements to finance the project over an extended period of time based on energy savings generated by our solar power systems, rather than paying the full capital cost of purchasing the solar power systems up front. For these types of projects, many of our customers choose to purchase solar electricity under a power purchase agreement with a financing company that purchases the system from us. These structured finance arrangements are complex and may not be feasible in many situations. In addition, customers opting to finance a solar power system may forgo certain tax advantages associated with an outright purchase which may make this alternative less attractive for certain potential customers. If customers are unwilling or unable to finance the cost of our products, or if the parties that have historically provided this financing cease to do so, or only do so on terms that are substantially less favorable for us or these customers, our growth will be adversely affected.

The commercial success of our SolarVolt™ system will depend in part on the continuing formation of financing companies and the potential revenue source they represent. In deciding whether to form and invest in financing companies, potential investors weigh a variety of considerations, including their projected return on investment. Such projections are based on current and proposed federal, state and local laws and regulations, particularly legislation and regulations relating to taxes and the promotion of alternative energy. Changes to these laws, including amendments to existing tax laws or the introduction of new tax laws, tax court rulings and changes in administrative guidelines, ordinances and similar rules and regulations could result in different tax consequences which may adversely affect an investor’s projected return on investment, which could have a material adverse effect on our business and results of operations.

Our projects may require substantial up-front costs before any revenues are realized.

A significant portion of our historical revenue has been derived from projects which require significant up-front expense to us. Revenues are not realized until the projects are fully financed. Certain revenue may be realized only after project milestones are met or are completed. Our failure, or any failure by a third-party which we may contract, to perform services or deliver our products on a timely basis could result in us incurring substantial losses.

Our plans for growth may lead us to make acquisitions of other companies or investments in joint ventures with other companies and such acquisitions or investments could adversely affect our operating results, dilute our stockholders’ equity, or cause us to incur additional debt or assume contingent liabilities.

To grow our business and maintain our competitive position, we have acquired other companies and may in the future acquire additional companies or engage in joint ventures. Acquisitions and joint ventures involve a number of risks that could harm our business and result in the acquired business or joint venture not performing as expected, including:

•	insufficient experience with technologies and markets in which the acquired business is involved, which experience may be necessary to successfully operate and integrate the business;

•	problems relocating or integrating the acquired operations, personnel, technologies or products with the existing business and products;

•	diversion of management’s time and attention from other business to the acquired business or joint venture;

•	potential failure to attract or retain key technical, management, sales and other personnel for the acquired business or joint venture;

•	difficulties in retaining relationships with suppliers and customers of the acquired business, particularly where such customers or suppliers compete with us; and,

•	subsequent impairment of the acquired assets and assumption of liabilities of the acquired business.

The demand for our products and the ability to supply our products are each affected by general economic conditions and uncertainty.

Recent economic difficulties in the United States credit markets and certain international markets have led to a period of slowing economic growth or decline in some or all of the markets in which we operate. A sustained economic recovery is uncertain. A recession or even the ongoing risk of a potential recession may be sufficient reason for customers to delay, defer or cancel purchase decisions, including decisions previously made. This risk is magnified for capital goods purchases such as the solar cell products we intend to supply. Although we believe that the anticipated higher operating efficiency and lower total cost of ownership will support customers using and purchasing our equipment, lower sales could materially affect our revenues and prevent us from achieving profitable operations or from obtaining adequate additional financing. As a result, we may be forced to reduce or curtail operations.

We have benefited from available capital and historically low interest rates in recent years, as these rates have made it more attractive for our customers to use debt financing to purchase our solar power systems. Interest rates have fluctuated recently and may eventually rise, which will likely increase the cost of financing these systems and may reduce an operating company’s profits and investors’ expected returns on investment. In addition, there is currently a lack of credit available to businesses generally. These impediments to borrowing are particularly significant for direct sales to financial institutions which sell electricity to end-customers under power purchase agreements. Sales financed through power purchase agreements are highly sensitive to interest rate fluctuations and the availability of credit, and would be adversely affected by increases in interest rates or liquidity constraints. Rising interest rates may also make other alternative investments more attractive to investors and therefore lead to a decline in demand for our solar power systems, which could have a material adverse effect on our business and results of operations.

Risks Related to an Investment in Our Securities

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Currently our common stock is quoted on the OTC Bulletin Board and the trading volume developed to date is limited by the fact that many major institutional investment funds and mutual funds, as well as many individual investors, follow a policy of not investing in Bulletin Board stocks and, moreover, certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board is an inter-dealer market and is much less regulated than the major stock exchanges, and trading in our common stock is potentially subject to abuses, volatilities and shorting.

In addition, there has been a limited public market for our common stock, and an active trading market for our common stock may not develop. This could reduce our stockholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We have not paid and do not anticipate paying dividends.

We have never paid, nor do we currently anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

Delaware law and our charter may inhibit a takeover of us that out stockholders may consider favorable.

Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of us, even if such a transaction would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

We are authorized to issue “blank check” preferred stock, which can be issued without stockholder approval and may adversely affect the rights of holders of our common stock.

We are authorized to issue 10,000,000 shares of preferred stock and 5,504,448 preferred shares are issued and outstanding as of July 22, 2010. The Board of Directors is authorized under our Certificate of Incorporation, as amended, to provide for the issuance of additional shares of preferred stock by resolution, and upon filing a certificate of designations under Delaware law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend and/or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for us and thereby prevent stockholders from receiving the maximum value for their shares.

The value of acquisitions is shown on our financial statements as of the time that the transaction is consummated. Subsequent changes in business outlook could materially and adversely affect the valuation.

We value acquisitions at the time the acquisition is consummated and as may be reflected in the acquisition agreement. From time to time we are required to re-assess the value of the acquired asset and at least annually we are required to evaluate the value of goodwill and other indefinite lived assets resulting from acquisitions. Material changes in the prospects for the growth and development of the business may result in impairment charges. Such charges may be perceived negatively by investors, possibly resulting in a reduction in our stock price. As of December 31, 2009, we recorded an impairment charge for goodwill and intangible assets of approximately $5.5 million.

Risks Related to Management and Personnel

Our directors are not personally liable to us and are indemnified for breach of fiduciary duties.

Our Certificate of Incorporation, as amended, provides, as permitted by the Delaware General Corporation Law (the “DGCL”), and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may discourage our stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL, and our directors have the opportunity to enter into indemnification agreements with the Company.

We are controlled by a single stockholder.

As of July 22, 2010, The Quercus Trust, our principal stockholder, beneficially owned 229,888,089 shares of our common stock, or approximately 54.19%, of our common stock (after giving effect to the conversion of 4,892,857 shares of Series D convertible preferred stock and outstanding warrants). David Gelbaum, our Chief Executive Officer and Chairman of the Board of Directors, is the co-trustee of The Quercus Trust. Pursuant to rights available to The Quercus Trust as the holder of the Company’s Series D convertible preferred stock and Series I preferred stock, The Quercus Trust appointed Messrs. Gelbaum, Corsell and Field as members of our Board of Directors, giving The Quercus Trust majority control of the Board of Directors. The Quercus Trust currently has the ability to exert substantial influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to our Certificate of Incorporation and approval of significant corporate transactions. As long as The Quercus Trust owns such a significant percentage of our common stock and maintains majority control of the Board, our other stockholders may be unable to affect or change the management or the direction of our Company without the support of The Quercus Trust.

We have been dependent on The Quercus Trust for financing our continued operations.

We have been dependent on The Quercus Trust to finance our continued operations since 2008. In 2008, we issued The Quercus Trust shares of Series E and Series F preferred stock in two private placements. Each share of Series E preferred stock and each share of Series F preferred stock converted into 1,000 shares of common stock on June 26, 2008. In 2009, we and The Quercus Trust entered into a loan agreement and a common stock purchase agreement. In 2010, we entered into numerous separate purchase agreements pursuant to which The Quercus Trust acquired shares of our common stock. In 2010 we issued to The Quercus Trust shares of Series G preferred stock, Series H preferred stock and Series I preferred stock in various private placement transactions. Additionally, on July 12, 2010 we issued a $500,000 promissory note to The Quercus Trust. There can be no assurance that The Quercus Trust will continue to invest in us.

Failure to retain or attract key personnel will have a material negative impact on the sales, development and enhancement of our products.

Our future success depends, in significant part, on the continued services of key officers or engineers. The departure of a key officer could have an adverse effect on our results of operations and financial condition. We do not maintain key man insurance policies on our executives. Additionally, we may not be able to find an appropriate replacement for any of our key personnel. If we do not succeed in recruiting, retaining, and motivating key employees, we may be unable to meet our business plan and as a result, our stock price may decline.

Our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. The markets for many of our experienced employees, including electrical engineers and licensed electricians, are extremely competitive. The sale of our products, and the future development and enhancement of our products, will be limited if we are not successful in our efforts to recruit and retain the personnel we need.

If we fail to maintain effective internal controls over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting; this could harm our business and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. We have responded to the requirements of Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we rapidly grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.

Risks Related to Regulations

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of photovoltaic products, which may significantly reduce demand for our solar modules.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to PV systems, it is likely that they would increase the cost to our end-users of using PV systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by PV systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require PV systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that our solar modules and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

The reduction or elimination of government and economic incentives could cause our revenue to decline.

We believe that the growth of the market for our solar energy products and services depends in large part on the availability and size of government-generated economic incentives. At present, the cost of producing solar energy generally exceeds the price of electricity in the U.S. from traditional sources. As a result, to encourage the adoption of solar technologies, the U.S. government and numerous state governments have provided subsidies in the form of cost reductions, tax write-offs and other incentives to end users, distributors, systems integrators and manufacturers of solar power products. Reduction, elimination and/or periodic interruption of these government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in the diminished competitiveness of solar energy, and materially and adversely affect the growth of these markets and our revenues. Electric utility companies that have significant political lobbying powers may push for a change in the relevant legislation in our markets. The reduction or elimination of government subsidies and economic incentives for solar energy applications, especially those in our target markets, could cause our revenues to decline and materially and adversely affect our business, financial condition and results of operations.

Risks Related to Technology

We may not be able to protect our intellectual property rights, and we inadvertently may be infringing on the intellectual property rights of others, which could result in significant expense and loss of intellectual property rights.

If a court determines that we infringe on the rights of others, we may be required to cease such infringement or pay significant sums as license fees or damages to such parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non-infringing technology, or to defend claims of infringement brought against us.

We rely on the registration of patents and trademarks and trade names, as well as on trade secret laws and confidentiality agreements with our employees, vendors and partners to protect our intellectual property rights. We may in the future need to expend significant resources to protect and enforce our intellectual property rights.

Any failure to meet the technological requirements of our customers may hinder sales of our products.

Our ability to continue to develop and market our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we must continually make advances in technology. Any failure in our research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes. Any failure to adequately protect our intellectual property or to defend or assert our intellectual property rights could seriously harm our business.

Risks Related to Operations

We will depend on outsourced manufacturers to produce our products, which could increase the potential for supply chain disruptions.

The development of our renewable energy technologies will be dependent on low-cost, outsourced manufacturing facilities that could experience problems or disruptions in business that would negatively affect our supply chain.

As polysilicon and thin-film supplies increase, corresponding increases in the global supply of solar cells and panels may cause substantial downward pressure on the prices of our products, resulting in lower revenues and earnings.

Polysilicon is a critical raw material used to manufacture solar panels which has been in short supply until recently. Thin-film was created as a substitute to allow for the development of solar panels without polysilicon. As additional polysilicon and thin-film continue to become more available, we expect solar panel production globally to increase. Decreases in polysilicon and thin-film pricing and increases in solar panel supply could each result in substantial downward pressure on the price of solar cells and panels, including our products. Such price reductions could have a negative impact on our revenue and earnings, and materially adversely affect our business and financial condition.

We may act as the general contractor for our customers in connection with the installations of our solar power systems and will be subject to risks associated with construction, bonding, cost overruns, delays and other contingencies, which could have a material adverse effect on our business and results of operations.

We may act as the general contractor for our customers in connection with the installation of our solar power systems. If we act as a general contractor, costs will be estimated at the time of entering into the sales contract for a particular project. To the extent possible, these costs will be reflected in the overall price that we charge our customer for the project. These cost estimates are preliminary and may or may not be covered by contracts between us or the other project developers, subcontractors, suppliers and other parties to the project. In addition, we may require qualified, licensed subcontractors to install most of our systems. Shortages of such skilled labor could significantly delay a project or otherwise increase our costs. Should miscalculations in planning a project or defective or late execution occur, we may not achieve our expected margins or cover our costs. Also, some customers may require performance bonds issued by a bonding agency. Due to the general performance risk inherent in construction activities, it has become increasingly difficult to secure suitable bonding agencies willing to provide performance bonding. In the event we are unable to obtain bonding, we may be unable to bid on, or enter into, sales contracts requiring such bonding.

Delays in solar panel or other supply shipments, other construction delays, unexpected performance problems in electricity generation or other events could cause us to fail to meet performance criteria, resulting in unanticipated and severe revenue and earnings losses and financial penalties. Construction delays are often caused by inclement weather, failure to timely receive necessary approvals and permits, or delays in obtaining necessary solar panels, inverters or other materials. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

We may enter into fixed-price contracts with customers which may result in us recording transactions which prove unprofitable or perform below our expectations.

We may negotiate fixed-priced contracts with customers. The development and installation of technologies still in their infancy will likely make it difficult for us to estimate delivery times accurately or price our products and services in a profitable manner. When establishing prices for fixed-price contracts, we may not fully appreciate these risks. Additionally, our ability to procure a profit from fixed-price arrangements will depend in part on the availability, productivity and skill-set of the labor market as well as on third-party suppliers of raw materials and subcontractor pricing and performance.

We will continue to be dependent on a limited number of third-party suppliers for key components for our solar systems products during the near-term, which could prevent us from delivering our products to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages and loss of market share.

In addition to our reliance on a small number of suppliers for parts and materials for solar cells and panels, we rely on third-party suppliers for other components for our solar power systems, such as inverters that convert the direct current electricity generated by solar panels into alternating current electricity usable by the customer. Some of our suppliers are sole-source vendors. These sole-source relationships place the company at high risk for failure to receive the needed components timely and may subject us to unexpected price increases. Further, these components are often unique and second sources may not be readily available. Inability to secure such components could have a material adverse effect upon our product development schedule, revenue, and profitability and could expose us to liability for failing to meet customer demands.

If we fail to develop or maintain our relationships with our limited number of suppliers, we may be unable to manufacture our products in a timely or cost competitive manner, which could prevent us from making sales and delivering our products to our customers within required timeframes and we may experience order cancellation and loss of market share. To the extent the processes that our suppliers use to manufacture components are proprietary;

we may be unable to obtain comparable components from alternative suppliers. The failure of a supplier to supply components in a timely manner, or to supply components that meet our quality, quantity and cost requirements, could impair our ability to manufacture our products, increase our costs as a result of locating substitute suppliers or expose us to potential claims from purchasers. If we cannot obtain substitute materials on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages and loss of market share, any of which could have a material adverse effect on our business and results of operations.

Our products include complex solar technology which is subject to operational risks.

We are engaged in the development of complex solar technology for the solar energy market. The technology is susceptible to unique engineering elements that are not tested in the actual operating environment until commissioned. As a result, we may incur unanticipated engineering requirements which may cause us to incur additional operating, development and production expenses that have not been anticipated, as well as product shipment delays.

Our success depends in part upon our ability to achieve certification of our products.

In order to successfully commercialize our technology, we must certify our products to meet a number of U.S. and international standards. The certifications require that the products satisfy a number of safety, quality, and reliability criteria. If our current product designs and workmanship quality do not meet these criteria, then the products will need to be re-designed, if possible, in order to become compliant with the applicable standards. If the product cannot be re-designed or if we believe that it is not cost effective to do so, then the product will not be sold widely. In addition, delays in completing and achieving the required certifications may adversely affect product development schedules, delay contract signing and revenue recognition, and could have a material adverse effect on the business.

In addition, achieving certification does not guarantee that a product will meet performance or reliability requirements in actual use conditions. To the extent the certification testing fails to detect performance or reliability issues, the product may not perform as expected. If the product does not perform to our expectations, such problems and the cost to remedy the problems could have a material adverse effect on us.

We may be subject to unexpected warranty and product liability claims, and such claims may materially affect our business and results of operations.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products or installations. We have agreed to indemnify our customers and our distributors in some circumstances against liability from defects in our solar systems. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of our solar system products results in injury. We may be subject to warranty and product liability claims in the event that our solar power systems fail to perform as expected or if a failure of our solar power systems results, or is alleged to result, in bodily injury, property damage or other damages. Since our solar power products are electricity-producing devices, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Moreover, we may not have adequate resources in the event of a successful claim against us. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. A successful warranty or product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation, any of which could also adversely affect our business and operating results. Warranty and product liability claims may result from defects or quality issues in certain third-party technology and components incorporated into our solar power systems, over which we have no control. Warranty provisions may not fully compensate us for any loss associated with third-party claims caused by defects or quality issues in such products. In the event we seek recourse through warranties, we will also be dependent on the creditworthiness and continued existence of our suppliers.

Risks Related to Competition

Competitive conditions affecting the electricity generation business and the natural gas business may limit our growth and profitability.

Our products are expected to compete with a broad range of traditional and alternative sources of electrical and thermal energy products.

The cost of installing a solar array may be more or less than the cost of grid line extension, depending upon the extent of the grid line extension. However, the cost of generating electricity by solar power may be less expensive than the cost of electric energy purchased from the local electric utility. The cost of electric line extension is usually subsidized by government authorities, which can impact our ability to compete with installation costs.

The cost of installing a solar array may be more or less than the cost of installing natural gas turbines to generate electricity, depending on the amount of electricity to be generated. Whether or not the cost of generating electricity by solar power is less than the cost of natural gas generation depends substantially on the purchase price of natural gas. Natural gas prices have been volatile recently.

We expect to face intense competition from other companies producing solar energy, many of whom have significantly more capital available.

Many of our competitors are likely to have far greater financial resources, more experienced marketing organizations and a greater number of employees than we do. We may not be successful in competing with these companies for new customers or in retaining existing customers. Factors affecting competition include technological advancement, timely delivery of products and services, reputation, manufacturing capabilities, price, performance and dependability. Our results of operations will likely suffer if we cannot compete with larger and better-capitalized companies.

Risks Related to the Industry

If photovoltaic (PV) technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipate, sufficient sales may not develop, which may have an adverse effect on our business and results of operations.

The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Market data in the PV industry is not as readily available as those in other more established industries where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology proves unsuitable for widespread adoption or if the demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenues to become profitable or sustain profitability. In addition, demand for PV products in targeted markets, including China may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of PV technology and the demand for PV products, including:

•	cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

•	performance and reliability of PV products compared to conventional and other non-solar energy sources and products;

•	availability of government subsidies and incentives to support the development of the PV industry;

•	success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

•

fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by end users of PV products, which tend to decrease when economy slows down; and

•	deregulation of the electric power industry and broader energy industry.

The failure of the market for PV products to develop as we expect it to would have a material adverse effect on our business.

Risks Related to Environmental Impacts

Concerns about the environmental impacts of greenhouse gas emissions and the global climate change may result in environmental taxes, charges, regulatory schemes, assessments or penalties, which could restrict or negatively impact our operations or reduce our profitability.

The impacts of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other governments. Efforts are being made to reduce greenhouse emissions and energy consumption, including those from coal combustion by power plants. We rely on power from these power plants, and the added cost of any environmental regulation, taxes, charges, assessments or penalties levied or imposed on these power plants could be passed on to us, increasing the cost to run our data centers and reducing our profitability. There are a number of state and federal legislative and environmental regulatory initiatives, as well as those internationally, that could restrict or negatively impact our operations or increase our energy costs. Additionally, environmental regulation, taxes, charges, assessments or penalties could be levied or imposed directly on us. Any enactment of laws or passage of regulations regarding greenhouse gas emissions by the United States, or any domestic or foreign jurisdiction we perform business in, could adversely effect our operations and financial results.

Risks Related to the Rights Offering

This rights offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The offering price, the number of shares we propose to issue, and the number of shares actually issued if we complete the rights offering, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering.

The future price of the shares of common stock may be less than the $0.08 subscription price per share in the rights offering.

If you exercise your subscription rights to purchase shares of common stock in the rights offering, you may not be able to sell them later at or above the $0.08 purchase price in the rights offering. The actual market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other solar or alternative energy stocks, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as downturns in our economy and recessions.

If you exercise your subscription rights, you commit to purchasing the shares of common stock at the designated subscription price and may not revoke your subscription rights even if the public trading market price of such shares decreases below the subscription price.

Your exercise of subscription rights to purchase shares of our common stock is irrevocable. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Exercising subscription rights may commit you to buying shares of common stock at a price above the prevailing market price. Shares of our common stock are currently quoted for trading on the Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB,” and the last reported sales price of our common stock on the Over-the-Counter Bulletin Board on [—], 2010 was $0.[—] per share. Following the exercise of your subscription rights, you may not be able to sell your common stock at a price equal to or greater than the subscription price.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

In determining the subscription price, the Board considered a number of factors, including, without limitation: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the amount of proceeds desired, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The Board determined that the subscription price should be equal to $0.08 per share. We did not receive a fairness opinion from a financial advisor in determining the subscription price and the $0.08 per share price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. After the date of this prospectus, our shares of common stock may trade at prices below or above the subscription price.

If you do not exercise your subscription rights, your percentage ownership in Entech Solar may be diluted.

Assuming we sell the full amount of common stock issuable in connection with the rights offering, we will issue a total of 37,500,000 additional shares of our common stock. If you choose not to exercise your subscription rights prior to the expiration of the rights offering, your relative ownership interest in our common stock may be diluted. Stockholders who do not fully exercise their subscription rights should expect that they may, at the completion of this offering, own a smaller proportional interest in our Company than would otherwise be the case had they fully exercised their subscription rights.

We may terminate the rights offering at any time without further obligation to you.

We may terminate the rights offering at our discretion prior to the expiration of the rights offering. If we terminate the rights offering, neither we nor the Subscription Agent will have any obligation to you with respect to the rights except to return any payment received by the Subscription Agent, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive a return of your funds because the Subscription Agent will return payments to the record holder of your shares. If our board of directors terminates the rights offering, we will promptly issue a press release notifying stockholders of the termination.

If you do not act promptly and follow the subscription instructions prior to expiration of the rights offering, we will reject your exercise of subscription rights.

If you desire to purchase shares in the rights offering, you must act promptly to ensure that the Subscription Agent actually receives all required forms and that all payments clear before the expiration of the rights offering at

5:00 p.m., New York City time, on [—], 2010 (45 days after commencement of the offer). If you are a beneficial owner of shares, you must act promptly to ensure that your custodian bank, broker, dealer, or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the Subscription Agent receives all required forms and payments before the expiration of the rights offering. We are also not responsible if you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your subscription rights prior to the expiration of the rights offering. Neither we nor the Subscription Agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The receipt of subscription rights may be treated as a taxable distribution to you.

The distribution of the subscription rights in this rights offering will be a non-taxable distribution under Section 305(a) of the Code. This position is not binding on the IRS or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Please see the discussion entitled “Material U.S. Federal Income Tax Consequences” on page 76 of this prospectus for additional information. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

No prior market exists for the subscription rights.

Although an application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. In addition, we can not guarantee that the application for quotation of the rights will be accepted. Unless indicated otherwise, the subscription rights are transferable until 5:00 p.m., New York City time, on [—], 2010, the last business day prior to the scheduled [—], 2010 expiration date of this rights offering, at which time they will be no longer transferable. We are not responsible if you elect to sell your subscription rights and no public or private market exists to facilitate the purchase of subscription rights. In such event, the subscription rights will expire and will no longer be exercisable or transferable.

You will not be able to sell the shares you buy in the rights offering until your account is credited with the shares of common stock.

Until your account is credited with the shares you buy in the rights offering, you may not be able to sell your shares even though we expect that the common stock issued in the rights offering will continue to be listed for trading on the Over-the-Counter Bulletin Board. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

There is no obligation for our directors or executive officers to subscribe for any shares in this rights offering.

None of our directors and none of our executive officers have an obligation to subscribe for any shares of common stock in this rights offering. In fact, The Quercus Trust will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering, or pursuant to its oversubscription privilege, nor will it purchase transferable rights from others.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently anticipate that we will use the net proceeds of the rights offering for general corporate purposes, and our management, subject to regulatory directives, may allocate the proceeds among such purposes as it deems appropriate. See “Use of Proceeds” on page 29 of this prospectus. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

In connection with our financing needs, we are currently evaluating the issuance of additional shares of common or preferred stock.

The Board believes that the Company has sufficient cash-on-hand to continue operations until [—], 2010. If the Company elects to issue additional stock, then your relative ownership interest in our common stock will be diluted whether or not you elect to exercise your subscription rights, though your relative interests will be more diluted if you do not participate in the rights offering and the Company proceeds to issue additional capital stock.

We have discussed and continue to discuss with The Quercus Trust, our principal stockholder and beneficial holder of 229,888,089 shares of common stock (fully diluted) as of July 22, 2010, and representing approximately 54.19% of our voting securities assuming full conversion or exercise of all convertible securities, the possibility of The Quercus Trust providing additional funds to the Company or purchasing additional shares of our stock. There is no guarantee that those discussions will result in The Quercus Trust providing additional funds to the Company.

Our common stock is subject to the “penny stock” rules.

Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended, defines a “penny stock” as any equity security that is not listed on a national securities exchange and has a bid price of less than $5 per share. Our common stock is a “penny stock” and, accordingly, we are subject to the penny stock rules. Our market price has been highly volatile and there is no assurance that the penny stock rules will not continue to apply to our shares for an indefinite period of time. Before effecting a transaction that is subject to the penny stock rules, a broker-dealer must make a decision respecting the suitability of the purchaser, deliver certain disclosure materials to the purchaser and receive the purchaser’s written approval of the transaction. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from purchasing penny stocks. Therefore, both the ability of broker-dealers to recommend our common stock and the ability of our stockholders to sell their shares in the secondary market could be adversely affected by the penny stock rules.

USE OF PROCEEDS

The Company believes that it is reasonable to estimate that between 10% and 50% of its record date stockholders and rights’ transferees will exercise their basic subscription rights in connection with this rights offering. There is no specific basis for this estimate. Consequently, the Company estimates that between 3,750,000 and 18,750,000 shares will be purchased and the Company will receive gross proceeds between $300,000 and $1,500,000, less associated fees and expenses of approximately $375,000 (which could result in the Company not receiving enough proceeds to cover the fees and expenses associated with the offering). If, however, all of the rights in the rights offering are subscribed for, we estimate that the net proceeds to us from the sale of our common stock offered in the rights offering after deducting estimated offering expenses, will be approximately $2,625,000. We currently intend to use all of whatever net proceeds we receive from the rights offering for working capital and for other general corporate purposes. However, our management will retain broad discretion in deciding how to allocate the net proceeds of this offering and it is possible that the Company will use all or a portion of the proceeds of this offering for future acquisition opportunities, though no acquisition opportunities have currently been identified. Until we designate the use of net proceeds, we will invest them temporarily in liquid short-term securities. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

DESCRIPTION OF OUR SECURITIES AND CAPITALIZATION

Capital Stock

Our Certificate of Incorporation authorizes the issuance of up to 610,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of [—], 2010, we had [—] shares of common stock and 5,504,348 shares of preferred stock issued and outstanding. Our issued and outstanding preferred stock as of [—], 2010 consists of 611,111 shares of Series B 7% convertible preferred stock, 4,892,857 shares of Series D convertible preferred stock (exclusive of 505,044 Series D convertible preferred stock warrants), 150 shares of Series G preferred stock, and 230 shares of Series H preferred stock and 100 shares of Series I preferred stock.

Within the limits established by our Certificate of Incorporation, our Board of Directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the Board of Directors believes is in the best interests of our Company. Our common stockholders have no pre-emptive rights and any decision to issue additional shares of common stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our Board of Directors also has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our Board of Directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting, redemption or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our Company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or to make removal of management more difficult.

The following summary of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated Certificate of Incorporation and our by-laws, each of which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire Board of Directors. The holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of [—], 2010, the Company had 611,111 shares of Series B 7% convertible preferred stock, 4,892,857 shares of Series D convertible preferred stock, 505,044 warrants to purchase shares of Series D convertible preferred stock, 150 shares of Series G preferred stock, and 230 shares of Series H preferred stock and 100 shares of Series I preferred stock outstanding.

Series B Convertible Preferred Stock

In 2000, the Company issued 611,111 shares of Series B 7% three-year convertible preferred stock at $0.90 per share. The Series B preferred stock proceeds were intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., our Philippine subsidiary. The conversion privileges, which expired September 2003, were convertible either into 10% of WorldWater (Phils) Inc. or into 611,111 shares of our common stock.

It is our position that the holder of these Series B preferred shares failed to convert to shares of our common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is our position that the obligations for the payment of dividends on such shares also terminated on that date. We are engaged in negotiations with the holder of the Series B preferred shares to resolve the disputed terms of conversion. As of [—], 2010 we had 611,111 shares of our Series B preferred stock issued and outstanding.

Series D Convertible Preferred Stock

On November 29, 2006, EMCORE Corp. invested $13.5 million in the Company and received (i) 4,892,857 shares of Series D convertible preferred stock and (ii) warrants to purchase up to 505,044 shares of Series D convertible preferred stock.

The Series D convertible preferred stock has the designations, preferences and rights set forth in the Series D Certificate of Designation filed with the Secretary of State for the State of Delaware on November 29, 2006. Pursuant to the Series D Certificate of Designation, holders of Series D convertible preferred stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D convertible preferred stock at any time and from time to time into such number of fully paid and non-assessable shares of our common stock, initially equal to such number of shares of Series D convertible preferred stock multiplied by 10, subject to certain adjustments as more fully set forth in the Series D Certificate of Designation, including weighted average anti-dilution rights, (ii) the right to vote together with the holders of common stock as a single class on all matters submitted for a vote of holders of common stock, (iii) for so long as the beneficial ownership by the holders of Series D convertible preferred stock (on a fully-diluted basis) does not fall below 10% of the then outstanding shares of common stock, the exclusive right to elect two members of our Board of Directors, (iv) for so long as the beneficial ownership by the holders of Series D convertible preferred stock (on a fully-diluted basis) is between 5% and 10% of the then outstanding shares of common stock, the exclusive right to elect one member of our Board of Directors, (v) certain liquidation preferences as detailed in the Series D Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D convertible preferred stock into shares of common stock as of the date immediately prior to the record date for such dividend. The liquidity event is any change in control whereby the new person or entity has 50% or more beneficial ownership in the existing company. Since the potential change in ownership is outside our control, the existing preferred stockholders would have the right to demand cash payment equal to the liquidation value of the preferred stock plus accrued dividends.

EMCORE sold the 4,892,857 shares of Series D convertible preferred stock and the warrants to purchase an additional 505,044 shares of Series D convertible preferred stock to The Quercus Trust. Pursuant to EMCORE’s January 20, 2009 filing with the Securities and Exchange Commission, this sale completed the divestiture of all of EMCORE’s equity interest in the Company. As of [—], 2010, we had 4,892,857 shares of our Series D preferred stock issued and outstanding.

Series G Preferred Stock

On February 16, 2010, we filed a certificate of designations for the Series G preferred stock (the “Series G Certificate of Designations”). Pursuant to the Series G Certificate of Designations, the Series G preferred stock shall, with respect to dividend rights, rights upon liquidation, winding-up or dissolution, rank: (i) senior our common stock, and any other class or series of our preferred stock other than our Series D preferred stock; and (ii) junior to all our existing and future indebtedness. In addition, the Series G preferred stock (i) shall accrue dividends at a rate of 10% per annum, payable in Series G preferred stock, (ii) shall not have voting rights, and (iii) may be redeemed at our option, commencing 4 years from the issuance date at a price per share of $10,000 plus accrued but unpaid dividends (the “Series G Liquidation Value”), or, at a price per share of : (x) 127% of the Series G Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series G Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series G Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date. As of [—], 2010, we had 150 shares of our Series G preferred stock issued and outstanding.

Series H Preferred Stock

On April 30, 2010, we filed a certificate of designations for our Series H preferred stock (the “Series H Certificate of Designations”). Pursuant to the Series H Certificate of Designations, the Series H preferred stock shall, with respect to dividend rights, rights upon liquidation, winding-up or dissolution, rank: (i) senior to our common stock, and any other class or series of preferred stock other than our Series D preferred stock and Series G preferred stock; and (ii) junior to all existing and future indebtedness. In addition, the Series H preferred stock: (i) shall accrue dividends at a rate of 10% per annum, payable in Series H preferred stock; (ii) shall not have voting rights; and (iii) may be redeemed at our option, commencing 4 years from the issuance date at a price per share of $10,000 plus accrued but unpaid dividends (the “Series H Liquidation Value”), or, at a price per share of: (x) 127% of the Series H Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date; (y) 118% of the Series H Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date; and (z) 109% of the Series H Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date. As of [—], we had 230 shares of our Series H preferred stock issued and outstanding.

Series I Preferred Stock

On June 4, 2010, we filed a certificate of designations for our Series I preferred stock (the “Series I Certificate of Designations”). Pursuant to the Series I Certificate of Designations, in the event dividends are paid, distributions in liquidation are made, or any other kind of distribution is made on our common stock, whether in cash or property, we must make an identical payment or distribution on all outstanding shares of Series I preferred stock, as if each share of Series I preferred stock constituted one share of common stock, or such other number of shares of common stock into which such Series I preferred stock would then be converted if the conversion occurred on such date. Pursuant to the Series I Certificate of Designations, (i) for so long as the beneficial ownership of the holders of a majority of the Series I preferred stock does not fall below 10% of the then outstanding shares of common stock (on a fully-diluted basis), the holders of a majority of the Series I preferred stock shall have the exclusive right to elect two directors to our Board of Directors, and (ii) for so long as the beneficial ownership of the holders of a majority of the Series I preferred stock is between 5% and 10% of the then outstanding shares of common stock (on a fully-diluted basis), the holders of a majority of the Series I preferred stock shall have the exclusive right to elect one director to our Board of Directors. If at any time the beneficial ownership of the holders of a majority of the Series I preferred stock falls below 5% of the then outstanding shares of common stock (on a fully diluted basis), the Series I preferred stock shall automatically be converted into common stock. The Series I preferred stock has no other voting rights. As of [—], 2010, we had 100 shares of our Series I preferred stock issued and outstanding.

Rights Offering Waivers

The Quercus Trust has executed certain waivers pursuant to which The Quercus Trust agreed not to participate in the rights offering as a result of The Quercus Trust’s ownership of shares of our preferred stock or common stock.

Capitalization

The following table shows our historical consolidated capitalization at March 31, 2010, and our pro forma consolidated capitalization after giving effect to the sale of 37,500,000 shares of our common stock at $0.08 per share and to the receipt of the maximum of $2,625,000 of net proceeds, after deducting approximate offering expenses in the amount of $375,000. This table should be read in conjunction with our consolidated financial statements and the notes in this registration statement.

	As of March 31, 2010 (in thousands)
	Actual (unaudited)	As Adjusted (unaudited)
Convertible redeemable preferred stock
Series D convertible redeemable preferred stock	$11,180	$11,180

Stockholders’ Equity
Preferred stock convertible $.01 par value authorized 10,000,000; 5,504,118 issued and outstanding:
Series B 7%- 611,111 shares liquidation preference $550,000	6	6
Series G - 150 shares	—	—
Common stock, $.001 par value; authorized 610,000,000 and 321,488,934 issued at March 31, 2010 and 358,988,934(1) issued at March 31, 2010, as adjusted	321	359 (1)
Additional paid-in capital	180,381	182,968
Treasury stock, 27,868 shares, at cost, as of March 31, 2010	(39)	(39)
Accumulated deficit	(150,634)	(150,634)
Noncontrolling interest	(192)	(192)

Total Stockholders’ Equity	29,843	32,468

Total Capitalization	$41,023	$43,648

(1)	Assumes that all subscription rights are exercised.

THE RIGHTS OFFERING

Subscription Rights

We are distributing to the record holders of our common stock as of [—], 2010 transferable subscription rights to purchase up to 37,500,000 shares of our common stock at $0.08 per share. If all subscription rights are exercised, the Company will receive gross proceeds of $3,000,000. Each record date holder of our common stock will receive one subscription right for each share of our common stock owned by such holder.

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege as described below.

Shares of our common stock are currently quoted for trading on the Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB” and the shares of common stock issued in connection with this rights offering will also be quoted on Over-the-Counter Bulletin Board under the same symbol. The last reported sale price of our common stock on [—], 2010 was $[—] per share.

The subscription rights are transferable until 5:00 p.m. on [—], 2010, the last business day prior to the scheduled expiration date of this rights offering, and an application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB.” If you wish to have the Subscription Agent transfer or sell your subscription rights, however, you must notify the Subscription Agent at least three business days prior to the [—], 2010 expiration date of this rights offering. There is no guarantee that the application for quotation will be accepted.

Basic Subscription Right

With your basic subscription right, you may purchase 0.1166 shares of our common stock per subscription right, subject to delivery of the required documents and payment of the subscription price of $0.08 per share, prior to the expiration of the rights offering on [—], 2010. The number of shares that you may purchase appears on your subscription rights certificate if you hold Entech Solar shares in your name. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be eligible to purchase shares under your over-subscription privilege (as described below).

Fractional shares of our common stock resulting from the exercise of your basic subscription right will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.

If you exercise any portion of your basic subscription right, we will cause the Subscription Agent to credit your account with shares of our common stock you purchased pursuant to such exercise promptly after the rights offering has expired.

Over-Subscription Privilege

If you purchase all of the shares of common stock available to you pursuant to your basic subscription right, you may also choose to exercise your over-subscription privilege and place an order to purchase a portion of any shares of our common stock that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full. Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest, following the expiration of the rights offering. If over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock among subscribers by multiplying the number of shares requested by each stockholder or rights transferee through the exercise of their over-subscription privileges by a fraction which equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription right. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you, assuming that no stockholder other than you will purchase any shares of our common stock pursuant to their basic subscription right. We do know for certain that The Quercus Trust will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering, or pursuant to its oversubscription privilege, nor will it purchase transferable rights from others. Your oversubscription privileges will extend to The Quercus Trust’s pro rata portion of the rights offering.

Brokers, dealers, custodian banks, trust companies and other nominee holders of subscription rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of subscription rights exercised pursuant to the basic subscription right and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner. We will not offer or sell in connection with this offering any shares that are not subscribed for pursuant to the basic subscription right or the over-subscription privilege.

To the extent the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with your exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you promptly by the Subscription Agent, without interest, after expiration of the rights offering.

To the extent that the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

We will cause the Subscription Agent to credit your account with shares of our common stock purchased with the over-subscription privilege promptly after the rights offering has expired.

The Quercus Trust Recent Transactions

David Gelbaum, co-trustee of The Quercus Trust, is our CEO and Chairman and, pursuant to rights available to The Quercus Trust arising from its investments in the Company, The Quercus Trust appointed Mr. Gelbaum and three other directors to the Company’s Board, giving The Quercus Trust majority control of the Board.

On September 10, 2009, The Quercus Trust provided a $2,000,000 loan to the Company for working capital prior to completion of the rights offering. The loan was reviewed and approved in accordance with the Company’s related-party transaction policy.

On December 15, 2009, the Company and The Quercus Trust entered into a Stock Purchase Agreement pursuant to which the Company re-paid the loan and accrued interest in full by issuing The Quercus Trust 25,498,630 shares of Entech Solar common stock. The shares were valued at $0.08 per share. The Stock Purchase

Agreement also provided that The Quercus Trust could purchase up to 16,250,000 shares of the Company’s common stock at a price of $0.08 per share for an aggregate purchase price of $1,300,000. Upon the execution of the Stock Purchase Agreement on December 15, 2009, The Quercus Trust purchased 5,000,000 shares of common stock at an aggregate price of $400,000. The Quercus Trust purchased the remaining shares of our common stock at a price of $.08 per share in various closings in December 2009 and early January 2010. A copy of the Stock Purchase Agreement is appended as Exhibit 10.33 to Amendment No. 4 of this registration statement on Form S-1 filed with the SEC on December 16, 2009. In addition, on January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, The Quercus Trust and the Company entered into additional Stock Purchase Agreements pursuant to which The Quercus Trust purchased 1,437,500, 2,875,000, 7,500,000 and 25,000,000 shares of our common stock at a price of $.08 per share, respectively. On March 19, 2010, The Quercus Trust and the Company entered into a Series G Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 150 shares of our Series G preferred stock at a price of $10,000 per share. In connection with its purchase of Series G preferred stock, The Quercus Trust received a warrant to purchase 11,911,764 shares of our common stock at an exercise price of $0.17 per share. On April 30, 2010 and May 10, 2010, The Quercus Trust and the Company entered into Series H Preferred Stock Purchase Agreements pursuant to which The Quercus Trust purchased 20 shares and 200 shares, respectively, of our Series H preferred stock for purchase prices of $200,000 and $2,000,000, respectively. With the April 30, 2010 purchase, The Quercus Trust received a warrant to purchase 2,076,923 of our common stock at an exercise price of $0.13 per share, and with the May 10, 2010 purchase, The Quercus Trust received a warrant to purchase 22,500,000 shares of our common stock, at an exercise price of $0.12 per share. On June 4, 2010, The Quercus Trust and the Company entered into a Series I Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 100 shares of our Series I preferred stock for a purchase price of $10,000. On June 25, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust agreed to purchase, in the event of the death of David Gelbaum on or before December 31, 2010, 1,000 shares of the Company’s Series H preferred stock, at $10,000 per share, for an aggregate purchase price of $10,000,000. In connection with this purchase the Company would also issue to The Quercus Trust a warrant to purchase $13,500,000 worth of shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the day prior to the issuance of the warrant. In exchange for entering into the Purchase Agreement, the Company issued 10 shares of Series H preferred stock to The Quercus Trust along with a warrant to acquire 843,750 shares of the Company’s common stock at an exercise price of $0.16 per share.

On July 12, 2010, we issued to The Quercus Trust, effective as of June 10, 2010, a 90 day $500,000 note bearing interest at a rate of 10% per annum. The note is not convertible to shares of the Company’s capital stock.

The Quercus Trust is our principal stockholder and beneficially owns 229,888,089 shares of our common stock (fully diluted) as of July 22, 2010, which represents approximately 54.19% of our voting securities assuming full conversion or exercise of all convertible securities. The Quercus Trust will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering, or pursuant to its oversubscription privilege, nor will it purchase transferable rights from others.

Reasons for the Rights Offering

We are engaging in the rights offering to raise equity and improve the Company’s capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the opportunity to limit ownership dilution by participating in the rights offering on a pro-rata basis. Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our Company than would otherwise be the case had they fully exercised their basic subscription right and over-subscription privilege. Our board of directors considered several alternative capital raising methods prior to concluding that the rights offering was an appropriate option under the current circumstances. As indicated above, The Quercus Trust will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering, or pursuant to its oversubscription privilege, nor will it purchase transferable rights from others. Your oversubscription privileges will extend to The Quercus Trust’s pro rata portion of the rights offering. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our capital position; however, our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. Irrespective of the capital the Company raises from the rights offering, we are likely to seek additional financing or engage in additional capital offerings in the near future and any such future capital offerings may result in the dilution of your purchase of our shares of common stock in the rights offering. Please see “Risk Factors” on page 16 of this prospectus for a discussion of some of the risks involved in investing in our common stock. We urge you to make your decision with respect to this rights offering based on your own risk profile, assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

Rule 144

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an affiliate of the Company and for shares subsequently transferred by an affiliate. The resale limitations of Rule 144 promulgated under the Securities Act will apply to transfers of common stock by affiliates and to recipients of common stock transferred from an affiliate. The resale restrictions of Rule 144 also will apply to the transfer of subscription rights by affiliates of the Company and to recipients of rights transferred from affiliates.

Restricted securities may be sold in the public market only if their sales are registered under the Securities Act or are sold pursuant to an exemption from registration under Rule 144 under the Securities Act. Shares held by our affiliates may be sold subject to compliance with Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person who is not one of our “affiliates,” as that term is defined in Rule 144, at any time during the three months preceding a sale, and who has beneficially owned restricted shares of our common stock for at least six months, would be entitled to sell an unlimited number of such shares, provided current public information about us is available. In addition, under Rule 144, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned restricted shares of our common stock to be sold for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

Our affiliates who have beneficially owned shares of our common stock for at least six months are entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding.

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. The Company anticipates, however, that some or all of its executive officers will participate in the rights offering, other than The Quercus Trust, of which David Gelbaum, our CEO and Chairman is co-trustee. The market price for our common stock may decline to a price that is less than the subscription price and, if you purchase shares at the subscription price, you may not be able to sell those shares in the future at the same price or a higher price.

Unexercised Subscription Rights

In the event all or any portion of the subscription rights are not exercised prior to the expiration of the rights offering, any such unexercised rights will terminate automatically and have no value. Thereafter, no additional shares of common stock will be issued by the Company in connection with this rights offering.

Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering

You may only purchase the number of whole shares of common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the maximum amount of over- subscription privilege shares available. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering. We do know for certain, however, that The Quercus Trust will not exercise or transfer its basic right to subscribe for shares of common stock in the rights offering, or pursuant to its oversubscription privilege, nor will it purchase transferable rights from others. Your oversubscription privileges will extend to The Quercus Trust’s pro rata portion of the rights offering.

Anticipated Participation in Rights Offering

The Company believes that it is reasonable to estimate that between 10% and 50% of its record date stockholders and rights’ transferees will exercise their basic subscription rights in connection with this rights offering, although there is no specific basis for this estimate. Consequently, the Company estimates that between 3,750,000 and 18,750,000 shares will be purchased and the Company will receive gross proceeds between $300,000 and $1,500,000, less associated fees and expenses of approximately $375,000, (which could result in the Company not receiving enough proceeds to cover the fees and expenses associated with the offering).

Method of Exercising Subscription Rights

You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold an Entech Solar stock certificate, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed Subscription Rights Certificate. You may exercise your subscription rights by properly completing and executing the enclosed Form of Exercise, Sale or Transfer of Subscription Rights and forwarding it, together with your full payment, to the Subscription Agent at the address set forth on the Form of Exercise, Sale or Transfer of Subscription Rights, to be received prior to 5:00 p.m., New York City time, on [—], 2010, unless delivery of your election to exercise is effected pursuant to the Guaranteed Delivery Procedures described below.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a Subscription Rights Certificate. Instead, one subscription right will be issued to your nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering or to sell or transfer the rights.

Subscription Irrevocable

The exercise of subscription rights in accordance with this prospectus is irrevocable and may not be canceled or modified.

Payment Method

Payments submitted to the Subscription Agent must be made in full United States currency by:

•	uncertified check drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar, Inc. )”;

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar, Inc.)”; or

•	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar, Inc.).”

Unless the Subscription Agent timely receives a Notice of Guaranteed Delivery before 5:00 p.m. New York City time, on [—], 2010, we will not honor payment received after the expiration date of the rights offering. In such event, the Subscription Agent will return your payment to you promptly, without interest or deduction.

Personal checks which do not clear prior to the expiration date will not be considered payment for subscription rights. The Subscription Agent will be deemed to receive payment upon:

•	receipt by Computershare of any certified check or bank draft, drawn upon a United States bank;

•	clearance of any uncertified check deposited by Computershare;

•	receipt by Computershare of any postal, telegraphic or express money order; or

•	receipt of collected funds in a Computershare account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check or a money order to ensure that Computershare receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by Computershare until the check has cleared.

The method of delivery of payment of the subscription amount to the Subscription Agent, Computershare Trust Company, N.A., will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver subscription materials or funds to us.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not clearly specified in the applicable form, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest, following the expiration of the rights offering.

Expiration Date of Rights Offering

If you do not exercise your subscription rights prior to 5:00 p.m., New York City time, on [—], 2010, 45 days after commencement of the offering, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the Subscription Agent receives your Form of Exercise, Sale or Transfer of Subscription Rights or your subscription payment after that time.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. The nominee may establish a deadline that may be before the [—], 2010 expiration date that we have established for the rights offering.

The Company may elect to cancel the rights offering at any time prior to the expiration date.

Determination of Subscription Price

In determining the subscription price, the Board of Directors considered a number of factors, including, without limitation: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the amount of proceeds desired, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The Board determined that the per share subscription price should be equal to $0.08. We did not receive a fairness opinion from a financial advisor in determining the subscription price and the $0.08 per share price is not necessarily related to or relative to our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

The market price of our shares of common stock may decline during or after the rights offering period and you may not be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Termination and Amendment

We reserve the right to terminate the rights offering at any time prior to the offering’s expiration date for any reason. We also may amend the terms of the rights offering at any time before completion of the rights offering if our Board of Directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction.

Subscription Agent

The Subscription Agent for this offering is Computershare Trust Company, N.A. The addresses to which subscription materials, payments and, if applicable, Notices of Guaranteed Delivery should be mailed or delivered are provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to Entech Solar.

By First Class Mail Only:	By Overnight Delivery:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Entech Solar Rights Offering	Attn: Entech Solar Rights Offering
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

If you deliver subscription documents, payment or a notice of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights. Do not send subscription forms or funds to us.

Fees and Expenses

We will pay the fees and expenses of the Subscription Agent, Computershare Trust Company, N.A. and the Information Agent, Georgeson Inc. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

No Fractional Shares

All shares will be sold at a purchase price of $0.08 per share. We will not issue fractional shares. Fractional shares of our common stock resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest.

Notice to Nominees

If you are a custodian bank, broker, dealer or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising, selling or transferring their subscription rights. You should obtain instructions from the beneficial owners of our common stock.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise or transfer your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the [—], 2010 expiration date.

Transferability of Subscription Rights

The subscription rights granted to you are transferable and, therefore, you may sell, transfer or assign your subscription rights as provided for in the rights certificate. An application has been filed for quotation of the subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” on or about [— ], 2010, until 5:00 p.m., New York City time, on [—], 2010, the last business day prior to the scheduled expiration date of this rights offering. There is no guarantee that the application for quotation of the rights will be accepted. As a result, you may transfer or sell all or a portion of your subscription rights if you do not want to purchase shares of our common stock. However, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your basic subscription rights and over-subscription privileges, including, without limitation, time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent shall be under any duty to notify you or your representative of defects in the exercise, sale or transfer of your subscription rights. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed Form of Exercise, Sale or Transfer of Subscription Rights (if a registered holder) and any other required documents and the full subscription payment have been timely received by the Subscription Agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver your Form of Exercise, Sale or Transfer of Subscription Rights or other required subscription documents to the subscription agent on or before the expiration time of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•

deliver to the Subscription Agent on or prior to the expiration time of the rights offering your subscription price payment in full for each share you subscribed for under your basic subscription right and over-subscription privilege in the manner set forth under “The Rights Offering—Payment Method”;

•	deliver to the Subscription Agent at or prior to the expiration time of the rights offering the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided; and

•

deliver the properly completed Form of Exercise, Sale or Transfer of Subscription Rights or other required subscription documents and the related holder certification, if applicable, to the Subscription Agent within three business days following the date of your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the Subscription Agent.

In your Notice of Guaranteed Delivery, you must state:

•	your name and address;

•	the number of subscription rights represented by your subscription rights certificate and the number of shares of our common stock for which you are subscribing; and

•

the institution’s guarantee that you will deliver to the Subscription Agent your Form of Exercise, Sale or Transfer of Subscription Rights or other required subscription documents evidencing the subscription rights you are exercising within three business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery but, in any event, no later than three business days following expiration of the rights offering period.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner and to same address set forth above under “Subscription Agent.”

You are encouraged to contact the Information Agent, Georgeson Inc., by telephone, at 800-676-0098 (call toll-free) if you need additional copies of the form of Notice of Guaranteed Delivery or if you have any questions concerning this rights offering.

Escrow Arrangements; Return of Funds

The Subscription Agent will hold funds received in payment for shares of our common stock in a segregated escrow account pending completion or cancelation of the rights offering. If the rights offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock that you purchase in connection with the rights offering until your account is credited with the shares of our common stock purchased in the rights offering.

No Revocation or Change of Exercise

Once you submit the Form of Exercise, Sale or Transfer of Subscription Rights, provide your Notice of Guaranteed Delivery, or instruct your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock at the subscription price.

Foreign Stockholders

Subscription rights certificates will not be mailed to foreign stockholders. A foreign stockholder is any record holder of common stock on the record date whose address of record is outside the United States, or is an Army Post Office address or Fleet Post Office address. The Company believes that foreign stockholders hold less than 0.05% of the Company’s outstanding common stock. Foreign stockholders will be sent written notice of this rights offering. The Subscription Agent will hold the subscription rights to which those subscription rights certificates relate for these stockholders’ accounts, subject to such stockholders executing and delivering to the Subscription Agent the Form of Exercise, Sale or Transfer of Subscription Rights for the exercise of the subscription rights, and the Subscription Agent following the instructions of such stockholder for the exercise of the subscription rights if such instructions are received by the Subscription Agent at or before 5:00 p.m., New York City time, on [—], 2010, three business days prior to the expiration date. If no instructions are received by the Subscription Agent by that time, the subscription rights will expire worthless.

Material U.S. Federal Income Tax Treatment of Rights Distribution

Please review the section “Material U.S. Federal Income Tax Consequences” on page 76 of this prospectus for a discussion of the potential tax consequences of the rights offering.

Shares of Our Common Stock Outstanding After the Rights Offering

We anticipate that we will have [—] shares of common stock outstanding after consummation of the rights offering if all rights are exercised, [—] shares will be outstanding if 50% of the rights are exercised, [—] shares if 30% are exercised, and [—] shares if 10% are exercised.

DESCRIPTION OF BUSINESS

Overview

We plan to become a leading developer of renewable energy technologies for the commercial, industrial and utility markets. Our designs in concentrating solar modules that directly produce electricity from sunlight as part of our SolarVolt™ product line. In January 2010, we launched our patented, state-of-the-art collimating tubular skylight that we believe provides superior light output and optical efficiency for commercial and green building initiatives.

Our target customers will be both distributors and end-users of energy who are interested in reducing their energy costs, environmental impact, and the variability of their monthly electricity and natural gas cost due to the volatility associated with these energy supplies. We believe we can become a leading energy solutions supplier to industrial, commercial and public sector clients.

We did not have significant revenues from operations during 2009, nor do we expect to have significant revenues in 2010, because our primary focus is on developing and commercializing our next-generation technologies so that we are able to supply electricity through our patented SolarVolt™ products.

On January 28, 2008, we completed the acquisition of ENTECH, Inc. (“ENTECH”), a Keller, Texas company which previously operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories, Department of Energy, Department of Defense and major U.S. utilities and corporations.

In the first quarter of 2009, we transitioned from the flat-plate solar installation business and suspended manufacturing start-up activities associated with our first-generation CPV products. During the twelve months ended December 31, 2009, we recorded a non-cash impairment charge totaling $7.0 million for manufacturing equipment, inventory and leasehold improvements directly related to our decision to stop manufacturing at our Texas plant for first generation equipment and instead focus our effort on developing our next generation CPV products. During the first quarter of 2010, changing market conditions led us to select our electricity only product SolarVolt™ CPV module as our top priority in our CPV power products business. Compared to our previous generations of terrestrial CPV technology, SolarVolt™ CPV offers substantial benefits in weight, volume, manufacturing scalability, durability, and cost-effectiveness. We plan to begin independent certification testing of SolarVolt™ during the summer of 2010, and we hope to have a certified product ready for commercialization in early 2011 to address the rapidly growing photovoltaic market. We may follow SolarVolt™ with a new and improved version of ThermaVolt™, our electricity and hot water product. Our primary business strategy is to develop new solar energy products and services based upon ENTECH CPV technology. We seek to leverage the combined technologies of our legacy Engineering, Procurement, and Construction (“EPC”) business and the technologies obtained from the acquisition of ENTECH to become a leading supplier of CPV energy solutions. We are developing next generation ENTECH CPV technology to improve our SolarVolt™ product line as part of providing CPV energy solutions primarily to solar integrators. Also, we are focused on becoming a low-cost leader in the solar industry enabling customers to significantly reduce their current costs for electric energy.

We believe that the long term prospects for solar technologies are very good in light of reductions in the cost of solar energy volatile prices for non-renewable energy sources such as oil and natural gas, current and anticipated federal and state legislation regulating carbon emissions and the use of fossil fuels, and government incentives for solar energy (both electric and thermal). We believe that we have the technology, skills and experience necessary to become a market leader in the CPV industry.

Corporate History

We were incorporated in the state of Nevada on April 3, 1985 under the name Golden Beverage Company. In April 1997, we entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984. Following the merger transaction, we operated under the name of WorldWater Corp. and engaged exclusively in the solar/water power industry. In May 2001, we changed our state of incorporation from Nevada to Delaware and in July 2005 we changed our corporate name to WorldWater & Power Corp. Effective August 28, 2007, we changed our name to WorldWater & Solar Technologies Corp. We acquired ENTECH, Inc. on January 28, 2008. On December 4, 2008, we changed our name to Entech Solar, Inc. Our stock is publicly traded on the OTC Bulletin Board under the symbol ENSL.OB.

Products

Our products will incorporate the ENTECH CPV technology. We believe this technology can be used to develop low-cost solar energy products and systems that are highly scalable, in part due to reduced requirements for solar cell materials such as silicon or multi-junction cells. As a result, we believe ENTECH solar modules can generate the same electrical power as non-concentrating solar cells but with much less silicon, a raw material often which is relatively expensive and not always readily available in the market.

We are developing our SolarVolt™ solar system, and have launched our tubular skylight product.

SolarVolt

SolarVolt™ is designed to be a roof- or ground-mounted, electricity producing solar system comprised of our proprietary air-cooled modules and is also designed to be deployed on a dual-axis tracking system. We are engineering SolarVolt™ so that it can readily scale to larger configurations required by many commercial and industrial users. Laboratory tests indicate that the SolarVolt™ system efficiently concentrates the sun’s energy by a factor of about 20X. Because of the concentrating element, we estimate that the SolarVolt™ technology uses about 95% less silicon material than conventional photovoltaic energy systems. Our use of dual-axis tracking system increases electricity production by ensuring that the system faces the sun at an optimal angle throughout the day. Typical system sizes for the SolarVolt™ product are expected to range from 1 megawatt to 10 megawatt.

Tubular Skylight Technology

Our patented tubular skylight technology redirects sunlight from the sky to the work area beneath the skylight in a process known as collimation, which significantly increases the optical transmission of natural light compared to conventional tubular skylights. Entech Solar’s collimating tubular skylight is designed to efficiently deliver pleasant and healthful daylighting for commercial and industrial buildings.

Discontinuation of Flat Plate Technology

After our 2008 acquisition of ENTECH, we transformed our strategy to the development and commercialization of ENTECH’s patented concentrating solar technology. In connection with our review of our strategic direction, we determined, in the first quarter of 2009, to discontinue selling conventional solar cells with flat plate technology and to focus instead on ENTECH’s concentrating solar technology.

Strategy

We currently intend to sell through third parties such as solar integrators and project developers to market our products. We currently plan to outsource manufacturing of our SolarVolt™ system.

Management

David Gelbaum, co-trustee of The Quercus Trust, became Chairman of our Board on January 12, 2009 and Chief Executive Officer on February 5, 2010. Three of the four members on our Board of Directors have been appointed by The Quercus Trust, beneficial owner of approximately 54.19% of our common stock as of July 22, 2010.

Customers by Geographic Location

All of our sales have been to customers located within the United States. We have no current plans to sell our products outside of the United States.

Marketing

We expect to market our products in areas where sunlight has a high degree of direct normal insolation (“DNI”), where weather, pollution or other factors minimally impair sunlight strength. We estimate that SolarVolt™ will perform successfully in locations that receive a minimum of 5 kilowatt-hours per square meter per day (“kWh/m2/day”) of direct sunlight. In the United States, we will focus on prospective customers located in the southwestern states, primarily Texas, California, Arizona, New Mexico, Nevada, Utah and Colorado.

Prospective customers for our SolarVolt™ product include organizations that use significant amounts of electricity such as airports, water districts, municipalities, factories, and utilities.

To reflect our strategic direction in developing and commercializing concentrating photovoltaic solar technologies, we changed our name to Entech Solar, Inc. Our website address is www.entechsolar.com , and our new logo and tagline is “Concentrated Heat and Power.”

Intellectual Property

Patents

The development of our current technology is focused on the use of four of our 10 active U.S. patents, plus three provisional patents pertaining to solar photovoltaic concentrator panel and concentrating linear photovoltaic receiver and method of manufacturing. With a refocusing of the terrestrial product development through the development and commercialization of SolarVolt™, we have applied for provisional patents encompassing additional technology developed to make Entech’s core terrestrial technology more commercially viable.

Trademarks and Copyrights

We seek to trademark key products, philosophies, visions, slogans, and other branding techniques to protect our company branding. We applied for U.S. trademark registration of our new product offerings named “Concentrated Heat and Power,” “SolarVolt” and “ThermaVolt”, to add to our existing trademarks. We intend to employ copyrighting to protect our company information including product literature, marketing material, software, and other written documentation.

Confidential Information and Trade Secrets

We rely significantly on trade secrets, vendor relationships and contracts, employment agreements, contractor agreements, and confidentiality agreements to protect ideas and processes that are non-patentable, or that we prefer to exclude from the public domain. We utilize these tools in order to attempt to slow down or prevent proprietary know-how from reaching our competitors, which we consider imperative in the competitive landscape that exists today in our industry. The ideas and processes we protect in these ways include internal and external manufacturing processes, know-how, development, and supply chain processes. The effect of this additional technology is to extend the remaining life of our core terrestrial technology beyond the expiration of the existing base patent.

Source and Availability of Components

The components in our products include glass, steel, aluminum sheet, acrylic plastic, silicon solar cells and other materials. Most of these materials are made to our proprietary specifications by vendors such as 3M, DuPont, Tyco and others located both in the United States and in Asia. We select vendors carefully and ordinarily review, among other things, a prospective vendor’s technical expertise, quality of workmanship, ability to service, cost competitiveness and financial stability. Our systems incorporate a limited number of components that are procured on a sole-source basis. We work closely with our vendors in these situations and seek to develop secondary sources where possible.

Competition

Our business is highly competitive. There are at least 20 start-up firms and older firms focused on CPV technology in the United States alone. In addition, we compete with other solar energy providers who use crystalline silicon and thin film technologies, as well as with other providers of alternative energy solutions, such as wind-energy and geothermal-energy suppliers, and with conventional power generators.

Within the CPV market, competitors operate in one of two categories—low concentration (LCPV) technologies which are used in our SolarVolt™ product, and high concentration (HCPV) technology. HCPV technology usually harnesses more than 200 times, and sometimes as much as 1,500 times, the sun’s energy. There are many competitors focused on CPV and HCPV technology. We believe that several companies have plans to produce electricity and thermal energy from the same product.

Government Regulations

Compliance with federal, state, and local provisions regarding the production and discharge of materials into the environment is not expected to have a material effect on our capital expenditures, earnings and competitive position.

Government Incentives

The competitiveness of our technology and equipment is very much dependent upon governmental and utility rebates and incentives. If these rebates and incentives were to be materially reduced or eliminated, our business and revenues could be materially and adversely affected.

Technical Personnel

Our success depends on our ability to employ and retain technical personnel with the ability to design, utilize and enhance our products. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in wages paid by competing employers could result in a reduction of our skilled labor force and/or increases in wage rates that we must pay. If either of these events were to occur, our cost structure could increase, our margins decrease and our growth potential could be impaired.

Employees

As of [—], 2010, we employed [—] people on a full-time basis.

Available Information

We make available on our website, www.entechsolar.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such reports and amendments are electronically filed with the SEC.

Research and Development

Research and development expense consists primarily of salary expense for internal personnel, and related personnel costs, as well as prototype costs incurred to improve the design of our product line. Research and development are critical to the our strategic objectives of enhancing our technology to meet the requirements of our targeted customers. We expect to maintain, if not increase, our current level of expenditure for research and development on a going-forward basis.

DESCRIPTION OF PROPERTY

Texas

Our executive office and research and development facility is housed in a 71,000 square foot facility in Fort Worth, Texas. The facility is leased under an operating lease that commenced March 7, 2008, expiring in 2018.

New Jersey

We occupy a 30,000 square foot site located in Ewing, New Jersey that is suitable for our research and development activities, including our build of prototype solar modules. The facility is leased under an operating lease commencing July 1, 2007, expiring June 30, 2015. On March 11, 2010, the Company committed to an exit plan of its New Jersey facility and seeks to sublease this facility and relocate retained personnel to a smaller facility in or near the Ewing, New Jersey area. On June 26, 2010, we entered into an operating lease agreement for a 3,487 square foot site located in Trenton, New Jersey. Our research and development activities have relocated to this facility. The lease commenced on July 8, 2010 and terminates on July 31, 2013. We believe this space is suitable for our needs at this time and the foreseeable future.

LEGAL PROCEEDINGS

We are involved in ordinary, routine litigation from time to time incidental to our business. We are not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would be expected to have a material adverse affect on our business or financial condition.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol “ENSL.OB”. The following table sets forth the quarterly high and low bid prices for the common stock as reported on the OTC Bulletin Board for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	High	Low
FISCAL 2010
First Quarter	$0.19	$0.10
April 1 through July 1, 2010	$0.19	$0.11

FISCAL 2009
First Quarter	$0.47	$0.16
Second Quarter	0.27	0.17
Third Quarter	0.26	0.16
Fourth Quarter	0.19	0.08

FISCAL 2008
First Quarter	$1.95	$0.86
Second Quarter	1.35	0.47
Third Quarter	0.69	0.31
Fourth Quarter	0.45	0.22

Holders of Common Stock

On July 1, 2010 there were approximately 324 holders of record of our common stock. This number does not include beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends

To date, we have not declared or paid any dividends on common stock. Our payment of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future.

Convertible Preferred Stock

As of December 31, 2009, the Company had 611,111 shares of Series B 7% convertible preferred stock and 4,892,857 shares of Series D convertible preferred stock and 505,044 warrants to purchase shares of Series D preferred stock outstanding.

Series B Convertible Preferred Stock

In 2000, the Company issued 611,111 shares of Series B 7% three-year convertible preferred stock at $0.90 per share. The Series B preferred stock proceeds were intended to be used by us for the initial operating requirements of WorldWater (Phils) Inc., our Philippine subsidiary. Until September 2003, the Series B preferred stock was convertible either into 10% of WorldWater (Phils) Inc. or into 611,111 shares of our common stock.

It is our position that the holder of these preferred shares failed to convert to shares of our common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is our position that the obligations for the payment of dividends on such shares also terminated on that date. As of

December 31, 2009, we continue to be engaged in negotiations with the holder of the Series B preferred shares to resolve the disputed terms of conversion.

Series C 6% Convertible Preferred Stock

On January 1, 2009, three former stockholders converted their shares of our Series C 6% convertible preferred stock into common stock of ENTECH and collectively own 1% of ENTECH’s common stock. We own the remaining 99% of ENTECH’s common stock.

Series D Convertible Preferred Stock

The Series D preferred stock has the designations, preferences and rights set forth in the Series D Certificate of Designation filed with the Secretary of State for the State of Delaware on November 29, 2006. Pursuant to the Series D Certificate of Designation, holders of Series D preferred stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D preferred stock at any time and from time to time into such number of fully paid and non-assessable shares of common stock initially equal to such number of shares of Series D preferred stock multiplied by ten, subject to certain adjustments as more fully set forth in the Series D Certificate of Designation including weighted average anti-dilution rights, (ii) the right to vote together with the holders of common stock as a single class on all matters submitted for a vote of holders of common stock, (iii) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of common stock, the exclusive right to elect two members of the Board of Directors of the Company, (iv) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of common stock, the exclusive right to elect one member to our Board of Directors, (v) certain liquidation preferences as detailed in the Series D Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D preferred stock into shares of common stock as of the date immediately prior to the record date for such dividend. The liquidity event is any change in control whereby the new person or entity has 50% or more beneficial ownership in the existing company. Since the potential change in ownership is outside our control, the existing preferred stockholders would have the right to demand cash payment equal to the liquidation value of the preferred stock plus accrued dividends.

During 2008 and 2009, The Quercus Trust acquired from a third party all of the Company’s outstanding Series D preferred stock, a total of 4,892,857 shares. The Quercus Trust also acquired 505,044 warrants to purchase additional shares of Series D preferred stock.

Series C and D Convertible Preferred Stock Classification

The Series C preferred stock was and the Series D preferred stock is classified outside of permanent equity pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 505-10 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The warrants to acquire Series D preferred stock are classified as a current liability under the guidance established in FASB ASC 505-10.

The value of the warrants to purchase Series D preferred stock is calculated by converting them to their common share equivalents, then utilizing the Black-Scholes option pricing model to arrive at a fair value. The amounts allocated to the preferred stock and warrants were equivalent to their relative fair values. The warrants were valued at their redemption amount of $1,393,827.

Liquidation Preference

Upon liquidation, holders of the Series D preferred stock will be entitled to the greater of (1) a per share amount equal to the original purchase price plus any dividends accrued but not paid and (2) the amount that the holder would receive in respect of a share of Series D preferred stock if immediately prior to dissolution and liquidation, all shares of Series D preferred stock were converted into shares of common stock. The liquidation preference of the Series D preferred stock at March 31, 2010 was $13,500,000.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2009 about shares of the Company’s common stock issuable upon exercise of outstanding options, warrants and rights and available for issuance under our existing equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	31,385,334	$0.26	35,392,763	(3)
Equity compensation plans not approved by security holders (2)	—	$—	—

Total	31,385,334	$0.26	35,392,763

(1)	Consists of the Seventh Amended and Restated 1999 Incentive Stock Option Plan. See Footnote 14 of the Company’s audited financial statements included in this registration statement for additional description of the Seventh Amended and Restated 1999 Incentive Stock Option Plan.

(2)	We currently do not have in place any equity incentive plans that have not been previously approved by the Company’s stockholders.

(3)	Options available under the Seventh Amended and Restated 1999 Incentive Stock Option Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis provides information that we believe to be relevant to an assessment and understanding of our results of operations and financial condition for the fiscal years ended December 31, 2009 and December 31, 2008 and our first quarter ended March 31, 2010. The financial statements and notes related thereto for the fiscal years ended December 31, 2009 and December 31, 2008 and for our first quarter ended March 31, 2010 included herein should be read in conjunction with this management’s discussion and analysis.

Management Overview

We plan to become a leading developer of renewable energy technologies for the commercial, industrial and utility markets. Our designs in concentrating solar modules provide electricity as part of our SolarVolt™ product line. In January 2010, we launched our patented, state-of-the-art tubular skylight that we believe provides superior light output and optical efficiency for commercial and green building initiatives.

Our target customers will be both distributors and end-users of energy who are interested in reducing their energy costs, environmental impact, and the variability of their monthly electricity and natural gas cost due to the volatility associated with these energy supplies. We believe we can become a leading energy solutions supplier to industrial, commercial and public sector clients.

We did not have significant revenues from operations during 2009. We did not generate any revenue in the first quarter of 2010, nor do not expect to have significant revenues in 2010.

On January 28, 2008, we completed the acquisition of ENTECH, Inc. (“ENTECH”), a Fort Worth, Texas company which previously operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories, Department of Energy, Department of Defense and major U.S. utilities and corporations.

In the first quarter of 2009, we transitioned from the flat-plate solar installation business and suspended manufacturing start-up activities associated with our first-generation CPV products. During the twelve months ended December 31, 2009, we recorded a non-cash impairment charge totaling $7.0 million for manufacturing equipment, inventory and leasehold improvements directly related to our decision to suspend manufacturing at our Texas plant pending commercial production of our next generation CPV products. During the first quarter of 2010, changing market conditions led us to select our electricity only product SolarVolt™ CPV module as our top priority in our CPV power products business. Compared to our previous generations of terrestrial CPV technology, SolarVolt™ CPV offers substantial benefits in weight, volume, manufacturing scalability, durability, and cost-effectiveness. We plan to begin independent certification testing of SolarVolt™ during the summer of 2010, and we hope to have a certified product ready for commercialization in early 2011 to address the rapidly growing photovoltaic market. We may follow SolarVolt™ with a new and improved version of ThermaVolt™, our electricity and hot water product. Our primary business strategy is to develop new solar energy products and services based upon ENTECH CPV technology. We seek to leverage the combined technologies of our legacy Engineering, Procurement, and Construction (“EPC”) business and the technologies obtained from the acquisition of ENTECH, to become a leading supplier of CPV energy solutions. We are developing next generation ENTECH CPV technology to improve our SolarVolt™ product line as part of providing CPV energy solutions primarily as stand-alone products to solar integrators. Also, we are focused on becoming a low-cost leader in the solar industry enabling customers to significantly reduce their current costs for electric energy.

We believe that the long term prospects for solar technologies are very good in light of reductions in the cost of solar energy volatile prices for non-renewable energy sources such as oil and natural gas, current and anticipated federal and state legislation regulating carbon emissions and the use of fossil fuels, and government incentives for solar energy (both electric and thermal). We believe that we have the technology, skills and experience necessary to become a market leader in the CPV industry.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect more significant judgments and estimates used in the preparation of these consolidated financial statements:

Revenue Recognition

We have historically derived revenue primarily from fixed-price contracts whereby we provided engineering, design, and procurement services, materials and equipment, and construction / installation services. Revenue is also generated through the sale of solar-related equipment and, to a lesser extent, from consulting projects and government-funded grants.

Contract revenues are recorded when there is persuasive evidence that a binding contractual arrangement exists, the price is fixed and determinable, the Company has commenced work on the project, and collectability is reasonably assured.

Contract revenues are recognized using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct cost of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, on a contract-by-contract basis. These loss provisions are established in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known. The Company maintains all risks and rewards associated with billing and collection.

Revenues from equipment sales containing acceptance provisions are recognized upon customer acceptance. Cash payments received in advance of product or service revenue are recorded as customer deposits.

Revenues from consulting projects are recognized as services are rendered. Grant revenues are recognized when received, or if based on entitlement periods, when entitlement occurs.

We are not currently marketing any products or services and do not expect significant revenues until our next generation products are commercialized.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the data we used to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. In recording any additional allowances, a respective charge against income is reflected in the selling, general and administrative expenses, and would reduce the operating results in the period in which the increase is recorded. As of March 31, 2010, we had no allowance for doubtful accounts.

Accounting for Income Taxes

We are required to estimate income taxes in each of the jurisdictions in which we operate as part of our consolidated financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences together with net operating loss carryforwards and tax credits may be recorded as deferred tax assets or liabilities on the balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be recovered from future taxable income. To the extent that we determine that it is more likely than not that deferred tax assets will not be utilized, a valuation allowance is established. Taxable income in future periods significantly different from that projected may cause adjustments to the valuation allowance that could materially increase or decrease future income tax expense.

Share-Based Compensation Costs

We account for our stock option grants under the provisions of FASB ASC 718, Stock Compensation. FASB ASC 718 requires the recognition of the fair value of equity-based compensation in the statement of operations. Beginning in the fourth quarter of fiscal year 2009, the fair value of our stock option awards is estimated using a Black-Scholes option pricing model. The fair value of equity-based awards is amortized over the vesting period of the award using the straight-line method. Prior to the fourth quarter of fiscal year 2009, we estimated the fair value of our stock-based compensation using the binomial option pricing model.

Goodwill and Other Intangible Assets

We follow the provision of FASB ASC 350-20, “Goodwill” and FASB ASC 350-30, “Intangibles Other than Goodwill”, FASB ASC 350-20 requires an annual impairment test for goodwill and other intangible assets with indefinite lives. Under FASB ASC 350-20, the first step of the impairment test requires that we determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and we must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify a potential impairment charge as of the assessment date.

Goodwill was recorded in connection with our acquisition of ENTECH in January 2008. Goodwill consists of the excess of cost over the fair value of net assets acquired in business combinations accounted for as purchases. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the periods over which cash flows will occur, and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. We perform our annual impairment test based on December 31 information each year, unless triggering events occur that would cause us to test for impairment at interim periods. As of December 31, 2009, we identified a goodwill impairment that aggregated $4,641,000.

Other Intangible Assets, which include trademarks and technology, were recorded in connection with our acquisition of ENTECH, in January 2008. The assets, excluding trademarks, are being amortized on a straight line basis over 9 to 13 years. The ENTECH trademark is not being amortized. We perform our annual impairment test based on December 31 information each year, unless triggering events occur that would cause us to test for impairment at interim periods. The evaluation is based on estimates of undiscounted future cash flows over the remaining useful life of the assets. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2009, we identified an intangible impairment that aggregated $863,000.

RESULTS OF OPERATIONS—YEAR ENDED DECEMBER 31, 2009 COMPARED TO YEAR ENDED DECEMBER 31, 2008 (Amounts rounded to the nearest thousand)

Our results of operations for the year ended December 31, 2009 are not comparable with the prior period because during the first quarter of 2009, we decided to transition from the flat-plate solar installation business and suspend manufacturing start-up activities associated with first generation CPV products.

Revenues:

Total revenues for the year ended December 31, 2009 were $2,192,000, as compared to $30,843,000 in 2008, a decrease of $28,651,000 or 93%. For the first twelve months of 2008, Contract Revenue resulted from the following flat-plate solar installation projects: Denver Airport located in Colorado ($13,479,000); Valley Center Municipal Water District located in California ($7,341,000); Ocean City located in New Jersey ($3,657,000); Fresno Airport located in California ($2,421,000); and AES-Solar Energy located in Connecticut ($1,180,000), which accounted for 91% of total 2008 revenues. The decrease is primarily due to our decision to terminate our flat-plate solar installation business. All 2008 and 2009 contract revenues were generated by domestic projects. Revenues from Equipment & Services for the twelve months ended December 31, 2009, were $174,000, and consisted of existing component inventory sold and services for operations and maintenance throughout the year. Revenues from a Related Party for the twelve months ended December 31, 2009, were $597,000 compared to $775,000 in the same period in 2008. The 2009 sale consisted of 10 MobileMaxPure ® units sold to our principal stockholder, The Quercus Trust. Revenues from Former Chairman for the twelve months ended December 31, 2009, were $125,000, and related to a sale of solar panels to our former CEO and Chairman of the Board. There were no revenues of this nature recorded in 2008.

Cost of Revenues:

Cost of contract revenues consists primarily of third party construction and installation expenses, materials and supplies required for construction and component equipment, including solar panels, solar arrays, inverters, variable speed drives and meters. Cost of equipment & services revenue consists primarily of third party services and installation expenses, materials and supplies required for construction and component equipment, including solar panels, solar arrays, inverters, variable speed drives and meters. Cost of Revenues for the sale to our former Chairman for the twelve months ended December 31, 2009 related to the costs of solar panels sold to our former CEO and Chairman of the board. There were no costs of revenues of this nature recorded in 2008. Cost of Revenue from impairment of manufacturing operations relates to impairment on fixed assets due to the suspension of manufacturing of our Gen 1 product. In the first quarter of 2009, we transitioned from the flat-plate solar installation business and suspended manufacturing start-up activities associated with our first generation CPV products, as noted above in “Management Overview.”

Operating Expenses:

Selling, general and administrative expenses (SG&A) for the year ended December 31, 2009, were $15,281,000, compared to $18,222,000 for the year ended December 31, 2008, a decrease of $2,941,000 or 16%. The change in SG&A expenses resulted primarily from the following:

•	In 2009, we reclassified approximately $4,251,000 from SG&A expenses to research and development expenses.

•

Before the reclassifications, 2009 costs increased over 2008 by $1,954,000 primarily due to facility expenses, insurance costs, taxes and other, including an impairment of $349,000 on the New Jersey facility.

•	2009 share-based compensation costs increased $1,015,000 to $2,049,000 compared to 2008.

•	Before the reclassifications, 2009 costs decreased $1,035,000 primarily due to professional fees, travel, supplies, and sales & marketing.

•

Before the reclassifications, 2009 costs decreased by $624,000 primarily due to salaries, wages and benefits based on declining from 60 employees as of December 31, 2008 to 34 employees as of December 31, 2009.

Goodwill and intangibles impairment of $5,504,000 resulted from our annual impairment test. The determination was made as of December 31, 2009 that our balance sheet goodwill impairment aggregated $4,641,000 and our intangible impairment aggregated $863,000.

Research and development expenses (R&D) consisted primarily of 1) salary expense for internal personnel and personnel-related costs, 2) prototype and material costs for product development, and 3) other product development testing costs. R&D expenses incurred during the twelve months ended December 31, 2009 were $5,768,000 compared to $194,000 in the same period of 2008, which reflects a reclassification from certain SG&A to R&D in 2009. This increase results from our goal of enhancing our technologies to meet the requirements of our potential customers. We expect to further increase our level of expenditures for R&D.

Depreciation and amortization expenses for the twelve months ended December 31, 2009, were $2,898,000, compared to $2,818,000 in the prior year period in 2008.

Loss from Operations:

In the year ended December 31, 2009, we incurred a loss from operations of $35,970,000, an increase of $6,265,000 over the $29,705,000 loss during the same period in 2008. Non-cash impairment charges of $6,968,000 and $5,504,000 were recorded due to our announcement to permanently suspend our manufacturing start-up activities in 2009 on our goodwill and intangible assets.

Other income (expense):

Beneficial conversion and warrant amortization was a 2008 non-cash charge incurred as a result of the market price of the Company’s common stock on the date of issuance of convertible notes being higher than the effective conversion price of the convertible notes being issued. At December 31, 2008 the beneficial conversion charges associated with these convertible notes were fully expensed.

Other income (expense) amounted to $153,000 and consisted primarily of income from the sale of obsolete inventory and interest income. In the 2008 comparable period, Other income (expense) was $412,000 and consisted primarily of interest income.

Net Loss:

In the year ended December 31, 2009, we incurred a net loss of $35,817,000, compared to a net loss of $29,343,000 for the same period in 2008, an increase of $6,474,000 due to the changes in operating expenses described above.

Accretion of Preferred Stock Dividends-Series C and Preferred Stock Dividend-Series F:

These dividends are associated with Series C and F preferred stock. The Series C dividends accrued at an interest rate of 6% and at the year ended December 31, 2009, we had recorded an expense of $0, as compared to $23,000 in the same period in 2008. Also, at the year ended December 31, 2008, we recorded a dividend expense for $15,512,000 in regard to the warrant valuation and beneficial conversion charge associated with the Series F preferred stock, each share of which converted into 1,000 shares of our common stock on June 26, 2008 and warrants.

RESULTS OF OPERATIONS—QUARTER ENDED MARCH 31, 2010 COMPARED TO QUARTER ENDED MARCH 31, 2009 (Amounts rounded to the nearest thousand)

Our results of operations for the quarter ended March 31, 2010 are not comparable with the prior period because during the first quarter of 2009, we decided to transition from the flat-plate solar installation business and suspend manufacturing start-up activities associated with first generation CPV products.

Revenues:

Total Revenues for the quarter ended March 31, 2010 amounted to $15,000 compared to $1,963,000 in the same period in 2009. The decline in revenues reflected our decision to transition from the flat-plate solar installation business. Revenues for the quarter ended March 31, 2010 were related to our services for operations and management. Revenues included in the quarter ended March 31, 2009 primarily were generated by one airport contract in California and one municipal contract in New Jersey, a related party sale of 10 MobileMax Pure units to a principal shareholder, and a related party sale to a former chairman for the sale of solar panels amounts totaling $643,000, $274,000, $597,000 and $126,000; respectively. All contract revenue was generated by domestic projects.

Cost of Revenues:

Total Cost of Revenue for the quarter ended March 31, 2010 amounted to $30,000 compared to $8,421,000 in the same period of 2009. The cost of revenues in the prior year period consisted primarily of third party construction and installation expense, materials and supplies required for construction and component equipment, including solar panels, solar array, inverters, variable speed drives and meters. Additionally, cost of revenues included charges for impairment to manufacturing equipment ($4,100,000), an impairment to leasehold improvements at our manufacturing facilities ($346,000) and an inventory write-down ($2,312,000) subsequent to the Company’s announcement that it has indefinitely suspended manufacturing as of March 30, 2009.

Operating Expenses:

Selling, General and Administrative Expenses (SG&A) for the quarter ended March 31, 2010, amounted to $4,258,000, compared to $8,705,000 in the comparable 2009 period, a decrease of $4,447,000. The change in SG&A expenses resulted primarily from the following:

•	Reclassifications of certain SG&A expenses to Research and Development Expenses in 2009.

•	Wages and benefits decreased $2,517,000 compared to the prior year period due to headcount reductions.

•

Bad debt expenses decreased $967,000 due to a customer’s ability to secure financing for an outstanding accounts receivable that had been reserved through the allowance for doubtful accounts during the 2009 first quarter.

•	Remaining decreases in SG&A resulted from reductions in professional fees and other administrative expenses.

Research and Development (R&D) Expenses for the quarter ended March 31, 2010 consisted primarily of 1) salary expense for internal personnel and personnel-related costs as well as external consultants and contractors, 2) prototype and related material costs for product development, and 3) other product development testing costs. R&D expenditures are critical to our strategic objectives of enhancing our technology to meet the requirements of its targeted customers. We expect to increase our current level of expenditures for R&D on a going-forward basis. R&D expenses incurred in the quarter ended March 31, 2010 totaled $1,320,000 compared to $211,000 in the prior year period, which reflect a reclassification of certain SG&A costs to R&D.

Depreciation and Amortization for the quarter ended March 31, 2010, amount to $751,000, compared to $740,000 in the prior year period.

Loss from Operations:

In the quarter ended March 31, 2010, we incurred a loss from operations of $6,344,000, a decrease of $9,770,000 from the $16,114,000 loss during the same period in 2009. The lower loss from operations during the period resulted from our decision to transition from the flat-plate solar installation business resulting in lower revenues and accompanying costs of revenues, impairment charges of $6,758,000 and decreased administrative costs during the start-up operations and development of next-generation products.

Other income (expense):

In the quarter ended March 31, 2010, other income (expense) amounted to $53,000 income primarily due to the sale of obsolete and scrap inventory during the period, compared to $24,000 interest income in the quarter ended March 31, 2009.

Net Loss:

In the quarter ended March 31, 2010, we incurred a net loss of $6,291,000, a decrease of $9,799,000 from the $16,090,000 loss for the comparable period in 2009 due to the explanations above.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

At March 31, 2010

Operating cash flows. At March 31, 2010, our current ratio was 1.0 and working capital was $26,000 compared to December 31, 2009, with a current ratio of 0.63 and working capital deficit of $1.4 million. As of March 31, 2010, we had $3.9 million in cash and cash equivalents, compared to $2.0 million at December 31, 2009. Net cash used in operating activities for the three months ended March 31, 2010 was $2.8 million compared to $3.9 million used in operations in the same period in 2009. Net cash used in operating activities for the three months ended March 31, 2010 was primarily the result of our net loss of $6.3 million, offset by non-cash charges primarily consisting of share-based compensation costs ($1.5 million), and amortization and depreciation expenses ($751,000).

Investing cash flows. During the three months ended March 31, 2010, there was $21,000 provided by investing activities. There were no investing activities in the comparable period of 2009.

Financing cash flows. Net cash provided by financing activities in the three months ended March 31, 2010, totaled $4.7 million compared to $1.0 million in the three months ended December 31, 2009.

At December 31, 2009

Operating cash flows. For the twelve months ended December 31, 2009 and the twelve months ended December 31, 2008, our principal sources of operating cash were based on flat-plate solar installation projects, most of which were completed in 2008. Net cash used in operating activities for twelve months ended December 31, 2009 and 2008 was $13,905,000 and $21,940,000, respectively. For the twelve months ended December 31, 2009, our net loss was $35,817,000 and we recorded the following significant non-cash charges: 1) manufacturing operations impairment ($6,968,000); 2) goodwill and intangibles impairment ($5,504,000); 3) share-based employee compensation costs ($2,049,000); 4) depreciation and amortization expenses ($2,898,000); and 5) provision for inventory ($1,334,000). Working capital changes resulted in a source of cash of $5,513,000 for the twelve months ended December 31, 2009 and $1,906,000 for the twelve months ended December 31, 2008.

Investing cash flows. We sold property and equipment in 2009 that generated minimal cash compared to our 2008 purchase of ENTECH, Inc. and advances on machinery and equipment related to a new facility leased in Texas.

Financing cash flows. For the twelve months ended December 31, 2009 and the twelve months ended December 31, 2008, we financed our operations principally through the issuance of common stock as the result of related party private sales and the exercise of warrants and stock options. On December 15, 2009, December 17, 2009 and December 22, 2009, we entered into Stock Purchase Agreements with The Quercus Trust and raised $1,000,000 from these transactions. On September 10, 2009, The Quercus Trust provided us a $2,000,000 convertible promissory note that accrued interest at 8% until converted to 25,498,630 common shares on December 14, 2009. On February 13, 2008 we raised $29.64 million from The Quercus Trust in a private placement of 16,629 shares of Series F convertible preferred stock at a price of $1,782 per share. In January 2008, The Quercus Trust advanced to us $6.0 million at a rate of 8%. These funds were used primarily to expedite the acquisition of ENTECH on January 28, 2008. The outstanding principal amount of the note and all accrued and unpaid interest was repaid on February 12, 2008 when the funds were converted into 3,371 shares of our Series F convertible preferred stock at a price of $1,782 per share, each share of which converted into 1,000 shares of our common stock on June 26, 2008.

Future Operating Requirements

We have historically financed operations and met capital expenditures requirements primarily through issuance of debentures, sales of capital stock and solar system equipment sales. Management plans to continue to raise funds through the sale of capital stock.

Since December 31, 2009, we have secured additional funding through common stock and preferred stock agreements with The Quercus Trust totaling $6.9 million and have entered into a preferred stock agreement with Socius Capital Group, LLC for up to $5 million in capital over the next two years.

On February 19, 2010, we entered into a preferred stock purchase agreement with Socius Capital Group, LLC (“Socius”). This agreement contemplates that we will sell up to 500 shares of our Series G Preferred Stock, in one or more tranches at a purchase price of $10,000 per share, for an aggregate issue price of up to $5 million. In addition we issued to Socius a warrant to acquire 40,909,091 shares of our common stock. With each tranche, Socius will vest in five-year warrants to purchase shares of our common stock equal to 135% of the tranche amount. The exercise price of the warrants will equal the closing bid price of our common stock on the date we provide notice of a tranche to Socius. Funding under the agreement with Socius is subject to the satisfaction of a number of conditions, including the effectiveness of a registration statement that we filed with the Securities and Exchange Commission relating to Socius’ potential sale of the common stock underlying the warrants. On July 26, 2010, we withdrew our registration statement on Form S-1 as originally filed on April 16, 2010. If we are unable to re-file and go effective on a resale registration statement, we will be unable to require Socius to purchase shares of our Series G preferred stock. Under the terms of the purchase agreement, we issued to Socius 3,000,000 shares of our common stock as payment for a commitment fee of $250,000.

On April 30, 2010, we filed the Series H Certificate of Designations Pursuant to the Series H Certificate of Designations, the Series H preferred stock shall, with respect to dividend rights, rights upon liquidation, winding-up or dissolution, rank: (i) senior our common stock, and any other class or series of our preferred stock other than our Series D preferred stock and Series G preferred stock; and (ii) junior to all our existing and future indebtedness. In addition, the Series H preferred stock (i) shall accrue dividends at a rate of 10% per annum, payable in Series H preferred stock, (ii) shall not have voting rights, and (iii) may be redeemed at our option, commencing 4 years from the issuance date at a price per share of $10,000 plus accrued but unpaid dividends (the “Series H Liquidation Value”), or, at a price per share of : (x) 127% of the Series H Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series H Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series H Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date.

Also on April 30, 2010, we closed the sale of 20 shares of Series H preferred stock for $200,000 in cash to The Quercus Trust. As part of the transaction, The Quercus Trust received a warrant to purchase 2,076,923 shares of the Company’s common stock at an exercise price of $0.13 per share.

On May 10, 2010, we closed the sale of 200 shares of Series H preferred stock for $2,000,000 in cash to The Quercus Trust. As part of the transaction, The Quercus Trust received a warrant to purchase 22,500,000 shares of the Company’s common stock at an exercise price of $0.12 per share.

On July 12, 2010, we issued to The Quercus Trust, effective as of June 10, 2010, a 90 day $500,000 note bearing interest at a rate of 10% per annum. The note is not convertible to shares of the Company’s capital stock.

Presently, with no further financing, we anticipate to run out of funds at the end of 2010. If we are unable to raise additional financing, we could be required to further reduce our spending plans, further reduce our workforce, license to others products or technologies we would otherwise seek to commercialize ourselves and/or sell certain assets. We may even be forced to discontinue operations. There can be no assurance that we can obtain financing, if at all, on terms acceptable to us.

We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should we be unable to continue in existence.

Off-Balance Sheet Arrangements:

As of March 31, 2010, we had no off-balance sheet arrangements.

COMMITMENTS AND GUARANTEES

Our commitments as of December 31, 2009, for the years 2010 through 2014 and thereafter are summarized below:

(In thousands)	2010	2011	2012	2013	2014	Thereafter	Total
Employment obligations	$880	$—	$—	$—	$—	$—	$880
Renewable energy credit guarantee obligations	60	60	60	—	—	—	180
Operating lease payments	773	773	773	816	816	1,906	5,857

Total	$1,713	$833	$833	$816	$816	$1,906	$6,917

As of March 31, 2010, we did not incur any additional obligations that materially change the disclosure of our contractual obligations as shown above.

INCOME TAXES

As of December 31, 2009, we had federal and state net operating loss carryforwards totaling approximately $92,362,700 and $77,329,113, respectively, available to reduce future taxable income and tax liabilities which expire at various dates between 2010 and 2029. In addition, as of December 31, 2009, we had federal research and development tax credit carryforwards of approximately $180,600 available to reduce future taxable income and tax liabilities which expire at various dates between 2010 and 2029. Under provisions of the Internal Revenue Code, substantial changes in our ownership may limit the amount of net operating loss carryforwards and research and development credit carryforwards, which can be used in future years.

ACQUISITION

On January 28, 2008, we completed our acquisition of ENTECH, Inc. (“ENTECH”), a Keller, Texas company which has operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH has received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories,

Department of Energy, Department of Defense and major U.S. utilities and corporations. The purchase price was approximately $52.7 million.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards (“SFAS”) No. 168—The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162 . SFAS No. 168 made the FASB Accounting Standards Codification (“the Codification”) the single source of U.S. GAAP used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the Securities & Exchange Commission (“SEC”) under authority of federal securities laws, which are sources of authoritative accounting guidance for SEC registrants. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The Codification supersedes all existing non-SEC accounting and reporting standards and was effective for the Company beginning July 1, 2009. Following SFAS No. 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right; these updates will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. In the description of Accounting Standards Updates that follows, references in “italics” relate to Codification Topics and Subtopics and their descriptive titles, as appropriate.

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 825, “Financial Instruments,” which amends previous Topic 825 guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements. This pronouncement is effective for periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB ASC issued FASB ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. FASB ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. FASB ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Our bylaws presently provide that our Board of Directors shall consist of such number as may be determined by the Board of Directors. The Board of Directors is currently set at and comprised of four directors. Our directors serve for a term of one year and until the next annual meeting of stockholders and the respective election and qualification of their successors. Pursuant to our bylaws, our officers are selected by the Board of Directors for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of the directors and executive officers.

Our directors and executive officers are as follows:

Name	Age	Position with the Company
David Gelbaum	61	Chief Executive Officer, Chairman of the Board, President and Director
Charles Michel	57	Chief Financial Officer
Sean C. Rooney	43	Chief Operating Officer
Mark J. O’Neill	64	Chief Technology Officer and Director
Peter L. Corsell	32	Director
David Field	48	Director

Information With Respect to Directors and Executive Officers

The following information pertains to the directors, their principal occupations and other public company directorships for at least the last five-years and information regarding their specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director in light of our business and structure. In addition to this information, the Board of Directors also believes that each director has a reputation for integrity, honesty and adherence to high ethical standards. Each director has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and to the Board of Directors.

David Gelbaum is our Chief Executive Officer, President, Chairman of the Board and a director. Mr. Gelbaum was appointed to the Board of Directors on February 20, 2008, became Chairman on January 12, 2009, and became our Chief Executive officer on February 8, 2010. Mr. Gelbaum is the co-trustee of The Quercus Trust which, pursuant to rights given to The Quercus Trust, as the holder of the Series D preferred stock and Series I preferred stock, has nominated three of the four directors currently serving on the Board of Directors. Mr. Gelbaum is one such director. Mr. Gelbaum has been a private investor since 2002. From 1989 until 2002, Mr. Gelbaum performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum serves on the board of directors of Solar Enertech Corp., a manufacturer of photovoltaic solar energy cells and solar applications. Mr. Gelbaum holds a BA in mathematics from the University of California, Irvine. Mr. Gelbaum’s qualifications to serve as a member of the Board of Directors include his significant strategic insight and business experience from his years of investment with a focus on the environmental technology and renewable energy industries and his experience serving on various public company boards in these industries, including the boards of Solar Enertech Corp., ThermoEnergy Corporation, a wastewater treatment and power generation technologies company, Clean Power Technologies, Inc., a developer of hybrid energy technology and Energy Focus, Inc., a provider of efficient energy and lighting solutions.

Mark J. O’Neill is our Chief Technology Officer and was the President and co-founder of Entech, Inc., which merged with the Company in January 2008, since Entech, Inc’s founding in 1983. Mr. O’Neill was appointed to our Board of Directors on March 12, 2009. Prior to co-founding Entech, Inc. in 1983, Mr. O’Neill served in a variety of engineering and management positions with E-Systems, Inc., Northrup, Inc., and Lockheed

Missiles & Space Company. Mr. O’Neill has authored 15 U.S. patents for inventions ranging from Fresnel lens solar concentrators to collimating tubular skylights. He holds a B.S. in Aerospace Engineering from the University of Notre Dame. Mr. O’Neill’s qualifications to serve on the Board of Directors include his 38 years of experience in developing solar energy technology and his business and industry experience successfully leading Entech, Inc. for 25 years prior to its merger with us.

Peter L. Corsell is one of three directors nominated by The Quercus Trust pursuant to the rights of The Quercus Trust described above. Mr. Corsell joined the Board of Directors on February 18, 2009. Mr. Corsell is Chief Executive Officer of GridPoint, Inc., an Arlington, Virginia-based provider of smart grid and utility management software founded by Mr. Corsell in 2003 . Mr. Corsell also serves as Chairman of the World Economic Forum’s Global Agenda Council on Alternative Energies and is a member of Newsweek’s Global Environment and Leadership Advisory Committee. In addition, he serves on the board of managers of Clearpath Immigration, LLC a software-as-services immigration filing provider. Previously, Mr. Corsell served with the U.S. State Department in Cuba and as a political analyst with the Central Intelligence Agency. Mr. Corsell holds a B.S. from the School of Foreign Service at Georgetown University. Mr. Corsell’s qualifications to serve on our Board of Directors include his technical and business management experience as founder and Chief Executive Officer of GridPoint, Inc., and his experience serving on the Smart Grid Advisory Board of XcelEnergy, a publicly held electricity and natural gas energy company, the Environmental Media Association’s Corporate Board and the board of directors of Standard Renewable Energy, a provider of energy solutions for homeowners, businesses, and government entities.

David Field is one of three directors nominated by The Quercus Trust pursuant to the rights of The Quercus Trust described above. Mr. Field became a member of the Board of Directors on August 26, 2009. Since 2006, Mr. Field has been the President and Chief Executive Officer of Applied Solar, LLC, a solar product development company and is also currently the Chief Executive Officer of OneRoof Energy, Inc., a developer and operator of distributed energy generation systems. From 2005 to 2006, prior to joining Applied Solar, Mr. Field was a senior executive at Clark Security Products, an independent security distribution company. Previously, Mr. Field founded and managed several companies in the energy sector, including Sunthetic Energy, Inc.. In 2001, Mr. Field founded and was Chief Executive Officer of Clarus Energy Partners, a leading Distributed Generation developer, owner and operator that was acquired by Hunt Power, an affiliate of Dallas-based Hunt Oil, in 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. In addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as Bechtel, Peter Kiewit, and Poseidon Resources, as well as in corporate finance with Citicorp. Mr. Field serves on the board of directors of Applied Solar LLC, OneRoof Energy, Inc., and Solar Enertech, Inc., a manufacturer of photovoltaic energy cells. In July 2009, Applied Solar, Inc., of which Mr. Field was Chief Executive Officer, underwent a reorganization pursuant to chapter 11 of the Federal bankruptcy laws, during which time its assets were sold to Quercus APSO LLC, the predecessor of Applied Solar LLC. Mr. Field holds a BBA from Western Michigan University and a MBA from the Thunderbird School of International Management. Mr. Field brings to the Board of Directors significant strategic and business insight from his experience founding, managing and developing companies in the energy sector and from his experience serving as a director on the boards of other public companies.

Charles “Chas” Michel has been our Chief Financial Officer since April 24, 2010. Mr. Michel has over 30 years’ experience in finance, accounting and business administration in both private and public companies. He has been a partner at SeatonHill Partners, LLC since October 2009. SeatonHill Partners, LLC provides professional services to companies on a part-time, interim or project capacity basis, and Mr. Michel serves as Chief Financial Officer pursuant to an Executive Services Agreement between us and SeatonHill Partners, LLC. Prior to joining SeatonHill Partners, LLC, Mr. Michel served as Vice President, Chief Accounting Officer and Controller of Trinity Industries, Inc. from December 2001 to April 2009, where he was responsible for all accounting operations and financial reporting. Mr. Michel also served as Chief Financial Officer of Dave & Busters, Inc. from October 1994 to November 2001 and Sfuzzi, Inc. from April 1992 to September 1994 and was responsible for financial reporting and financing of operations and strategic development in both positions. Mr. Michel began his career at KPMG LLP in Dallas, Texas where he was an audit partner from June 1986 to April 1992 prior to joining Sfuzzi, Inc. Mr. Michel holds a BBA from Texas Tech University.

Sean C. Rooney was appointed our Chief Operating Officer on January 29, 2009. Mr. Rooney previously was our Vice President of Engineering, Procurement and Construction Operations, responsible for directing all Engineering, Procurement and Construction Operations for us since he joined us on February 22, 2008. Prior to joining us, from 1997 to 2008, Mr. Rooney worked for Fluor Corporation in construction management positions of increasing responsibility. Mr. Rooney left Fluor as its Global Director of Construction Services. Mr. Rooney earned a B.S. degree in Construction Science from Texas A&M University in 1989.

EXECUTIVE COMPENSATION

As a “Smaller Reporting Company,” we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Chief Executive Officer and the two most highly compensated executive officers, other than the Chief Executive Officer, for fiscal years 2008 and 2009.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Dr. Frank W. Smith	2009	$217,180	$297,040	—	$514,220
Chief Executive Officer and Director (2)(3)	2008	$220,000	—	—	$220,000

Mark J. O’Neill	2009	$209,786	$183,520	$22,572	$415,878
Chief Technology Officer and Director (4)(5)(6)	2008	$179,894	$72,000	—	$251,894

Sean C. Rooney	2009	$188,117	$84,000	$67,214	$339,331
Chief Operating Officer (7)(8)(9)	2008	$156,166	$81,000	$70,687	$307,853

(1)	This column represents the aggregate grant date fair value of options granted during the respective fiscal year in accordance with FASB ASC Topic 718. See Note 14 of our consolidated financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K, for a discussion of the assumptions used in the respective valuations.

(2)	On March 18, 2008, the Board of Directors promoted Dr. Smith to Chief Executive Officer and elected him to the Board of Directors. Dr. Smith resigned as Chief Executive Officer on February 5, 2010 and resigned from the Board of Directors on April 1, 2010.

(3)	Dr. Smith was granted on May 27, 2009 an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.19 per share, the market price of our common stock on the date of grant. This option had vested with respect to 187,500 shares of our common stock as of December 31. 2009. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. This option has a grant date FASB ASC Topic 718 fair value of $0.14 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0. Dr. Smith was granted on November 12, 2009 an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.13 per share, the market price of our common stock on the date of grant. No options had vested with respect to the November 12, 2009 grant as of December 31, 2009. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share.

(4)	Mr. O’Neill joined the company in January 2008 in connection with our acquisition of Entech, Inc. Pursuant to Mr. O’Neill’s employment agreement, Mr. O’Neill is eligible to receive incentive compensation of 0.2% of the annual gross revenues of Entech, Inc, up to a total of $1,000,000. No such incentive compensation was paid to Mr. O’Neill for fiscal year 2008 or 2009.

(5)

Mr. O’Neill was granted on September 4, 2008 an option to purchase 300,000 shares of our common stock at an exercise price of $0.46 per share, the market price of our common stock on the date of grant, in connection with his employment contract. This option vested with respect to 200,000 shares of our common stock as of December 31, 2009. This option has a grant date FASB ASC Topic 718 fair value of $0.24 per share. Mr. O’Neill was granted on May 27, 2009 an option to purchase 1,000,000 shares of our common stock at with an exercise price of $0.19 per share, the market price of our common stock on the date of grant. This option vested with respect to 125,000 shares of our common stock as of December 31, 2009. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. This option has a grant date FASB ASC Topic 718 fair value of $0.14 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0. Mr. O’Neill was granted on November 12, 2009 an option to purchase 500,000 shares of our common stock with an exercise price of $0.13 per share, the market price of our common stock on the date of grant. No options had vested with respect to the November 12, 2009 grant as of December 31, 2009. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share.

(6)	Mr. O’Neill received $22,572 in accrued, but unused vacation time, which was paid to him in cash in 2009.

(7)	Mr. Rooney joined us on February 22, 2008 as Vice President, Engineering, Procurement and Construction. He was promoted to Chief Operating Officer on January 29, 2009.

(8)	Mr. Rooney was granted on September 4, 2008 an option to purchase 300,000 shares of our common stock with an exercise price of $0.46 per share, the market price of our common stock on the date of grant. This option had vested with respect to 147,620 shares of our common stock as of December 31, 2009. This option has a grant date FASB ASC Topic 718 fair value of $0.27 per share. Mr. Rooney was granted on May 27, 2009 an option to purchase 600,000 shares of our common stock an exercise price of $0.19 per share, the market price of the Company’s common stock on the date of grant. This option had vested with respect to 75,000 shares of our common stock as of December 31, 2009. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. This option has a grant date FASB ASC Topic 718 fair value of $0.14 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0.

(9)	The $70,687 represents an $800 automobile allowance for November and December 2008 and $69,887 for relocation expenses during 2008 paid in connection with Mr. Rooney’s employment letter dated November 6, 2008. The $67,214 represents $4,800 for an auto allowance and $62,414 in relocation expenses during 2009 paid in connection with employment letter dated November 6, 2008.

Narrative Disclosure to Summary Compensation Table

On January 25, 2008, we entered into an employment agreement with Mark J. O’Neill, providing for his employment as our President. The agreement has an initial term of 3 years and a perpetual 1-year renewal term. Either party may elect not to renew the agreement, upon written notice, 60 days prior to the expiration of the initial or renewal term. Mr. O’Neill’s agreement provides for an annual base salary of $196,249, subject to annual upward adjustment by the Board of Directors, a variable performance bonus that may be awarded at the discretion of the Board of Directors, and options to purchase 300,000 shares of our common stock. Mr. O’Neill is also entitled to certain additional incentive compensation, calculated as 0.2% of gross revenues (as defined in Mr. O’Neill’s employment agreement). This additional incentive compensation will be paid until the accumulated total of the additional incentive compensation paid to Mr. O’Neill equals $1,000,000. Under his employment agreement Mr. O’Neill is also entitled to participate in our benefits plans for employees and executives, to reimbursement of certain expenses and to paid time-off and holidays consistent with our vacation policies. Under his employment agreement, Mr. O’Neill agreed to non-compete and a non-solicit during the severance period under the employment agreement or for twenty-four months if Mr. O’Neill voluntarily resigns, leaves without good reason or is terminated for cause. For information regarding any benefits paid to him upon his termination or a change in control, please see “Potential Payments upon Termination or Change in Control” on page 69.

On January 30, 2008, we entered into an employment agreement with Sean C. Rooney, providing for his employment as our Executive Vice President of Engineering, Procurement and Construction Operations. Mr. Rooney’s employment agreement was amended and restated in its entirety on November 6, 2008. Mr. Rooney’s amended and restated employment agreement provides that he is an employee at-will. Mr. Rooney’s agreement provides for an annual base salary of $185,000, subject to annual review and adjustment by the Board of

Directors. Following his first year of employment, Mr. Rooney became eligible for an annual bonus, at the discretion of senior management, of up to 20% of his base salary, based upon achievement of individual and Company goals. Mr. Rooney is entitled to participate in our benefits plans for employees and executives, to paid time-off and holidays consistent with our vacation policies and to a car allowance of $400 per month. In addition, Mr. Rooney’s employment agreement provided for reimbursement of up to $65,000 to cover relocation expenses. Under his employment letter, Mr. Rooney agreed to a non-solicit for the twelve months after his termination of employment. For information regarding any benefits paid to him upon his termination or a change in control, please see “Potential Payments upon Termination or Change in Control” on page 69.

On November 12, 2009, the Compensation Committee took an action to amend all option awards granted by us between January 1, 2009 and November 11, 2009 to our employees, directors and named executive officers. The terms of these prior option awards were amended to provide for a new exercise price of $0.15 per share and a reduction in the vesting schedule from four years to three years. Amended option award agreements were executed with each of the option recipients.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth the outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009 for each of our named executive officers. There are no unvested stock awards as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dr. Frank W. Smith (1)	566,666 187,500 0	33,334 1,312,500 1,000,000	(2) (3) (4)	0.39 0.15 0.13	2/11/17 5/26/19 11/11/19

Mark O’Neill	200,000 125,000 0	100,000 875,000 500,000	(5) (3) (4)	0.46 0.15 0.13	9/3/18 5/26/19 11/11/19

Sean C. Rooney	147,620 75,000	152,380 525,000	(5) (3)	0.46 0.15	9/3/18 5/26/19

(1)	Pursuant to a termination letter dated March 18, 2010 between Dr. Smith and the Company, all of Dr. Smith’s options fully vested on April 1, 2010.

(2)	These options, granted on February 12, 2007, have a 10-year term with 16.6% vested on August 2007 and the remainder vesting monthly in 30 equal installments beginning September 2007.

(3)	These options, granted on May 27, 2009, have a 10-year term and an exercise price of $0.19 per share. On November 12, 2009, these grants were modified by the Compensation Committee and the exercise price was changed to $0.15 per share. The incremental fair value, computed as of the modification date in accordance with FASB ASC Topic 718 for these grants was $0. This option vested with respect to 12.5% of the underlying shares on November 1, 2009 and the remainder vest quarterly in 10 equal installments beginning on February 1, 2010.

(4)	These options, granted on November 12, 2009, have a 10-year term with 16.7% vested on May 1, 2010 and the remainder vesting quarterly in 10 equal installments beginning on August 1, 2010.

(5)	These options, granted on September 4, 2008, have a 10-year term. For Mr. O’Neill, 1/3 vested on the date of grant and the remaining options vested in two equal installments on January 1, 2009 and January 1, 2010. For Mr. Rooney, 33,335 options vested on the date of grant and the remaining options vest in equal installments beginning on October 1, 2008 until fully vested on August 1, 2011.

FISCAL YEAR 2009 DIRECTOR COMPENSATION

The following table and accompanying footnotes set forth information concerning the compensation paid to each of our non-employee directors for fiscal year 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David Gelbaum	—	—	—	—
Peter L. Corsell (2)	—	$371,001	—	$371,001
David Field (3)	—	$87,040	—	$87,040
Joseph P. Bartlett (4)	—	—	—	—
David Anthony (5)	—	—	—	—
Jacob J. Worenklein (6)	—	$84,000	—	$84,000
Dr. Hong Hou (7)	—	—	—	—
Reuben F. Richards, Jr. (8)	—	—	—	—
Quentin T. Kelly (9)	—	—	—	—
Walter J. Hesse (10)	—	—	—	—

(1)	This column represents the aggregate grant date fair value of options granted during the respective fiscal year in accordance with FASB ASC Topic 718. See Note 14 of our consolidated financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K, for a discussion of the assumptions used in the respective valuations.

(2)	Mr. Corsell became a member of the Board of Directors on February 19, 2009, as an appointee of The Quercus Trust. Mr. Corsell was granted on February 23, 2009 an option to purchase 3,000,000 shares of our common stock at an exercise price of $0.26 per share, the market price of our common stock on date of grant. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0.02. The aggregate number of option awards outstanding at fiscal year end for Mr. Corsell was 3,000,000.

(3)	Mr. Field became a member of the Board of Directors on August 26, 2009 as an appointee of The Quercus Trust. Mr. Field was granted on November 12, 2009 an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.13 per share, the market price of our common stock on that date. The aggregate number of option awards outstanding at fiscal year end for Mr. Field was 1,000,000.

(4)	Mr. Bartlett became a member of the Board of Directors on January 12, 2009, as an appointee of The Quercus Trust. He resigned from the Board of Directors on March 19, 2009. Mr. Bartlett had no option awards outstanding as of the fiscal year end.

(5)	Mr. Anthony became a member of the Board of Directors on February 20, 2008 as an appointee of The Quercus Trust. He resigned from the Board of Directors on February 23, 2010. Mr. Anthony had no option awards outstanding as of the fiscal year end.

(6)	Mr. Worenklein became a member of the Board of Directors on March 24, 2009, as an appointee of The Quercus Trust. Mr. Worenklein was granted on May 27, 2009 an option to purchase 600,000 shares of our common stock at an exercise price of $0.19 per share, the market price of our common stock on date of grant. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0. The aggregate number of option awards outstanding at fiscal year end for Mr. Worenklein was 600,000. Mr. Worenklein resigned from the Board of Directors on February 8, 2010.

(7)	Dr. Hou became a member of the Board of Directors on January 16, 2007. He resigned from the Board of Directors January 12, 2009. The aggregate number of option awards outstanding at fiscal year end for Dr. Hou was 100,000.

(8)	Mr. Kelly was our former Chief Executive Officer. Mr. Kelly resigned from the Board of Directors January 7, 2009. The aggregate number of option awards outstanding at fiscal year end for Mr. Kelly was 6,790,000.

(9)	Mr. Richards became a member of the Board of Directors on January 16, 2007. Mr. Richards resigned from the Board of Directors on January 12, 2009. The aggregate number of option awards outstanding at fiscal year end for Mr. Richards was 100,000.

(10)	Mr. Hesse became a member of the Board of Directors on February 20, 2008. Mr. Hesse passed away February 25, 2009. The aggregate number of option awards outstanding at fiscal year end for Mr. Hesse was 300,000. These options were cancelled in February 2010.

Narrative Disclosure to Director Compensation Table

Members of the Board of Directors did not receive any compensation for their service in 2009. We did award options to certain members of the Board of Directors as indicated in the footnotes above. Directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are also full-time employees receive no additional compensation or benefits for service on the Board of Directors or its committees.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain named executive officers in connection with a termination of their employment or a change in control of the Company. In addition to the benefits described below, outstanding equity-based awards held by our named executive officers may also be subject to accelerated vesting in connection with a change in control under the terms of our 1999 Incentive Stock Option Plan in the discretion of our Board of Directors.

Frank W. Smith

In connection with his resignation, Dr. Smith entered into a termination letter with us dated as of March 18, 2006, under which Dr. Smith is entitled to receive (i) the portion of his base salary earned and accrued but unpaid as of the date of termination plus a severance payment in an amount equal to six (6) months of his annualized salary, paid semi-monthly and (ii) any earned but unpaid bonus or incentive payments, vacation pay and any deferred compensation. Dr. Smith is also entitled to reimbursement for any and all monies advanced or expenses incurred prior to the date of his termination in connection with the his employment. In addition, all of Dr. Smith’s stock options to acquire shares of our common stock accelerated and became fully vested and exercisable for a period of 10 years upon the effective date of his termination.

Mark J. O’Neill

Mr. O’Neill entered into an employment agreement with the Company on January 25, 2008, which provides for the following benefits.

Severance Benefits. In the event Mr. O’Neill’s employment is terminated by us pursuant to a termination for death, disability, without “cause” or for “good reason” (each as defined in Mr. O’Neill’s employment agreement), Mr. O’Neill will be entitled to receive (i) his salary, paid semi-monthly, for the period remaining under Mr. O’Neill’s three-year employment agreement, (ii) any earned but unpaid bonus payments and any deferred compensation, if any, and (iii) any earned but unused benefits and any vested pension and retirement benefits. If Mr. O’Neill is terminated by “mutual agreement” (as defined in his employment agreement) or upon death, he will be entitled to receive any earned but unused benefits and any vested pension and retirement benefits.

Treatment of Options upon Termination or Change of Control. Pursuant to his employment agreement, Mr. O’Neill was awarded an option to purchase 300,000 shares of our common stock. Pursuant to Mr. O’Neill’s employment agreement, any unvested stock options will vest and become exercisable immediately in the event of his termination or a “change in control” (as defined in Mr. O’Neill’s employment agreement). Under Mr. O’Neill’s option agreements, if Mr. O’Neill becomes permanently and totally disabled or dies while an employee or while providing services to us, his options shall become fully exercisable and may be exercised within one year following the date of disability or death. If Mr. O’Neill retires with our written consent, his options will become fully exercisable and may be exercised within 90 days of such retirement.

Sean C. Rooney

Mr. Rooney entered into an amended and restated employment agreement with us on November 6, 2008, which provides for the following benefits.

Severance Benefits. In the event Mr. Rooney’s employment is terminated during the employment term by us pursuant to a reduction in force or a termination without cause, pursuant to his employment contract, Mr. Rooney will be entitled to receive payment in an amount equal to 8 months of his base annual salary, payable semi-monthly.

Treatment of Options upon Termination or Change of Control. Mr. Rooney’s employment agreement is silent as to treatment of options upon termination and change of control. Under Mr. Rooney’s option agreements, if Mr. Rooney becomes permanently and totally disabled or dies while an employee or while providing services to us, his options shall become fully exercisable and may be exercised within one year following the date of disability or death. If Mr. Rooney should retire with our written consent, his options will become fully exercisable and may be exercised within 90 days of such retirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of our common stock and Series D preferred stock beneficially owned as of July 22, 2010 (or which may vest or become exercisable within 60 days of July 22, 2010), by all persons known to us who own more than 5% of the outstanding number of such shares, by our directors and named executive officers, and by all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

The address of each holder listed below is c/o Entech Solar, Inc., 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Common	The Quercus Trust	229,888,089	(2)	54.19%

Common	Mark J. O’Neill	6,816,008	(3)	2.05%

Common	Peter L. Corsell	1,583,333	(3)	* %

Common	Dr. Frank W. Smith	3,600,000	(3)(4)	1.11%

Common	David Field	416,666	(3)	* %

Common	Sean C. Rooney	1,382,024	(3)	* %

Common	All Directors and Officers as a group	243,686,120	(3)	55.81%

Series D Preferred	The Quercus Trust c/o David Gelbaum	5,397,901	(2)	100%

*	Represents ownership of less than one percent.

(1)	There were 321,708,091 common shares outstanding on July 22, 2010. In addition, there were 4,892,857 shares of Series D preferred stock and one warrant to purchase 505,044 shares of Series D preferred stock convertible into 65,188,971 shares of common stock after giving effect to certain anti-dilution protections provided for in our Series D Certificate of Designation. These protections lower the Series D preferred stock conversion price in the event we issue certain securities at a price below the then current Series D preferred stock conversion price. Regardless of whether a holder of Series D preferred stock converts all or a portion of their Series D preferred stock into shares of common stock, holders of the Series D preferred stock have the right to 12.08 (does not include the Series D warrants) votes for each share of Series D preferred stock held by them on matters brought before our common stockholders.

(2)	Amounts shown reflect the aggregate number of shares of common stock held by The Quercus Trust based on information set forth in a Schedule 13D/A filed with the SEC on July 6, 2010 and as calculated by us to take into account certain anti-dilution provisions. These shares are beneficially owned by David Gelbaum, our Chief Executive Officer, Chairman of the Board, President and Director, as Trustee, and Monica Chavez Gelbaum, as Trustee. 229,888,089 shares of common stock represents a sum of the following:

•	127,366,681 shares of common stock;

•	59,089,693 shares of common stock underlying 4,892,857 shares of Series D preferred stock;

•	6,099,278 shares of common stock underlying Series D preferred stock warrants to purchase up to 505,044 shares of Series D preferred stock; and

•	11,911,764 shares of common stock underlying a warrant to purchase common stock dated March 19, 2010;

•	2,076,923 shares of common stock underlying a warrant to purchase common stock dated April 30, 2010;

•	22,500,000 shares of common stock underlying a warrant to purchase common stock dated May 10, 2010; and

•	843,750 shares of common stock underlying a warrant to purchase common stock dated June 25, 2010.

For purposes of computing the percentage of outstanding shares of common stock held by The Quercus Trust, we have given effect to the Series D preferred stock, Series D preferred stock warrants and warrant to purchase common stock, each as noted above and as if they were fully converted. Consequently, the ownership percentage is based on 424,229,499 common shares deemed outstanding as of July 22, 2010.

(3)	Includes the following number of shares of common stock which a director or executive officer has the right to acquire upon the exercise of stock options that were exercisable as of July 22, 2010, or that will become exercisable within 60 days after that date:

Name:	Number of Shares:
David Gelbaum	0
Mark. J. O’Neill	5,212,499
Peter L. Corsell	1,583,333
Dr. Frank W. Smith	3,600,000
David Field	416,666
Sean C. Rooney	1,382,024
All Directors and Officers as a Group	12,194,522

For purposes of computing the percentage of outstanding shares of common stock held by each person named above, we have given effect to their options, each as noted above, and as if they were fully converted.

For purposes of computing the percentage of outstanding shares of common stock held by all directors and named executive officers as a group, we have given effect to the Series D preferred stock, Series D preferred stock warrants, warrant to purchase common stock and options as if they were fully converted. Consequently, the ownership percentages are based on 436,424,021 common shares deemed outstanding as of July 22, 2010.

(4)	Pursuant to a termination letter dated March 18, 2010 between Dr. Smith and the Company, all of Dr. Smith’s options fully vested on April 1, 2010.

Change in Control of the Company

On April 30, 2010, we entered into a Series H Preferred Stock Purchase Agreement with The Quercus Trust, pursuant to which The Quercus Trust purchased 20 shares of our Series H preferred stock. In addition, as part of the transaction, The Quercus Trust received a warrant to purchase 2,076,923 shares of our common stock. Subsequent to its purchase of Series H preferred stock and additional purchases of our preferred stock, as of July 22, 2010, The Quercus Trust beneficially owned approximately 54.19% of the Company’s voting securities. As a result of its beneficial ownership, should The Quercus Trust choose to convert or exercise all of its preferred stock or warrants into shares of our common stock, The Quercus Trust will be able to exercise control over the Company with respect to those actions requiring the approval of a majority of our stockholders. In addition, The Quercus Trust presently has the right to elect four directors to the Board. Currently, three of the Company’s four directors are serving as a result of the appointment or election to the Board by The Quercus Trust.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions with The Quercus Trust and David Gelbaum

Transactions between us and The Quercus Trust, the beneficial owner of approximately 54.19% of our voting securities, or between us and David Gelbaum, trustee of The Quercus Trust and our Chairman, President and Chief Executive Officer, are considered related party transactions. The following summarizes such transactions for fiscal years 2008, 2009, and up through July 22, 2010:

In the fourth quarter of 2007, we recorded a sale to The Quercus Trust of twelve Mobil MaxPure™ units, recognizing revenue of $900,000. We also recorded a related party deposit of $775,000, from The Quercus Trust, on the balance sheet at December 31, 2007, in relation to 10 additional units, which were to be shipped in 2008.

On September 28, 2007, we raised $13,365,000 through a Stock and Warrant Purchase Agreement with the Quercus Trust, whereby the Quercus Trust purchased 7.5 million shares of our common stock at a price of $1.782 per share. The agreement also provides for the issuance of warrants to The Quercus Trust for the purchase of 9.0 million additional shares of our common stock at an exercise price of $1.815, subject to certain adjustments.

On January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which we issued 19,700 shares of Series E preferred stock in exchange for 19,700,000 shares of common stock held by The Quercus Trust. Each share of the Series E preferred stock automatically converted into 1,000 shares of common stock (a total of 19,700,000 common shares) upon the June 26, 2008 approval by stockholders to increase our authorized common stock to 450,000,000 shares.

Also on January 25, 2008, we borrowed $6 million from The Quercus Trust as evidenced by a Promissory Note, dated as of that date. The note accrued interest at a rate of 8% per annum. The outstanding principal amount of the note and all accrued and unpaid interest were paid on July 28, 2008 through the issuance of 3,371 shares of Series F preferred stock at a price of $1,782 per share. These shares automatically converted into 3,371,000 shares of common stock upon the approval of our stockholders to increase our authorized shares of common stock on June 26, 2008.

On February 12, 2008, we entered into a Stock and Warrant Purchase Agreement with The Quercus Trust pursuant to which we issued 16,629 shares of Series F preferred stock at a price of $1,782 per share, and warrants to purchase 29,000,000 shares of common stock, at an exercise price of $1.815 per share. Each share of the Series F preferred stock automatically converted into 1,000 shares of common stock upon the approval of our common stockholders to increase the number of authorized shares of common stock to 450,000,000 on June 26, 2008.

In June 2008, we received advanced payment from The Quercus Trust, in the amount of $1,023,000 for a future order of ten Mobile Max units. The order has not yet been filled and shipped.

On February 13, 2009, The Quercus Trust agreed to cancel warrants to purchase 38,000,000 shares of common stock in accordance with the terms of a Warrant Cancellation Agreement. The Quercus Trust agreed to cancel these warrants in consideration for, among other things, our agreement to seek stockholder approval to increase the number of shares available under our 1999 Incentive Stock Option Plan from 50,000,000 to 80,000,000 shares. The warrants were cancelled upon approval by our stockholders of the increase in the number of shares available under our 1999 Incentive Stock Option Plan at the 2009 annual stockholders meeting.

On September 10, 2009, we borrowed $2,000,000 from The Quercus Trust pursuant to a convertible promissory note that accrued interest at 8% until converted to 25,498,630 shares of common stock on December 14, 2009.

On December 15, 2009, December 17, 2009 and December 22, 2009, we entered into Stock Purchase Agreements with The Quercus Trust pursuant to which we issued to The Quercus Trust an aggregate of 12,500,000 shares of common stock at $0.08 per share for a total of $1,000,000.

On January 1, 2010, January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, we entered into Stock Purchase Agreements with The Quercus Trust pursuant to which we issued to The Quercus Trust an aggregate of 40,562,500 shares of common stock at $0.08 per share for a total of $3,245,000.

On February 8, 2010, David Gelbaum, trustee of The Quercus Trust and our Chairman became our Chief Executive Officer.

On March 19, 2010, we sold 150 shares of Series G preferred stock for $1.5 million in cash to The Quercus Trust. As part of the transaction, we also issued to The Quercus Trust a warrant to purchase 11,911,764 shares of common stock with an exercise price of $0.17 per share.

On April 30, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 20 shares of our Series H preferred stock for purchase prices of $200,000. With this purchase, The Quercus Trust received a warrant to purchase 2,076,923 of our common stock at an exercise price of $0.13 per share.

On May 10, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 200 shares of our Series H preferred stock for a purchase price of $2,000,000. With this purchase, The Quercus Trust received a warrant to purchase 22,500,000 shares of our common stock, at an exercise price of $0.12 per share.

On June 4, 2010, The Quercus Trust and the Company entered into a Series I Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 100 shares of our Series I preferred stock for a purchase price of $10,000.

On June 25, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust agreed to purchase, in the event of the death of David Gelbaum on or before December 31, 2010, 1,000 shares of the Company’s Series H preferred stock, at $10,000 per share, for an aggregate purchase price of $10,000,000. In connection with this purchase the Company would also issue to The Quercus Trust a warrant to purchase $13,500,000 worth of shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the day prior to the issuance of the warrant. In exchange for entering into the Purchase Agreement, the Company issued 10 shares of Series H preferred stock to The Quercus Trust along with a warrant to acquire 843,750 shares of the Company’s common stock at an exercise price of $0.16 per share.

On July 12, 2010, we issued to The Quercus Trust, effective as of June 10, 2010, a 90 day $500,000 note bearing interest at a rate of 10% per annum. The note is not convertible to shares of the Company’s capital stock.

As the holder of all of our outstanding Series I preferred stock, The Quercus Trust has the exclusive right to nominate two directors for election to our Board of Directors so long as The Quercus Trust’s beneficial ownership (on a fully diluted basis) does not fall below 10% of our then outstanding shares of common stock, and the right to appoint one member to the Board of Directors so long as The Quercus Trust’s beneficial ownership (on a fully-diluted basis) is between 5% and 10%. David Field has been appointed to the Board of Directors by The Quercus Trust pursuant to these rights.

As the holder of all of our outstanding Series D preferred stock, The Quercus Trust has the right to vote together with the holders of common stock as a single class on all matters submitted for a vote of holders of common stock. In addition, for so long as The Quercus Trust’s beneficial ownership (on a fully-diluted basis) does not fall below 10% of the then outstanding shares of common stock, The Quercus Trust has the exclusive right to nominate two directors for election to the Board of Directors, and for so long as its beneficial ownership (on a fully-diluted basis) is between 5% and 10% of the then outstanding shares of common stock, The Quercus Trust has the exclusive right to appoint one member of the Board of Directors. David Gelbaum and Peter Corsell are the directors appointed by The Quercus Trust pursuant to its rights as holder of the Series D preferred stock.

Sale of Mobile MaxPure® Assets

On March 6, 2009, we finalized the sale to Quentin T. Kelly, our former Chief Executive Officer, of substantially all of the Mobile MaxPure® assets and certain trademarks relating to our former names for $358,035. Mr. Kelly received a $225,000 purchase price credit and the parties agreed that the balance of the purchase price, $133,035, would be paid by Mr. Kelly through the reduction of Mr. Kelly’s cash severance payments payable to him pursuant to the Separation Agreement and General Release that we entered into with Mr. Kelly on January 20, 2009.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that neither Peter L. Corsell nor David Field have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) within the meaning of the NASDAQ Stock Market rules and accordingly are independent within the meaning of NASDAQ Stock Market rules. In making this determination, the Board of Directors considered the relationships of Messrs. Corsell, as a director appointed pursuant to rights of The Quercus Trust, and Mr. Field, as Chief Executive Officer of Applied Solar, LLC, an entity indirectly controlled by The Quercus Trust and as a director appointed pursuant to rights of The Quercus Trust, to The Quercus Trust and to David Gelbaum, trustee of The Quercus Trust and our Chairman, President and Chief Executive Officer.

The Board of Directors has determined that David Gelbaum does not qualify as an independent director under NASDAQ Stock Market rules because he serves as our President and Chief Executive Officer. The Board of Directors has also determined that Mark J. O’Neill does not qualify as an independent director under NASDAQ Stock Market rules because he serves as our Chief Technology Officer.

The Board of Directors has also determined that none of David Anthony, Jacob J. Worenklein, Hong Hou, or Reuben F. Richards, Jr., had a material relationship with the Company during the periods in 2009 for which they respectively served as our directors and thus were each independent within the meaning of NASDAQ Stock Market rules. In making these determinations, the Board of Directors considered the relationships of Messrs. Anthony and Worenklein, as directors appointed pursuant to rights of The Quercus Trust, to The Quercus Trust and to David Gelbaum, trustee of The Quercus Trust and our Chairman during 2009. The Board of Directors has also determined that Quentin T. Kelly did not qualify as an independent director under NASDAQ Stock Market rules because he had served as our Chief Executive Officer within the previous three years. Mr. Walter Hesse was not an independent director under the NASDAQ Stock Market rules because he served as an executive officer of a subsidiary during 2008 and 2009. The Board of Directors did not make a determination that Joseph P. Bartlett, who served as a director from January 12, 2009 to March 19, 2009, was independent within the meaning of NASDAQ Stock Market rules during the period in 2009 for which he served as a director.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is the opinion of Bingham McCutchen LLP, counsel to the Company, and sets forth the material U.S. Federal income tax consequences to U.S. Holders (as defined below) of receiving, exercising and disposing of subscription rights described in this offering and of acquiring, our common stock pursuant to the exercise of such subscription rights and the subsequent holding and disposing of such stock. This discussion only deals with U.S. Holders that beneficially own and hold such subscription rights and stock as capital assets for Federal income tax purposes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, the U.S. Internal Revenue Service’s (“IRS”) current administrative rules, practices and interpretations of law, all as in effect on the date of this document, and all of which are subject to change, possibly with retroactive effect, and certain representations made by the Company to Bingham McCutchen LLP. This discussion applies only to U.S. Holders and does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes), real estate investment trusts, regulated investment companies, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-U.S. Holders, banks, financial institutions, broker-dealers, holders of warrants entitling them to receive subscription rights, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, expatriates, holders that have a functional currency other than the U.S. dollar, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of this offering or the related share issuance. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws, or the alternative minimum tax provisions of the Code. Accordingly, each holder of common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

For purposes of this description, a “U.S. Holder” is a holder that is for U.S. Federal income tax purposes:

•	an individual that is a citizen or resident of the U.S.;

•

a corporation, or other entity treated as a corporation for U.S. Federal income tax purposes, that is created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. Federal income taxation, regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

If a partnership (including any entity treated as a partnership for U.S. Federal income tax purposes) holds subscription rights or shares from the related share issuance, the U.S. Federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners. A partnership considering an investment in such shares should consult its own tax advisors about the consequences to its partners of the related share issuance and the acquisition, ownership and disposition of such shares by the partnership.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX TO U.S. HOLDERS. ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S.

FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Receipt of the Subscription Rights

The distribution of the subscription rights will be a non-taxable distribution to U.S. Holders under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to U.S. Holders of our common stock as a dividend to the extent of the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, if any, with any amount in excess thereof being treated as a return of capital to the extent of the U.S. Holder’s basis in its shares of our common stock and then as capital gain.

The distribution of the subscription rights generally would be taxable under Section 305(b) of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any. Distributions having this effect are referred to as “disproportionate distributions.”

The remaining description is based on our position that U.S. Holders of our common stock will not be subject to U.S. Federal income tax on the receipt of the subscription rights.

U.S. Federal Income Tax Basis and Holding Period of the Subscription Rights

A U.S. Holder’s U.S. Federal income tax basis in the subscription rights will depend on the fair market value of the subscription rights and the fair market value of our common stock at the time of the distribution.

•

If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock represents 15 percent or more of the total fair market value of our common stock at the time of the distribution, a U.S. Holder must allocate the tax basis of the U.S. Holder’s shares of common stock (with respect to which the subscriptions rights were distributed) between such stock and the subscription rights received by such U.S. Holder. This allocation is made in proportion to the fair market value of the common stock held and the fair market value of the subscription rights received, each measured at the date of distribution.

•

If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock is less than 15 percent of the total fair market value of our common stock at the time of the distribution, the basis of such subscription rights for U.S. Federal income tax purposes will be zero unless the U.S. Holder elects to allocate part of the tax basis of the U.S. Holder’s shares of common stock (with respect to which the subscription rights were distributed) to the subscription rights in accordance with the rules described above. A U.S. Holder makes such an election by attaching a statement to the U.S. Holder’s U.S. Federal income tax return for the year in which the subscription rights are received. This election, once made, will be irrevocable with respect to those rights. Any U.S. Holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the stock acquired by exercise of the subscription rights. If the basis of a U.S. Holder’s subscription rights is deemed to be zero because the fair market value of the subscription rights at the time of distribution is less than 15 percent of the fair market value of our common stock and because the U.S. Holder does not make the election described above, the U.S. Holder’s tax basis in the shares of common stock with respect to which such rights are received will not change. If an allocation of tax basis is made between the subscriptions rights and common stock, and the subscription rights are later exercised, the tax basis in the common stock originally owned by the U.S. Holder will be reduced by an amount equal to the tax basis allocated to the subscription rights.

•

For purposes of example only, if the fair market value of the subscription rights being distributed in this offering is $1,500,000, and the fair market value of the Company’s common stock at the time of distribution is more than $20,000,000, then the fair market value of the rights represents 7.5% of the total fair market value of our common stock (e.g. $1,500,000/$20,000,000). Consequently, the basis of the subscription rights received by a U.S. Holder would be zero for U.S. Federal income tax purposes unless the U.S. Holder elected to allocate part of the tax basis of the U.S. Holder’s shares of common stock to the subscription rights.

The holding period for the subscriptions rights received by a U.S. Holder of common stock in the rights offering will include the U.S. Holder’s holding period for the common stock with respect to which the subscriptions rights were received.

Sale or Other Taxable Disposition of the Subscription Rights

If a U.S. Holder sells or otherwise disposes of the subscription rights received in the rights offering in a taxable exchange prior to the expiration date, the U.S. Holder will recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) the U.S. Holder’s tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above). Any such capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “—U.S. Federal Income Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Expiration of the Subscription Rights

If the subscription rights expire without exercise while the U.S. Holder continues to hold the shares of our common stock with respect to which the subscription rights are received, the U.S. Holder will recognize no loss and the tax basis of the common stock with respect to which the subscription rights were received will equal its tax basis before receipt of the subscription rights. If the subscription rights expire without exercise after you have disposed of the shares of our common stock with respect to which the subscription rights are received, the tax consequences are uncertain and you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the subscription rights, or regarding the tax basis of the shares acquired upon exercise and regarding the gain or loss recognized upon the disposition of shares of our common stock with respect to which the subscription rights were received.

Exercise of the Subscription Rights; U.S. Federal Income Tax Basis and Holding Period of the Shares

A U.S. Holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering.

The tax basis of the common stock acquired through exercise of the subscription rights will equal the sum of (a) the subscription price and (b) the holder’s tax basis, if any, in the subscription rights (determined as described above).

The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscriptions rights are exercised.

A U.S. Holder who exercises the subscription rights received in the offering after disposing of the shares of our common stock with respect to which the subscription rights are received, should consult such U.S. Holder’s tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Sale or Other Disposition of the Subscription Rights Shares

If a U.S. Holder sells or otherwise disposes of the shares received as a result of exercising a right, such U.S. Holder’s capital gain or loss recognized upon that sale or other disposition will equal the difference, if any, between the value of the amount realized on the sale or other disposition and the U.S. Holder’s adjusted tax basis in the shares. This capital gain or loss will be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. Federal backup withholding. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. Federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

On or about [—], 2010 we will distribute copies of this prospectus and various subscription materials to the holders of our common stock on the [—], 2010 record date. Registered holders who wish to exercise their subscription rights and purchase shares of our common stock must complete the Form of Exercise, Sale or Transfer of Subscription Rights and return it with payment for the shares to the Subscription Agent at the following address:

By First Class Mail Only:	By Overnight Delivery:
Computershare Trust Company, N.A. Attn: Entech Solar Rights Offering P.O. Box 859208 Braintree, MA 02185-9208	Computershare Trust Company, N.A. Attn: Entech Solar Rights Offering 161 Bay State Drive Braintree, MA 02184

See “The Rights Offering—Methods for Exercising Subscription Rights” in this prospectus for additional information concerning payment for shares. You are encouraged to contact the Information Agent, Georgeson Inc., at (800) 676-0098 if you each have any questions concerning this Rights Offering. Other than the Subscription Agent Agreement between the Company and Computershare Trust Company, N.A. and the Information Agent Agreement between the Company and Georgeson Inc., we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the rights or the underlying common stock.

To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our stock is Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. Computershare is also the Company’s Subscription Agent for the purposes of this Registration Statement.

INFORMATION AGENT

The Information Agent for this Registration Statement is Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038.

LEGAL MATTERS

The validity of the common stock will be passed upon for us by Bingham McCutchen LLP, Boston, MA 02110. Certain partners of Bingham McCutchen LLP own options to acquire shares of our common stock.

EXPERTS

The consolidated financial statements of Entech Solar, Inc. as of December 31, 2009 and 2008, and for each of the years in the two year period ended December 31, 2009, included in this prospectus and the registration statement of which this prospectus is a part, have been so included in reliance on the audit report of Amper, Politziner, & Mattia, LLP, an independent registered public accounting firm, included in this prospectus and the registration statement of which this prospectus is a part, given on the authority of that firm as experts in accounting and auditing.

IMPORTANT INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the transferable subscription rights and the shares of common stock offered thereby. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to Entech Solar and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof as well as to the Company’s website, www.entechsolar.com, on which the Company makes available free of charge its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such reports and amendments are electronically filed with the SEC. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

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INDEX TO CONSOLIDATED

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Entech Solar, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Entech Solar, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Entech Solar, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going-concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

March 31, 2010

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2009	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$1,952	$12,169
Accounts receivable—trade, (net of allowance of $0 and $155 at December 31, 2009 and 2008, respectively)	22	1,971
Rebates receivable	—	115
Inventory (net of reserve of $2,272 and $891 at December 31, 2009 and 2008, respectively)	267	3,664
Costs and estimated earnings/losses in excess of billings	35	2,613
Escrow funds relating to contract performance	—	1,339
Prepaid expenses and deposits	125	964

Total Current Assets	2,401	22,835
Advances on Machinery and Equipment	—	2,285
Property and Equipment, net	2,983	5,969
Intangible and Other Assets
Other intangible assets, net	19,695	23,058
Goodwill	19,196	23,837
Other deposits	384	153

Total Assets	$44,659	$78,137

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,301	$4,136
Customer deposits—related party	—	1,023
Series D Preferred stock warrants	1,394	1,394
Billings in excess of costs and estimated earnings/losses	94	760

Total Current Liabilities	3,789	7,313
Other	129	180

Total Liabilities	3,918	7,493

Convertible Preferred Stock
Series C Convertible preferred stock	—	170
Series D Convertible preferred stock	11,180	11,180

Total Convertible Preferred Stock	11,180	11,350

Stockholders’ Equity
Preferred stock convertible $.01 par value authorized 10,000; 5,504 issued and outstanding: Series B 7% - 611 shares liquidation preference $550	6	6
Common stock, $.001 par value; authorized 610,000 and 450,000 shares; 277,485 and 236,421 shares issued and 277,457 and 236,393 shares outstanding at December 31, 2009 and 2008, respectively	277	236
Additional paid-in capital	173,852	167,979
Treasury stock, 28 shares, at cost, as of December 31, 2009 and 2008, respectively	(39)	(39)
Accumulated deficit	(144,395)	(108,888)
Noncontrolling interest	(140)	—

Total Stockholders’ Equity	29,561	59,294

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$44,659	$78,137

The Notes to the Consolidated Financial Statements are an integral part of these statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

(In thousands, except per share data)

	2009	2008
Revenues:
Contract	$1,296	$30,068
Equipment & Services	174	—
Related party	597	775
Related party-Former Chairman	125	—

Total	2,192	30,843

Cost of Revenues:
Contract	787	38,641
Equipment & Services	213	—
Related party	601	673
Related party-Former Chairman	142	—
Impairment of Manufacturing Operations	6,968	—

Total	8,711	39,314

Gross Profit (Loss):
Contract	509	(8,573)
Equipment & Services	(39)	—
Related party	(4)	102
Related party-Former Chairman	(17)	—
Impairment of Manufacturing Operations	(6,968)	—

Total	(6,519)	(8,471)

Operating Expenses:
Selling, general and administrative expenses	15,281	18,222
Goodwill and intangibles impairment	5,504	—
Research and development expenses	5,768	194
Depreciation and amortization expenses	2,898	2,818

Total Operating expenses	29,451	21,234

Loss from Operations	(35,970)	(29,705)

Other income (expense)
Beneficial conversion and warrant amortization	—	(50)
Other income	153	412

Total other income, net	153	362

Net Loss	(35,817)	(29,343)
Net Loss attributable to noncontrolling interest	310	—

Net Loss attributable to Entech Solar, Inc.	(35,507)	(29,343)
Accretion of preferred stock dividends—Series C	—	(23)
Preferred stock dividends – Series F	—	(15,512)

Net Loss attributable to Entech Solar, Inc. Common Stockholders	$(35,507)	$(44,878)

Net Loss attributable to Entech Solar, Inc. per Common Share (Basic and Diluted)	$(0.15)	$(0.21)

Weighted Average Common Shares Outstanding used in Per Share calculation (Basic and Diluted)	240,520	213,834

The Notes to the Consolidated Financial Statements are an integral part of these statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

(In thousands)

	2009	2008
Cash flows from Operating Activities:
Net loss	$(35,817)	$(29,343)
Adjustments to reconcile net cash used in operating activities:
Beneficial conversion and warrant amortization	—	50
Share-based compensation cost	2,049	1,034
Depreciation and amortization expenses	2,898	2,818
Issuance of stock for service	—	110
Issuance of options and warrants for services	—	274
Issuance of stock in lieu of severance agreement	169	—
Issuance of stock in lieu of interest	—	77
Issuance of restricted stock	50	—
Fixed asset impairment	4,467	—
Goodwill and intangibles impairment	5,504	—
New Jersey leasehold impairment	349	—
Accrued losses on contracts	(100)	—
Loss on disposal of assets	17	34
Provision for doubtful accounts	106	147
Provision for inventory	1,398	891
Other	(231)	117
Changes in assets and liabilities:
Accounts receivable	1,834	8,216
Rebates receivable	115	926
Inventory	2,006	(3,156)
Escrow funds relating to contract performance	1,339	(1,339)
Costs and estimated earnings/losses in excess of billings	2,578	2,944
Prepaid expenses and deposits	839	(47)
Accounts payable and other accrued expenses	(1,740)	(6,643)
Billings in excess of costs and estimated earnings/losses	(666)	757
Renewable energy credits guarantee liability	(46)	(55)
Customer deposits—related party	(1,023)	248

Net Cash used in Operating Activities	(13,905)	(21,940)

Cash flows from Investing Activities:
Sale (Purchases) of property and equipment, net	43	(5,990)
2008 Acquisition of ENTECH Inc., net of cash acquired of $4,028	—	(3,409)

Net cash provided by (used in) investing activities	43	(9,399)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	179	1,216
Proceeds from issuance of convertible preferred stock and warrants, net	—	29,640
Proceeds from related party sales	426	—
Conversion of convertible notes-related party	2,000	—
Shares issued in lieu of payment of cash for interest-related party	40	—
Shares sold under stock purchase agreement-related party	1,000	—
Proceeds from issuance of common stock	—	6,000
Payments on short-term debt	—	(221)

Net cash provided by financing activities	3,645	36,635

Net Increase in cash and cash equivalents	(10,217)	5,296
Cash and cash equivalents, beginning of year	12,169	6,873

Cash and cash equivalents, end of year	$1,952	$12,169

The Notes to the Consolidated Financial Statements are an integral part of these statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(In thousands)

	Entech Solar, Inc. Stockholders
	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury		Noncontrolling Interest	Total
	Shares	Par Value	Shares	Par Value			Shares	Stock
Balance, December 31, 2007	611	$6	189,353	$189	$71,425	$(64,010)	—	$—	$—	$7,610
Accretion of preferred stock dividends—Series C	—	—	—	—	—	(23)	—	—	—	(23)
Beneficial conversion feature and warrants on preferred stock dividends—Series F	—	—	—	—	15,512	(15,512)	—	—	—	—
Conversion of convertible notes	—	—	1,333	1	344	—	—	—	—	345
Stock issued for services	—	—	120	—	110	—	—	—	—	110
Exercise of warrants	—	—	2,067	2	379	—	—	—	—	381
Exercise of options	—	—	2,711	3	837	—	—	—	—	840
Conversion of Preferred C stock	—	—	846	1	329	—	—	—	—	330
Stock issued In lieu of payment of interest	—	—	290	—	77	—	—	—	—	77
Issuance of options for services	—	—	—	—	331	—	—	—	—	331
Share-based compensation cost	—	—	—	—	703	—	—	—	—	703
Series E—preferred stock issued in exchange for common stock	20	—	—	—	27,383	—	19,700	(27,383)	—	—
Sale of Series F—convertible preferred stock	20	—	—	—	35,600	—	—	—	—	35,600
Conversion of Series E preferred to common stock	(20)	—	19,700	20	(20)	—	—	—	—	—
Conversion of Series F preferred to common stock	(20)	—	20,000	20	(20)	—	—	—	—	—
Entech Inc. purchase	—	—	—	—	14,989	—	(19,672)	27,344	—	42,333
Net loss	—	—	—	—	—	(29,343)	—	—	—	(29,343)

Balance, December 31, 2008	611	6	236,420	236	167,979	(108,888)	28	(39)	—	59,294
Exercise of warrants	—	—	1,462	1	93	—	—	—	—	94
Exercise of options	—	—	328	1	84	—	—	—	—	85
Stock issued for severance pay	—	—	1,000	1	169	—	—	—	—	170
Share-based compensation cost	—	—	—	—	2,049	—	—	—	—	2,049
Proceeds from related party sales	—	—	—	—	426	—	—	—	—	426
Conversion of convertible notes - related party	—	—	25,000	25	1,975	—	—	—	—	2,000
Stock issued in lieu of interest - related party	—	—	499	1	39	—	—	—	—	40
Shares sold under purchase agreements	—	—	12,500	12	988	—	—	—	—	1,000
Issuance of restricted stock	—	—	277	—	50	—	—	—	—	50
Series C convertible preferred stock converted to ENTECH (subsidiary of Entech Solar, Inc.), common shares	—	—	—	—	—	—	—	—	170	170
Net loss	—	—	—	—	—	(35,507)	—	—	(310)	(35,817)

Balance, December 31, 2009	611	$6	277,486	$277	$173,852	$(144,395)	28	$(39)	$(140)	$29,561

The Notes to the Consolidated Financial Statements are an integral part of these statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note (1) Liquidity and Capital Resources

At December 31, 2009, the Entech Solar, Inc. (“Entech Solar”, the “Company”, “we”, “us” and “our”) current ratio was 0.63 and working capital deficit was ($1.4) million compared to December 31, 2008, with a current ratio of 3.12 and working capital of $15.5 million. As of December 31, 2009 we had approximately $2.0 million in cash and cash equivalents compared to $12.2 million at December 31, 2008. Net cash used in operating activities for the twelve months ended December 31, 2009 was $13.9 million compared to $21.9 million used in operations in the same period in 2008. Net cash used in operating activities for the twelve months ended December 31, 2009 was primarily the result of our net loss of $35.8 million, offset by non-cash charges primarily consisting of share-based compensation costs ($2.0 million), depreciation and amortization expenses ($2.9 million), goodwill and intangible impairment charges ($5.5 million) and manufacturing impairment charges ($7.0 million) and positive working capital changes which include cash receipts totaling $2 million on a project in New Jersey.

During the twelve months ended December 31, 2009, there was $43,000 provided by investing activities compared to $9.4 million used in investing activities in the comparable period of 2008. Net cash provided by financing activities in the twelve months ended December 31, 2009, totaled $3.6 million compared to $36.6 million in the comparable period of 2008.

The Company has historically financed operations and met capital expenditures requirements primarily through issuances of capital stock and borrowings and through solar system equipment sales. The Company is not currently marketing solar system equipment. See Note 19 for discussion of additional financing that occurred subsequent to December 31, 2009.

The consolidated financial statements are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company’s recurring losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to continue to raise funds through the sale of capital stock and additional borrowings. However, there can be no assurance that the Company will be successful in these efforts. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

Note (2) Nature of the Business

OVERVIEW

Entech Solar plans to become a leading developer of renewable energy technologies for the commercial, industrial and utility markets. The Company designs concentrating solar modules that provide both electricity and thermal energy as part of its ThermaVolt™ product line and electricity only as part of its SolarVolt™ product line. Entech Solar owns proprietary rights to a state-of-the-art collimating tubular skylight that provides superior light output and optical efficiency that it believes will be attractive to purchasers for commercial and industrial green building purposes.

On January 28, 2008, we completed the acquisition of ENTECH, Inc. (“ENTECH”), a Keller, Texas company which previously operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories, Department of Energy, Department of Defense and major U.S. utilities and corporations.

In the first quarter of 2009, we suspended manufacturing start-up activities associated with our first-generation CPV products. During the twelve months ended December 31, 2009, we recorded a non-cash impairment charge totaling $7.0 million for manufacturing equipment, inventory and leasehold improvements directly related to our decision to suspend manufacturing at our Texas plant for first generation equipment and instead focus our efforts on developing our next generation CPV products. Our primary business strategy is to develop new solar energy products and services based upon ENTECH CPV technology. The Company seeks to leverage the combined technologies of our legacy Engineering, Procurement, and Construction (“EPC”) business and the technologies obtained from the acquisition of ENTECH, to become a leading supplier of CPV energy solutions to industrial, commercial and public sector clients. The Company is developing next generation ENTECH CPV technology to improve our ThermaVolt™ and SolarVolt™ product lines as part of providing CPV energy solutions primarily as stand-alone products to solar integrators. The Company is focused on becoming a low-cost leader in the solar industry enabling customers to significantly reduce their current costs for electric and thermal energy. We are also focused on commercializing our skylight technologies to provide day-lighting solutions for customers.

Our target customers will be distributors and end-users of energy who are interested in reducing their energy costs, environmental impact, and the variability of their monthly electricity and natural gas cost due to the volatility associated with these energy supplies. Entech Solar believes it can become a leading energy solutions supplier to industrial, commercial and public sector clients.

We did not have significant revenues from operations in 2009 because our primary focus has been developing and commercializing our next-generation technologies so that we are able to supply two renewable energy outputs, electricity and hot water, at competitive prices through our patented ThermaVolt™ and electricity-only through our patented SolarVolt™ products. The Company believes that providing electricity only and electricity and hot water will give customers energy solutions that are more efficient and cost-effective.

Since March 2009, we have been working to commercialize its patented tubular skylight as a possible means to diversify and this product was launched in January 2010.

The Company operates in one segment.

All of the Company’s assets are located in the United States.

Note (3) Summary of Significant Accounting Policies

A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries including ENTECH Inc., a Delaware Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Estimates are used for, but not limited to, costs to complete contracts, warranty expense, taxes, losses on uncompleted contracts, lives of intangible assets, lives of property and equipment, and the value of shares issued. Although these estimates are based on management’s best knowledge of current events and actions that we may undertake in the future, actual results may be different from the estimates.

Fair Value of Financial Instruments

The carrying value of accounts receivable, accounts payable, accrued expenses and preferred stock warrants approximate their respective fair values.

Concentration of Credit Risk and Significant Customers

The Company holds cash and cash equivalents at one major financial institution and periodically invests all non-FDIC insured funds in government-backed U. S. Treasury bills. The Company had no monies invested in U.S. Treasury bills at December 31, 2009. Historically, the Company has not experienced any losses as a result of such concentration of credit risk. We do not require collateral or other security against accounts receivable; however, it maintains reserves for potential credit losses and such losses have historically been within management’s expectations.

Product Warranty

The Company historically provided for the estimated cost of product warranties relating to its legacy business at the time revenue was recognized. Since the Company had a limited operating history, adjustments in future periods may be required as its installations mature. The following table summarizes the activity regarding the Company’s warranty accrual:

Balance, December 31, 2007	$414,496
Accruals for warranties issued during 2008	460,633
Utilization of warranty reserve during 2008	(42,639)

Balance, December 31, 2008	832,490
Accruals for warranties issued during 2009	27,402
Utilization of warranty reserve during 2009	(24,926)

Balance, December 31, 2009	$834,966

The product warranty accrual is included in Accounts Payable and Accrued Expenses in the Company’s Consolidated Balance Sheets.

Revenue Recognition

The Company historically derived revenue primarily from fixed-price contracts through which the Company provides engineering, design, and procurement services, materials and equipment, and construction / installation services. Revenue is also generated through the sale of solar-related equipment and, to a lesser extent, from consulting projects and government-funded grants.

Contract revenues are recorded when there is persuasive evidence that a binding contractual arrangement exists, the price is fixed and determinable, the Company has commenced work on the project, and collectability is reasonably assured.

Contract revenues are recognized using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct cost of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, on a contract-by-contract basis. These loss provisions are established in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known. The Company maintains all the risks and rewards, in regard to billing and collection.

Revenues from equipment sales containing acceptance provisions are recognized upon customer acceptance. Cash payments received in advance of product or service revenue are recorded as customer deposits.

Revenues from consulting projects are recognized as services are rendered. Grant revenues are recognized when received, or if based on entitlement periods, when entitlement occurs.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the data we used to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. In recording any additional allowances, a respective charge against income is reflected in the general and administrative expenses, and would reduce the operating results in the period in which the increase is recorded.

Accounting for Income Taxes

We are required to estimate income taxes in each of the jurisdictions in which we operates as part of our consolidated financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences together with net operating loss carryforwards and tax credits may be recorded as deferred tax assets or liabilities on the balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be recovered from future taxable income. To the extent that we determine that it is more likely than not that deferred tax assets will not be utilized, a valuation allowance is established. Taxable income in future periods significantly different from that projected may cause adjustments to the valuation allowance that could materially increase or decrease future income tax expense.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

Inventory

Inventory is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method. Historically, inventory has consisted mainly of purchased system components. The reserve of $2,272,000 relates to a 2009 non-cash impairment charge based on the Company’s decision to suspend manufacturing operations in its Texas plant and the transition from the flat-plate project business.

Property and Equipment

Property and equipment are carried at cost; less accumulated depreciation and amortization, and are depreciated and amortized for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: computers and information equipment, 5 years; office furniture, vehicles, and test and assembly fixtures, 5 to 7 years; and leasehold improvements, the shorter of the useful life or the life of the lease. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amounts, less any proceeds, are charged or credited to income.

Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.

At December 31, 2008, certain machinery and equipment for the Texas location was paid for, but not yet delivered. The Company recorded these amounts as Advances on Machinery and Equipment on the accompanying Consolidated Balance Sheets.

In accordance with the Company’s adoption of the sections of “Fair Value Measurements,” related to non-financial assets and liabilities on January 1, 2009 and applying the guidance relating to the Company’s first quarter 2009 suspension of manufacturing of its legacy products, the Company evaluated the portions of fixed assets that directly relate to the suspended manufacturing announcement and subsequently recorded a fixed asset write-down in the amount of approximately $4,446,000. The Company used significant unobservable inputs (Level 3), such as an alternate use for the fixed assets, to determine the fair value of the fixed assets.

Escrow Funds Relating to Contract Performance

Escrow funds relating to contract performance are utilized to secure contracts and are separately recorded as an asset on the accompanying Consolidated Balance Sheets, and are contractually released back to the Company at the completion of each contract.

Other Intangible Assets

Other Intangible Assets, which include trademarks and technology, were recorded in connection with the acquisition of ENTECH, Inc. in January 2008. The assets, excluding trademarks, are being amortized on a straight line basis over 9 to 13 years. The ENTECH trademark is not being amortized.

We perform our annual impairment test based on December 31 information each year, unless triggering events occur that would cause us to test for impairment at interim periods. The evaluation is based on estimates of undiscounted future cash flows over the remaining useful life of the assets. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2009, we identified an intangible impairment that aggregated $863,000.

Goodwill

We follow the provision of FASB ASC 350-20 and FASB ASC 350-30, Goodwill and Other Intangible Assets. FASB ASC 350-20 requires an annual impairment test for goodwill and other intangible assets with indefinite lives. Under FASB ASC 350-20, the first step of the impairment test requires that we determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and we must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify a potential impairment charge as of the assessment date.

Goodwill was recorded in connection with the acquisition of ENTECH in January 2008. Goodwill consists of the excess of cost over the fair value of net assets acquired in business combinations accounted for as purchases. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the periods over which cash flows will occur, and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. We perform our annual impairment test based on December 31 information each year, unless triggering events occur that would cause us to test for impairment at interim periods. As of December 31, 2009, we identified a goodwill impairment that aggregated $4,641,000.

Research and Development

Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and were approximately $41,000 and $220,000 for the years ending December 31, 2009 and 2008, respectively.

Share-Based Compensation

The Company accounts for stock option grants under the provisions of FASB ASC 718 Stock Compensation (“ASC 718”), which require all companies to measure and recognize compensation expense at fair value for all stock-based payments to employees and directors.

As of the 4th quarter of fiscal year 2009, the Company uses the Black-Scholes option-pricing model to estimate fair value of grants of employee and director stock options. The Company calculates expected volatility for a share-based grant based on historic daily stock price observations of our common stock during the period immediately preceding the grant that is equal in length to the expected term of the grant. ASC 718 also requires that estimated forfeitures be included as a part of the estimate of expense as of the grant date. The Company has used historical data to estimate expected employee behaviors related to option term, exercises and forfeitures. With respect to grants of options, the risk free rate of interest is based on the U.S. Treasury rates appropriate for the expected term of the grant or award.

Compensation expense for the years ended December 31, 2009 and 2008 was approximately $2,049,000 and $703,000, respectively. This expense is presented as part of the operating results in Selling, General and Administrative expenses. For stock options granted to non-employees an additional Selling, General, and Administrative expense in the amount of approximately $331,000 was recognized during the year ended December 31, 2008.

Net Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. As presented, the Company’s basic and diluted net loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period. The calculation of diluted net loss per common share for the years ended December 31, 2009 and 2008 does not include other potential common shares, including shares issuable upon exercise of options, warrants and conversion rights, since their effect would be anti-dilutive due to the Company’s losses. Below is a table of the potential issuable shares as of December 31, 2009 and 2008, respectively:

	December 31, 2009	December 31, 2008
Warrants, excluding Series D Preferred Stock	5,544,660	48,873,730
Stock options	31,385,334	20,568,963
Preferred stock conversion rights	53,212,804	49,709,681

Total	90,142,798	119,152,374

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards (“SFAS”) No. 168—The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162 . SFAS No. 168 made the FASB Accounting Standards Codification (“the Codification”) the single source of U.S. GAAP used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the Securities & Exchange Commission (“SEC”) under authority of federal securities laws, which are sources of authoritative accounting guidance for SEC registrants. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The Codification supersedes all existing non-SEC accounting and reporting standards and was effective for the Company beginning July 1, 2009. Following SFAS No. 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right; these updates will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. In the description of Accounting Standards Updates that follows, references in “italics” relate to Codification Topics and Subtopics and their descriptive titles, as appropriate.

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 825, “Financial Instruments,” which amends previous FASB ASC 825 guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements. This pronouncement is effective for periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued FASB 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. FASB ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. FASB ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

Reclassifications

Certain prior year balances have been reclassified to conform to current year presentation.

Note (4) Acquisition

On January 28, 2008, we completed our acquisition of ENTECH, Inc. (“ENTECH”), a Fort Worth, Texas company which has operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH has received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories, Department of Energy, Department of Defense and major U.S. utilities and corporations. The purchase price was $52.7 million.

Note (5) Contracts

Information with respect to uncompleted contracts for the years ended December 31, 2009 and 2008 (in thousands):

	As of December 31,
	2009	2008
Costs incurred on contracts	$1,271	$38,861
Estimated losses	(1,330)	(8,692)

	(59)	30,169
Billings to date	—	(28,316)

Net costs and estimated (losses) earnings in excess of billings	$(59)	$1,853

These amounts are included in the accompanying consolidated balance sheets under the following captions:
Costs and estimated earnings/losses in excess of billings	35	2,613
Billings in excess of costs and estimated earnings/losses	(94)	(760)

	$(59)	$1,853

The Company generates billings based on the fulfillment of milestones, which are set forth in the signed contract for each project. Milestones may include, but are not limited to; initial permits being satisfied, delivery of materials, and installation when substantially complete.

Note (6) Property and Equipment

Property and equipment consist of the following at December 31, 2009 and 2008 (in thousands):

	As of December 31,
	2009	2008
Machinery and equipment	$5,657	$3,357
Impairment of machinery and equipment	(4,131)	—
Vehicles	60	301
Computers	727	682
Leasehold improvements	2,266	2,266
Impairment on leasehold improvements	(688)	—

	3,891	6,606
Less accumulated depreciation and amortization	(908)	(637)

Property and equipment, net	$2,983	$5,969

Depreciation and amortization expense in 2009 and 2008 were approximately $398,000 and $499,000, respectively.

Note (7) Intangible Assets

Intangible assets are listed below with associated accumulated amortization as of December 31, 2009 and 2008 (in thousands):

	As of December 31,
	2009	2008
ENTECH trademark	$1,600	$1,600
ENTECH technology	23,750	23,750
Impairment on ENTECH technology	(863)	—
Accumulated amortization	(4,792)	(2,292)

Intangible assets, net	$19,695	$23,058

Amortization expenses for 2009 and 2008 were approximately $2,500,000 and $2,319,000, respectively.

Based on the carrying amount of the intangible assets, and assuming no future impairment of the underlying assets, the estimated future amortization expense is as follows (in thousands):

Year ended December 31, 2010	$2,386
Year ended December 31, 2011	2,386
Year ended December 31, 2012	2,386
Year ended December 31, 2013	2,386
Year ended December 31, 2014	2,386
Thereafter	6,165

Total future amortization expense	$18,095

Note: The ENTECH trademark has an indefinite life and is therefore not being amortized.

Note (8) Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following at December 31, 2009 and 2008 (in thousands):

	As of December 31,
	2009	2008
Accounts payable—contracts	$384	$869
Accounts payable—other	—	373
Accrued salaries	544	320
Accrued payroll tax and 401K	98	—
Accrued warranty reserve	835	832
Accrued sales commission	—	166
Accrued sales and use taxes	5	488
Accrued losses on construction in progress	—	101
Renewable energy credit obligation	65	60
Customer deposits	20	20
Accrued project costs	—	393
Accrued legal expenses	—	60
Other accrued expenses	350	454

Total	$2,301	$4,136

Note (9) Related Party Transactions

On December 15, 2009, December 17, 2009 and December 22, 2009, we entered into Stock Purchase Agreements with The Quercus Trust whereby an aggregate of 12,500,000 common shares were issued at $0.08 per share resulting in a cash investment of $1,000,000.

On September 10, 2009, The Quercus Trust provided us a $2,000,000 convertible promissory note that accrued interest at 8% until converted to 25,498,630 common shares on December 14, 2009.

On June 27, 2008, Emcore Corp. entered into an agreement to sell 2,000,000 shares of Series D Preferred Stock and warrants to purchase 200,000 shares of Series D Preferred Stock to The Quercus Trust, a major stockholder of Entech Solar, Inc. The sale was concluded on July 22, 2008.

On December 31, 2008, Emcore Corp. sold an additional 1,446,428 shares of Series D Preferred Stock and warrants to purchase 152,522 shares of Series D Preferred Stock to The Quercus Trust.

On January 16, 2009, Emcore Corp. sold its remaining 1,446,429 shares of Series D Preferred Stock and warrants to purchase 152,522 shares of Series D Preferred Stock to The Quercus Trust. This sale completed the divestiture of all of Emcore Corp’s equity interest in the Company.

In June 2008, the Company received advanced payment from The Quercus Trust, a principal stockholder, in the amount of $1,023,000 for a future order of ten Mobile Max units. Until such time that the order is filled and shipped, the payment has been classified as Customer Deposits—Related Party, located on the liability section of the accompanying Consolidated Balance Sheet.

The Company recorded a related party sale to The Quercus Trust for ten Mobile MaxPure® units, recognizing revenue of $775,000 in the quarter ended March 31, 2008.

On January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company’s common stock held by The Quercus Trust. Each share of the Series E

Convertible Preferred Stock automatically converted into 1,000 shares of the Company’s common stock upon the approval of the holders of WorldWater common stock to increase the number of authorized common shares from 275,000,000 to 450,000,000, which approval was received on June 26, 2008.

Also on January 25, 2008, we borrowed $6 million from The Quercus Trust as evidenced by a Promissory Note (the “Note”) dated as of that date. The Note accrued interest at a rate of 8% per annum. The outstanding principal amount of the Note and all accrued and unpaid interest were paid on July 28, 2008 through the issuance of 3,371 shares of WorldWater Series F Convertible Preferred Stock at a price of $1,782 per share. These shares automatically converted into 3,371,000 shares of common stock upon the approval of the WorldWater stockholders to the increase in authorized common shares on June 26, 2008.

On February 12, 2008, we entered into a Stock and Warrant Purchase Agreement with The Quercus Trust pursuant to which the Company issued 16,629 shares of its Series F Convertible Preferred Stock at a price of $1,782 per share, and warrants to purchase twenty-nine million shares of the Company’s common stock, at an exercise price of $1.815 per share. Each share of the Series F Convertible Preferred Stock automatically converted into 1,000 shares of the Company’s common stock as a result of the approval of our common stockholders to increase the number of common shares authorized for issuance from 275,000,000 common shares to 450,000,000, as approved at the June 26, 2008 Special Meeting of Stockholders.

Transactions between the Company and The Quercus Trust or its co-trustee, David Gelbaum, are considered related party transactions. Under the terms of our Related Party Transaction Policy and Procedures, transactions with related parties requiring disclosure under United States securities laws require prior approval of (a) the Board of Directors and the Audit Committee (acting in each case by a majority of the directors then in office who have no interest in a proposed related party transaction) or (b) the Board of Directors and a committee of not less than two independent directors appointed by the Board of Directors who have no interest in the proposed related party transaction being considered (a “Special Committee”).

The Board of Directors and either the Audit Committee or a Special Committee will review the material facts of all related party transactions that require approval in accordance with the Company’s policy and either approve or disapprove of the entry into the related party transaction. In determining whether to approve a related party transaction, the Board of Directors, the Audit Committee and the Special Committee, as applicable, will take into account, among other factors each deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The issuance of the Series E Convertible Preferred Stock, the loan evidenced by the Note and the issuance of the Series F Convertible Preferred Stock occurred prior to the adoption of our Related Party Transaction Policy and Procedures and, although approved by the Board of Directors, were not considered by the Audit Committee or a Special Committee.

Note (10) Convertible Preferred Stock

As of December 30, 2009, the Company had 611,111 shares of Series B 7% Convertible Preferred Stock and 4,892,857 shares of Series D Convertible Preferred Stock and 505,044 warrants to purchase shares of Series D stock outstanding.

Series B Convertible Preferred Stock

In 2000, the Company issued 611,111 shares of Series B 7% three-year Convertible Preferred Stock at $0.90 per share. The Series B Preferred Stock proceeds were intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., the Company’s Philippine subsidiary. Until September 2003, the Series B Preferred Stock was convertible either into 10% of WorldWater (Phils) Inc. or into 611,111 common shares of the Company.

It is the Company’s position that the holder of these preferred shares failed to convert to shares of the Company’s common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company’s position that the obligations for the payment of dividends on such shares also terminated on that date. As of December 31, 2009, the Company continues to be engaged in negotiations with the holder of the Series B preferred shares to resolve the disputed terms of conversion.

Series C 6% Convertible Preferred Stock

On January 1, 2009 three former stockholders converted their shares of our Series C 6% Convertible Preferred Stock into common stock of ENTEC and collectively own 1% of ENTECH’s common stock and the Company owns the remaining 99% of ENTECH’s common stock.

Series D Convertible Preferred Stock

The Series D Stock has the designations, preferences and rights set forth in the Certificate of Designation filed with the Secretary of State for the State of Delaware on November 29, 2006 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, holders of Series D Stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D Stock at any time and from time to time into such number of fully paid and non-assessable shares of common stock, par value $0.001, of the Company (the “Common Stock”) initially equal to such number of shares of Series D Stock multiplied by ten, subject to certain adjustments as more fully set forth in the Certificate of Designation including weighted average anti-dilution rights, (ii) the right to vote together with the holders of common stock as a single class on all matters submitted for a vote of holders of common stock, (iii) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of common stock, the exclusive right to elect two members of the Board of Directors of the Company, (iv) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of common stock, the exclusive right to elect one member of the Board of Directors of the Company, (v) certain liquidation preferences as detailed in the Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D Stock into shares of common stock as of the date immediately prior to the record date for such dividend. The liquidity event is any change in control whereby the new person or entity has 50% or more beneficial ownership in the existing company. Since the potential change in ownership is outside the control of the Company, the existing preferred stockholders would have the right to demand cash payment equal to the liquidation value of the preferred stock plus accrued dividends.

During 2008 and 2009, The Quercus Trust acquired from a third party all of the Company’s outstanding Series D Preferred Stock, a total of 4,892,857 shares. The Quercus Trust also acquired 505,044 warrants to purchase additional shares of Series D preferred stock.

Series C and D Convertible Preferred Stock Classification

The Series C was and the Series D is classified out of permanent equity since it fit certain criteria in FASB ASC 505-10; however it was not classified as a liability since it did not meet the definition of a liability. The warrants on the Series D Preferred Stock were classified as a current liability under the guidance established in FASB ASC 505-10, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”

The value of the warrants to purchase Series D Preferred Stock was calculated by converting them to their common share equivalents, then utilizing the Black-Scholes option pricing model to arrive at a fair value. The amounts allocated to the preferred stock and warrants were equivalent to their relative fair values. In accordance with FASB ASC 505-10, the warrants were valued at their redemption amount of $1,393,827.

Liquidation Preference

Upon liquidation, holders of the Series D Convertible Preferred Stock will be entitled to the greater of (1) a per share amount equal to the original purchase price plus any dividends accrued but not paid and (2) the amount that the holder would receive in respect of a share of Series D Convertible Preferred Stock if immediately prior to dissolution and liquidation, all shares of Series D Convertible Preferred Stock were converted into shares of common stock. The liquidation preference of Series D at December 30, 2009 is $13,500,000.

Note (11) Common Stock Transactions

Common stock transactions during the year ended December 31, 2009 consisted of the following:

	Shares	Price Per Share
Shares Issued and Outstanding December 31, 2008	236,420,779

Conversion of convertible notes	25,000,000	$0.08
Warrants exercised	1,461,739	$0.15-0.41
Shares sold under stock purchase agreements	12,500,000	$0.08
Shares issued in lieu of payment of cash for interest	498,630	$0.08
Shares issued for legal agreements	1,277,778	$0.17-0.18
Stock options exercised	326,433	$0.15-0.33

Shares issued during the year ended December 31, 2009	41,064,580	$0.13-0.36

Shares issued and Outstanding December 31, 2009	277,485,359

The common stock issued in connection with the goods and services were issued for past services. The Company and the service provider agreed on a number of shares to be issued based on the fair value of the stock in relation to the value of the services rendered. The Company expensed the fair value of the stock multiplied by the number of shares issued in accordance with FASB ASC 718, Stock Compensation. The Company notes that the amount expensed in the Company’s Consolidated Statement of Operations approximates the fair value of the services rendered had the Company paid cash for the services.

On December 15, 2009, December 17, 2009 and December 22, 2009, we entered into Stock Purchase Agreements with The Quercus Trust whereby an aggregate of 12,500,000 common shares were issued at $0.08 per share.

On September 10, 2009, The Quercus Trust provided us a $2,000,000 convertible promissory note that accrued interest at 8% until converted to 25,498,630 common shares on December 14, 2009.

On January 25, 2008, the Company entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company’s common stock held by The Quercus Trust. Each share of Series E Preferred Stock converted into 1,000 shares of our common stock on June 26, 2008.

On February 12, 2008, we entered into a Stock and Warrant Purchase Agreement with The Quercus Trust pursuant to which the Company issued 16,629 shares of its Series F Convertible Preferred Stock at a price of $1,782 per share, and warrants to purchase twenty-nine million shares of the Company’s common stock, at an exercise price of $1.815 per share. Each share of the Series F Convertible Preferred Stock automatically converted into 1,000 shares of the Company’s common stock upon the approval of the holders of WorldWater common stock to the increase of the Company’s authorized common stock from 275,000,000 to 450,000,000 shares, voted on at the Company’s Special Stockholder Meeting on June 6, 2008.

Note (12) Warrant Transactions

The Company uses the fair value method to account for transactions with non-employees in which unregistered common stock shares are issued in consideration for extensions of short-term loans, commissions for debt and equity financing, and the provision of goods or services. The fair value of all warrants are calculated using the binomial pricing model with the following assumptions: dividend yield of zero percent; expected volatility (calculated on a case by case situation), utilizing the current risk free interest rate, and an average term of 10 years. The relative fair value of the warrants resulted in no non-cash expense charges, for the years ended December 31, 2009 and 2008, respectively. All warrants below are exercisable immediately. All warrants are exercisable into common stock only and do not include Series D Preferred Stock warrants.

Warrant transactions consisted of the following during the year ended December 31, 2009:

	Exercisable Warrants	Stock Price
Warrants outstanding as of December 31, 2008	48,873,730	$1.48

Warrants issued in 2009	—
Cancellation of certain warrants	(38,000,000)	1.82
Exercise of warrants	(1,461,739)	0.20
Expiration of outstanding warrants	(3,867,331)	0.25

Warrants outstanding as of December 31, 2009	5,544,660	$0.38

Warrants outstanding expire as follows:

Year	Warrants Expiring	Strike Price
2010	—	—
2011	3,254,460	0.29
2012	2,290,200	0.51

	5,544,660	0.38

Note (13) Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.

Income tax benefit for the years ended December 31, 2009 and 2008 was as follows:

	2009	2008
Federal:
Current	$—	$—
Deferred	—	—

	—	—

State:
Current	—	—
Deferred	—	—

	$—	$—

Income taxes computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following for the years ended December 31, 2009 and 2008:

	2009	2008
Income tax benefit at US federal statutory tax rate	$(11,210,800)	$(10,094,100)
State income taxes, net of federal tax effect	(1,846,600)	(1,709,700)
Permanent items	583,000	308,000
Change in deferred tax asset valuation allowance	12,474,400	11,495,800

	$—	$—

As of December 31, 2009, the Company had Federal and State net operating loss carryforwards totaling approximately $92,362,700 and $77,329,300, respectively, available to reduce future taxable income and tax liabilities which expire at various dates between 2010 and 2029. In addition, as of December 31, 2009, the Company had federal research and development tax credit carryforwards of approximately $180,600 available to reduce future taxable income and tax liabilities which expire at various dates between 2010 and 2029. The timing and extent to which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations (i.e. IRS Code Section 382). The Company has not yet determined the extent of these limitations, if any. If limited, net operating loss carryforwards could expire unused due to Internal Revenue Code limitations.

The Company participates in the State of New Jersey’s corporation business tax benefit certificate transfer program (the “Program”), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers.

Deferred Taxes at December 31, 2009 and 2008 are summarized as follows:

	2009	2008
Gross deferred tax assets
Net operating loss carryforwards	$36,704,400	$26,834,100
Warranty reserve	333,700	332,800
Accrued expenses and deferred compensation	2,160,000	1,595,300

	39,198,100	28,762,200
Gross deferred tax liabilities—intangible asset	(7,171,000)	(9,209,500)
Deferred tax valuation allowance	(32,027,100)	(19,552,700)

	$—	$—

The Company is required to estimate its income taxes in each of the jurisdictions in which it operates as part of its consolidated financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences together with net operating loss carryforwards and tax credits may be recorded as deferred tax assets or liabilities on the balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be recovered from future taxable income. To the extent that the Company determines that it is more likely than not that deferred tax assets will not be utilized, a valuation allowance is established. Taxable income in future periods significantly different from that projected may cause adjustments to the valuation allowance that could materially increase or decrease future income tax expense. As of December 31, 2009 and 2008, an allowance equal to 100% of the deferred tax asset was recorded.

Effective January 1, 2007, the Company adopted FASB ASC 740-10 “Accounting for Uncertainty in Income Taxes”, which clarifies the accounting for uncertainty in income taxes recognized in the financial statement in accordance with FASB ASC 740-10 and FASB ASC 740-30 Accounting for Income Taxes. This

interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company’s consolidated financial statements for the year ended December 31, 2009.

Additionally, FASB ASC 740-10 provides guidance on the recognition of interest and penalties related to income taxes. There were no interest or penalties related to income taxes that have been accrued or recognized as of and for the years ended December 31, 2009 and 2008.

The Company files corporate income tax returns to the United States, both in the federal jurisdiction and in various state jurisdictions. The Company is subject to federal income tax examination for calendar tax years 2006 through 2009 and is also subject to various state income tax examinations for calendar years 2003 through 2009.

Note (14) Stock-Based Compensation Plans

Incentive Stock Option Plan

In 1999, the Board of Directors and stockholders approved our 1999 Incentive Stock Option Plan (the “1999 Plan”). The 1999 Plan authorizes the issuance of incentive stock options and nonqualified stock options. The Compensation Committee determines the type, amount and terms, including vesting, of any award made under the incentive plan. Incentive stock options granted generally vest as follows: grants to officers—generally over a defined term up to three years; and grants to employees—over the succeeding three years and expire ten years from the date of the grant. Nonqualified stock option grants to directors and consultants generally vest immediately upon grant and expire three years from the date of grant.

At our annual stockholder meeting held on August 27, 2009, it was voted to increase the number of shares authorized for issuance under the Plan from 50,000,000 to 80,000,000. At December 31, 2009, the shares available for future grants of stock options were 35,392,763.

The Company accounts for its stock base compensation in accordance with FASB ASC 718-10 “Share-Based Payments,” which requires all companies to measure and recognize compensation expense at fair value for all stock-based payments to employees and directors. Compensation expense recognized in the financial statements includes estimated expense for stock options granted, based on the grant date fair value estimated in accordance with the provisions of FASB ASC 718.

Along with the stock option grant on November 12, 2009, modifications were made to all fiscal year 2009 grants, affecting approximately 30 employees. The modifications provided for all options granted under the 1999 Plan in fiscal year 2009 to have a revised exercise price of $0.15 per share and a revised vesting period of three years. As a result of the modifications, there was no material incremental compensation cost to be recognized.

At December 31, 2009, there was approximately $2,120,000 of total unrecognized compensation cost related to outstanding options that is expected to be recognized over a weighted-average period of 1.75 years.

The fair value of each stock option grant at the grant date is calculated using the Black-Scholes option pricing model with the following assumptions for the years ended December 31:

	2009	2008
Risk-free interest rate	1.09-1.83%	1.90-3.64%
Expected term (years)	2-4 years	3-10 years
Expected volatility	105.0-112.3%	99.0-100.0%
Expected dividend yield	—%	—%
Estimated fair value per stock option granted	$0.08-0.21	$0.21-0.42

The following is a summary of stock option activity:

	Shares	Weighted- Average Exercise Price	Term
Balance, December 31, 2008	20,568,963	0.39
Granted	20,699,000	0.17
Forfeited or expired	(9,556,196)	0.35
Exercised	(326,433)	0.26

Balance, December 31, 2009	31,385,334	0.26	8.33

Options Exercisable, December 31, 2009	14,836,655	0.34	7.12

Unvested Options, December 31, 2009	28,241,085	0.27	8.20

Summarized information about stock options outstanding is as follows:

Range	Number of Options Outstanding at 2009	Average Remaining Life	Average Exercise Price	Options Exercisable, at December 31, 2009	Average Exercise Price of Exercisable Options
$0.15	19,899,000	8.78	$0.15	4,312,001	$0.15
0.22-0.28	820,000	5.74	0.25	820,000	0.25
0.31-0.40	5,780,000	6.99	0.40	5,780,000	0.40
0.44-0.46	4,799,334	8.50	0.46	3,837,654	0.46
0.56	87,000	7.05	0.56	87,000	0.56

	31,385,334			14,836,655

The aggregate intrinsic values of options outstanding, options exercisable and options expected to vest were $0 at December 31, 2009. The total intrinsic value of options exercised for the years ended December 31, 2009 and 2008 was approximately $21,000 and $2,485,000, respectively.

Note (15) Employees’ Savings Plan

The Company established a 401(k) plan in 2000 for eligible employees. Under the provisions of the plan, eligible employees may voluntarily contribute a portion of their compensation up to the statutory limit. Effective January 1, 2008, the Company contributed fifty cents for each dollar a participant contributes, with a maximum contribution of $3,500. Matching contributions were $70,000 in 2009 and $129,000 in 2008.

Note (16) Commitments and Guarantees

The Company’s commitments as of December 31, 2009, for the years 2010 through 2014 and thereafter as summarized below:

(In thousands)	2010	2011	2012	2013	2014	Thereafter	Total
Employment obligations	$880	$—	$—	$—	$—	$—	$880
Renewable energy credit guarantee obligations	60	60	60	—	—	—	180
Operating lease payments	773	773	773	816	816	1,906	5,857

Total	$1,713	$833	$833	$816	$816	$1,906	$6,917

Operating Leases

Texas

Our executive office and research and development facility is housed in a 71,000 square foot facility in Fort Worth, Texas. The facility is leased under an operating lease that commenced March 7, 2008, for a period of ten (10) years expiring in 2018.

New Jersey

We occupy a 30,000 square foot site located at 200 Ludlow Drive, Ewing, New Jersey. The facility is leased under an operating lease commencing July 1, 2007, and expiring June 30, 2015. On March 11, 2010, the Company committed to an exit plan of its New Jersey facility and seeks to sublease this facility and relocate retained personnel to a smaller facility in or near the New Jersey area.

Employment Agreements

Upon the closing of the ENTECH acquisition, we entered into employment agreements with five ENTECH employees that provide for base compensation ranging between $79,284 and $196,248. Each of the five ENTECH employees also received options to purchase 300,000 shares of our common stock. As additional compensation, four of such ENTECH employees are entitled to an amount calculated as 0.2% of ENTECH’s gross revenues determined in accordance with accounting principles generally accepted in the United States until the accumulated total of such additional compensation paid by us to each of them equals $1,000,000. As of December 31, 2009, no additional compensation was earned.

On December 18, 2006, we entered into a five-year employment agreement with Mr. Kelly, our former Chief Executive Officer, effective January 1, 2007. Adjusted compensation under the agreement is $250,000 annual salary and $1,200 per month auto allowance. Mr. Kelly participates in our “fringe benefits” including health coverage and the maintenance of a whole life policy. The benefits continue if employment is terminated without cause or by reason of death or disability to Mr. Kelly or his estate for the remaining term of the agreement or a period of 24 months, whichever is longer. Effective January 19, 2007, Mr. Kelly was granted 5,000,000 stock options at an exercise price of $0.40, fair market value at the date of the grant. These shares will vest twenty percent (20%) per year, with the first twenty percent (20%) vesting immediately upon the grant of the options and the remaining options vesting twenty percent (20%) per year on the annual anniversary of the initial grant.

We amended Mr. Kelly’s employment agreement on December 31, 2008 such that, upon Mr. Kelly’s termination from us, the total of Mr. Kelly’s cash severance payments were fixed at $900,000, he would receive 1,000,000 common shares of our stock, and all outstanding stock options would vest immediately. In addition, in the event that Mr. Kelly and the Company reached agreement on the sale of substantially all of the Mobile MaxPure® assets, the amended employment agreement allotted Mr. Kelly $225,000 of credit towards the purchase price. Receipt of the amended severance compensation and the Mobile MaxPure® purchase price credit were subject to Mr. Kelly entering into a release of claims on terms satisfactory to us.

Mr. Kelly resigned on January 7, 2009 and the parties executed a Separation Agreement and General Release as of January 20, 2009. On March 6, 2009, we closed on the sale to Mr. Kelly of substantially all of the Mobile MaxPure® assets and certain trademarks relating to our former names for $358,035. Mr. Kelly received the $225,000 purchase price credit and the parties agreed that the balance of the purchase price, $133,035, would be paid by Mr. Kelly through the reduction of Mr. Kelly’s cash severance payments.

Note (17) Contingencies

We are subject to various claims and suits from time to time in the ordinary course of its business. We are not aware of any pending or threatened litigation that could have a material adverse effect on our business, financial condition or results of operations.

Note (18) Supplemental Disclosure of Cash Flow Information

(In thousands)	2009	2008
Conversion of Series C 6% Convertible Preferred Stock	$170	—
Issuance of stock in lieu of Interest (non-cash)	—	$77
Issuance of stock for services (non-cash)	—	$10
Issuance of options and warrants for services (non-cash)	—	$274
Cash for interest	—	$40
Conversion of note into convertible Preferred Series F	—	$6
Issuance of common stock for acquisition of ENTECH	—	$42,295
Issuance of series E convertible preferred stock for common stock	—	$27,383

Note (19) Subsequent Events

On January 6, 2010, January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, we entered into Stock Purchase Agreements with The Quercus Trust whereby an aggregate of 40,562,500 common shares were issued at $0.08 per share.

On February 5, 2010, the Company announced that David Gelbaum, Chairman and Trustee of The Quercus Trust, a major stockholder in the Company, became Chief Executive Officer, replacing Dr. Frank W. Smith, who had served as the Company’s CEO since March 2008.

On February 19, 2010, we entered into a preferred stock purchase agreement with Socius Capital Group, LLC (“Socius”). This agreement contemplates that we will sell up to 500 shares of our Series G Preferred Stock, in one or more tranches at a purchase price of $10,000 per share, for an aggregate issue price of up to $5 million. In addition we issued to Socius a warrant to acquire 40,909,091 shares of our common stock. With each tranche, Socius will vest in five-year warrants to purchase shares of our common stock equal to 135% of the tranche amount. The exercise price of the warrants will equal the closing bid price of our common stock on the date we provide notice of a tranche to Socius. Funding under the agreement with Socius is subject to the satisfaction of a number of conditions, including the effectiveness of a registration statement that we will be filing with the Securities and Exchange Commission relating to Socius potential sale of the common stock underlying the warrants. Under the terms of the purchase agreement, Entech Solar will pay Socius a commitment fee of $250,000 payable in cash or in our common stock.

On March 2, 2010, the Company announced the resignation of Sandy J. Martin as Chief Financial Officer effective April 23, 2010.

On March 11, 2010, the Company committed to an exit plan of its New Jersey facility and seeks to sublease this facility and relocate retained personnel to a smaller facility in or near the New Jersey area. This exit plan has estimated costs of $1.3 million in connection with the restructuring, of which approximately $0.3 million pertain to termination benefits to identified personnel and $1.0 million related to the fair value of the remaining lease obligations, net of estimated sublease income, and other related moving costs in New Jersey.

On March 19, 2010, the Company sold 150 shares of its Series G Preferred stock for $1.5 million in cash to The Quercus Trust. As part of the transaction, the Company also issued a warrant to purchase 11,911,764 shares of its common stock with an exercise price of $0.17 per share to The Quercus Trust. Funding under the agreement with Quercus Trust is subject to the satisfaction of a number of conditions but does not require the filing of a registration statement with the Securities and Exchange Commission.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2010	December 31, 2009
	(UNAUDITED)
Assets
Current assets:
Cash and cash equivalents	$3,859	$1,952
Accounts receivable—trade, net of allowance	19	22
Inventory (net of reserve of $337 and $2,272 at March 31, 2010 and December 31, 2009, respectively)	195	267
Costs and estimated earnings/losses in excess of billings	35	35
Prepaid expenses and deposits	339	125

Total current assets	4,447	2,401
Property and equipment, net	2,492	2,983
Intangible and other assets:
Other intangible assets, net	19,099	19,695
Goodwill	19,196	19,196
Other deposits	328	384

Total Assets	$45,562	$44,659

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,933	$2,301
Series D Preferred stock warrants	1,394	1,394
Billings in excess of costs and estimated earnings/losses	94	94

Total current liabilities	4,421	3,789
Other	118	129

Total liabilities	4,539	3,918

Convertible redeemable preferred stock
Series D convertible redeemable preferred stock	11,180	11,180

Stockholders’ Equity
Preferred stock, $.01 par value authorized 10,000,000; issued and outstanding 5,504,118:
Series B 7% convertible - 611,111 shares, liquidation preference $550	6	6
Series G - 150 shares	—	—
Common stock, $.001 par value; authorized 610,000,000 shares, 321,488,934 and 277,485,359 issued at March 31, 2010 and December 31, 2009, respectively; 321,461,066 and 277,457,491 shares outstanding at March 31, 2010 and December 31, 2009, respectively	321	277
Additional paid-in capital	180,381	173,852
Accumulated deficit	(150,634)	(144,395)
Treasury stock, 27,868 shares, at cost	(39)	(39)
Noncontrolling interest	(192)	(140)

Total Stockholders’ Equity	29,843	29,561

Total Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity	$45,562	$44,659

See accompanying notes to consolidated financial statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Contract	$—	$1,097
Equipment and services	15	143
Related party	—	597
Related party-former chairman	—	126

Total	15	1,963

Cost of Revenues:
Contract	—	827
Equipment and services	30	97
Related party	—	597
Related party-former chairman	—	142
Manufacturing operations impairment	—	6,758

Total	30	8,421

Gross Profit (Loss):
Contract	—	270
Equipment and services	(15)	46
Related party	—	—
Related party-former chairman	—	(16)
Manufacturing operations impairment	—	(6,758)

Total	(15)	(6,458)

Operating Expenses:
Selling, general and administrative expenses	4,258	8,705
Research and development expenses	1,320	211
Depreciation and amortization	751	740

Total Operating Expenses	6,329	9,656

Loss from Operations	(6,344)	(16,114)
Other income (expense)	53	24

Net Loss	(6,291)	(16,090)
Net loss attributable to noncontrolling interest	(52)	(127)

Net loss attributable to Entech Solar, Inc.	(6,239)	(15,963)

Net loss attributable to Entech Solar, Inc. Common Shareholders	$(6,239)	$(15,963)

Net Loss attributable to Entech Solar, Inc. per Common Share (Basic and Diluted)	$(0.02)	$(0.07)

Weighted Average Common Shares Outstanding used in Per Share Calculation (Basic and Diluted)	297,205	237,130

See accompanying notes to consolidated financial statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net loss	$(6,291)	$(16,090)
Adjustments to reconcile net cash used in operating activities:
Share-based compensation cost	1,543	1,206
Depreciation and amortization expenses	751	740
Issuance of stock in lieu of rent	35	—
Issuance of stock in lieu of commitment fee	250	—
Impairment on leasehold improvements	309	—
Manufacturing operations impairment	—	6,758
Accrued losses on contracts	—	(63)
Loss on disposal of assets	8	—
Provision for doubtful accounts	—	980
Changes in assets and liabilities:
Accounts receivable	3	439
Rebates receivable	—	(1,343)
Inventory	127	820
Escrow funds relating to contract performance	—	839
Costs and estimated earnings/losses in excess of billings	—	2,578
Prepaid expenses and deposits	(175)	471
Accounts payable and other accrued expenses	581	233
Billings in excess of costs and estimated earnings/losses	—	(406)
Customer deposits—related party	—	(1,023)

Net cash (used in) operating activities	(2,859)	(3,861)

Investing activities:
Sale of property and equipment, net	21	—

Net cash provided by (used in) investing activities	21	—

Financing Activities:
Proceeds from exercise of warrants and stock options	—	164
Proceeds from Series G preferred stock	1,500	—
Proceeds from related party stock purchase agreement	3,245	426

Net cash provided by financing activities	4,745	590

Net increase (decrease) in cash and cash equivalents	1,907	(3,271)
Cash and cash equivalents, beginning of period	1,952	12,169

Cash and cash equivalents, end of period	$3,859	$8,898

See accompanying notes to consolidated financial statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

(in thousands)

	Entech Solar, Inc. Shareholders									Total
	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury		Noncontrolling Interest
	Shares	Par Value	Shares	Par Value			Shares	Stock
Balance, December 31, 2009	611	$6	277,486	$277	$173,852	$(144,395)	28	$(39)	$(140)	$29,561
Stock issued in lieu of commitment fee	—	—	3,000	3	247	—	—	—	—	250
Stock issued in lieu of rent	—	—	441	—	35	—	—	—	—	35
Share-based employee compensation cost	—	—	—	—	1,543	—	—	—	—	1,543
Proceeds from related party stock purchase agreement	—	—	40,562	41	3,204	—	—	—	—	3,245
Series G preferred stock	150	—	—	—	1,500	—	—	—		1,500
Net loss	—	—	—	—	—	(6,239)	—	—	(52)	(6,291)

Balance, March 31, 2010	761	$6	321,489	$321	$180,381	$(150,634)	28	$(39)	$(192)	$29,843

See accompanying notes to consolidated financial statements.

ENTECH SOLAR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note (1) Liquidity and Capital Resources

At March 31, 2010, the Entech Solar, Inc. (“Entech Solar”, the “Company”, “we”, “us” and “our”) current ratio was 1.0 and working capital was $26,000 compared to December 31, 2009, with a current ratio of 0.63 and working capital deficit of ($1.4) million. As of March 31, 2010 we had approximately $3.9 million in cash and cash equivalents compared to $2.0 million at December 31, 2009. Net cash used in operating activities for the three months ended March 31, 2010 was $2.8 million compared to $3.9 million used in operations for the three months ended December 31, 2009. Net cash used in operating activities for the three months ended March 31, 2010 was primarily the result of our net loss of $6.3 million, offset by non-cash charges primarily consisting of share-based compensation costs ($1.5 million), depreciation and amortization expenses ($751,000).

During the three months ended March 31, 2010, there was $21,000 provided by investing activities compared to none in the fourth quarter of 2009. Net cash provided by financing activities in the three months ended March 31, 2010, totaled $4.7 million compared to $1.0 million in the three months ended December 31, 2009.

The Company has historically financed operations and met capital expenditures requirements primarily through issuances of capital stock and borrowings and through solar system equipment sales. The Company is not currently marketing solar system equipment and does not anticipate marketing such equipment until fiscal 2011.

Presently, with no further financing, we anticipate that we will run out of funds at the end of 2010. If we are unable to raise additional financing, we could be required to further reduce our spending plans, further reduce our workforce, license to others products or technologies we would otherwise seek to commercialize ourselves and/or sell certain assets. We may even be forced to discontinue operations. There can be no assurance that we can obtain financing, if at all, on terms acceptable to us.

The consolidated financial statements are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company’s recurring losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to continue to raise funds through the sale of capital stock and additional borrowings. However, there can be no assurance that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

Note (2) Summary of Significant Accounting Policies

Basis of Presentation

The foregoing consolidated financial statements are unaudited and have been prepared from the books and records of the Company. In our opinion, all normal and recurring adjustments necessary for a fair presentation of the financial position of the Company as of March 31, 2010 and the results of operations and cash flows for the three months ended March 31, 2010 and 2009 have been made in conformity with generally accepted accounting principles. The results of operations for the three months ended March 31, 2010 may not be indicative of expected results of operations for the year ending December 31, 2010. These interim financial statements and notes are condensed as permitted by the instructions to Form 10-Q and should be read in conjunction with the audited Consolidated Financial Statements of the Company included in its Form 10-K for the year ended December 31, 2009.

Fair Value of Financial Instruments

The carrying value of accounts receivable, accounts payable, accrued expenses and preferred stock warrants approximate their respective fair values.

Advertising Costs

Advertising costs are expensed as incurred and were approximately $339 and $23,000 for the three months ended March 31, 2010 and 2009, respectively.

Reclassifications

Certain prior year balances have been reclassified to conform to current year presentation.

Note (3) Property and Equipment

Property and equipment consist of the following at March 31, 2010 and December 31, 2009 (in thousands):

	March 31, 2010	December 31, 2009
Machinery and equipment	$5,630	$5,657
Impairment of machinery and equipment	(4,115)	(4,131)
Vehicles	4	60
Computers	731	727
Leasehold improvements	2,266	2,266
Impairment on leasehold improvements	(997)	(688)

	3,519	3,891
Less accumulated depreciation and amortization	(1,027)	(908)

Property and equipment, net	$2,492	$2,983

Depreciation expense for the three months ended March 31, 2010 and 2009 was approximately $154,000 and $115,000, respectively.

During the first quarter of 2010, the Company recorded an impairment to leasehold improvements for the Company’s Ewing, New Jersey facility in the amount of approximately $309,000. This impairment was recorded to reflect the Company’s intention to vacate the facility.

Note (4) Intangible Assets

Intangible assets are listed below with associated accumulated amortization as of March 31, 2010 and December 31, 2009 (in thousands):

	March 31, 2010	December 31, 2009
ENTECH trademark	$1,600	$1,600
ENTECH technology	23,750	23,750
Impairment on ENTECH technology	(863)	(863)
Accumulated amortization	(5,388)	(4,792)

Intangible assets, net	$19,099	$19,695

Amortization expenses for the three months ended March 31, 2010 and 2009 were approximately $597,000 and $625,000, respectively.

Note (5) Product Warranty

The Company historically provided for the estimated cost of product warranties relating to its legacy business at the time revenue was recognized. Since the Company had a limited operating history, adjustments in future periods may be required as its installations mature. The following table summarizes the activity regarding the Company’s warranty accrual:

	March 31, 2010	March 31, 2009
Beginning balance	$835	$832
Warranty accruals	—	28
Warranty costs incurred	(15)	(5)

Ending balance	$820	$855

The product warranty accrual is included in Accounts Payable and Accrued Expenses in the Company’s Consolidated Balance Sheet.

Note (6) Convertible Preferred Stock

As of March 31, 2010, the Company had 611,111 shares of Series B 7% convertible preferred stock and 4,892,857 shares of Series D convertible preferred stock and 505,044 warrants to purchase shares of Series D stock outstanding.

Series G Preferred Stock

On February 16, 2010, we filed a certificate of designations for the Series G preferred stock (the “Series G Certificate of Designations”). Pursuant to the Series G Certificate of Designations, the Series G preferred stock shall, with respect to dividend rights, rights upon liquidation, winding-up or dissolution, rank: (i) senior to our common stock, and any other class or series of our preferred stock other than our Series D preferred stock; and (ii) junior to all our existing and future indebtedness. In addition, the Series G preferred stock (i) shall accrue dividends at a rate of 10% per annum, payable in Series G preferred stock, (ii) shall not have voting rights, and (iii) may be redeemed at our option, commencing 4 years from the issuance date at a price per share of $10,000 plus accrued but unpaid dividends (the “Series G Liquidation Value”), or, at a price per share of : (x) 127% of the Series G Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series G Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series G Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date.

On February 19, 2010, we entered into a preferred stock purchase agreement with Socius Capital Group, LLC (“Socius”). This agreement contemplates that we will sell up to 500 shares of our Series G preferred stock, in one or more tranches at a purchase price of $10,000 per share, for an aggregate issue price of up to $5 million. In addition we issued to Socius a warrant to acquire 40,909,091 shares of our common stock. With each tranche, Socius will vest in five-year warrants to purchase shares of our common stock equal to 135% of the tranche amount. The exercise price of the warrants will equal the closing bid price of our common stock on the date we provide notice of a tranche to Socius. Funding under the agreement with Socius is subject to the satisfaction of a number of conditions, including the effectiveness of a registration statement that we filed with the Securities and Exchange Commission relating to Socius’ potential sale of the common stock underlying the warrants. Under the terms of the purchase agreement, we issued to Socius 3,000,000 shares of our common stock as payment for a commitment fee of $250,000.

On March 19, 2010, we sold 150 shares of Series G preferred stock for $1.5 million in cash to The Quercus Trust. As part of the transaction, we also issued to The Quercus Trust a warrant to purchase 11,911,764 shares of common stock with an exercise price of $0.17 per share. The warrants expire on the fifth anniversary of issuance.

Liquidation Preference

Upon liquidation, holders of the Series D convertible preferred stock will be entitled to the greater of (1) a per share amount equal to the original purchase price plus any dividends accrued but not paid and (2) the amount that the holder would receive in respect of a share of Series D Convertible Preferred Stock if immediately prior to dissolution and liquidation, all shares of Series D Convertible Preferred Stock were converted into shares of common stock. The liquidation preference of Series D convertible preferred stock at March 31, 2010 is $13,500,000.

Note (7) Common Stock Transactions

Common stock transactions during the three months ended March 31, 2010 consisted of the following:

	Shares	Price Per Share
Shares issued December 31, 2009	277,485,359

Shares sold under related party stock purchase agreements	40,562,500	$0.08
Shares issued in lieu of commitment fee	3,000,000	$0.08
Shares issued for rent	441,075	$0.08

Shares issued during the quarter ended March 31, 2010	44,033,575	$0.08

Shares issued March 31, 2010	321,488,934

Note (8) Warrant Transactions

The Company uses the fair value method to account for transactions with non-employees in which unregistered common shares are issued in consideration for extensions of short-term loans, commissions for debt and equity financing, and the provision of goods or services. The fair value of all warrants is calculated using the Black Sholes pricing model with the following assumptions: dividend yield of zero percent; expected volatility (calculated on a case by case situation), utilizing the current risk free interest rate, and an average term of 10 years. The relative fair value of the warrants resulted in no non-cash expense charges, for the quarters ended March 31, 2010 and 2009, respectively. All warrants below are exercisable immediately. All warrants are exercisable into common stock only and do not include Series D preferred stock warrants.

Warrants outstanding as March 31, 2010 and December 31, 2009 were 58,365,515 and 5,544,660.

Note (9) Share-Based Compensation

Compensation expense for the quarters ending March 31, 2010 and 2009 was approximately $1,543,000 and $1,206,000, respectively. This expense is presented as part of the operating results in Selling, General and Administrative expenses.

Note (10) Net Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. As presented, the Company’s basic and diluted net loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period. The calculation of diluted net loss per common share for the quarters ended March 31, 2010 and 2009 does not include other potential common shares, including shares issuable upon exercise of options, warrants and conversion rights, since their effect would be anti-dilutive due to the Company’s losses. Below is a table of the potential issuable shares as of March 31, 2010 and 2009, respectively:

	March 31, 2010	March 31, 2009
Warrants, excluding Series D preferred stock	58,365,515	44,825,074
Stock options	61,536,430	19,815,064
Preferred stock conversion rights	63,266,590	54,590,121

Total	183,168,535	119,230,259

Note (11) Commitments and Guarantees

The Company’s commitments as of March 31, 2010, for the years 2010 through 2014 and thereafter are summarized below:

(In thousands)	2010	2011	2012	2013	2014	Thereafter	Total
Employment obligations	$837	$—	$—	$—	$—	$—	$837
Renewable energy credit guarantee obligations	45	60	60	—	—	—	165
Operating lease payments	579	773	773	816	816	1,906	5,663

Total	$1,461	$833	$833	$816	$816	$1,906	$6,665

Operating Leases

New Jersey

We occupy a 30,000 square foot site located at 200 Ludlow Drive, Ewing, New Jersey. The facility is leased under an operating lease commencing July 1, 2007, and expiring June 30, 2015. On March 11, 2010, the Company committed to an exit plan of its New Jersey facility and seeks to sublease this facility and relocate retained personnel to a smaller facility in or near the New Jersey area. This exit plan has estimated costs of $1.3 million in connection with the restructuring, of which approximately $0.3 million pertain to termination benefits to identified personnel which has been provided for and $1.0 million related to the fair value of the remaining lease obligations, net of estimated sublease income, and other related moving costs in New Jersey which will be provided for when we exit the facility.

Note (12) Contingencies

We are subject to various claims and suits from time to time in the ordinary course of its business. We are not aware of any pending or threatened litigation that could have a material adverse effect on our business, financial condition or results of operations.

Note (13) Related Party Transactions

On January 6, 2010, January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, we entered into Stock Purchase Agreements with The Quercus Trust whereby an aggregate of 40,562,500 common shares were issued at $0.08 per share.

On February 5, 2010, the Company announced that David Gelbaum, Chairman and Trustee of The Quercus Trust, a major shareholder in the Company, became Chief Executive Officer, replacing Dr. Frank W. Smith, who had served as the Company’s CEO since March 2008.

On April 19, 2010, The Quercus Trust advanced $200,000 to us in anticipation of an investment in a to be formed Series H preferred stock. These funds were held in escrow by us pending a closing of the Series H preferred stock. On April 30, 2010, we closed the sale of 20 shares of Series H preferred stock for $200,000 in cash to The Quercus Trust. As part of the transaction, The Quercus Trust received a warrant to purchase 2,076,923 shares of the Company’s common stock at an exercise price of $0.13 per share.

On May 10, 2010, we closed the sale of 200 shares of Series H preferred stock for $2,000,000 in cash to The Quercus Trust. As part of the transaction, The Quercus Trust received a warrant to purchase 22,500,000 shares of the Company’s common stock at an exercise price of $0.12 per share.

Note (14) Supplemental Disclosure of Cash Flow Information

	Three months ended
	March 31, 2010	March 31, 2009
Conversion of Series C 6% Convertible Preferred Stock	$—	$170

Note (15) Subsequent Events

On April 30, 2010, we filed a certificate of designations for the Series H preferred stock (the “Series H Certificate of Designations”). Pursuant to the Series H Certificate of Designations, the Series H preferred stock shall, with respect to dividend rights, rights upon liquidation, winding-up or dissolution, rank: (i) senior our common stock, and any other class or series of our preferred stock other than our Series D preferred stock and Series G preferred stock; and (ii) junior to all our existing and future indebtedness. In addition, the Series H preferred stock (i) shall accrue dividends at a rate of 10% per annum, payable in Series H preferred stock, (ii) shall not have voting rights, and (iii) may be redeemed at our option, commencing 4 years from the issuance date at a price per share of $10,000 plus accrued but unpaid dividends (the “Series H Liquidation Value”), or, at a price per share of : (x) 127% of the Series H Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series H Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series H Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date.

Up to 37,500,000 Shares of Common Stock

Issuable upon the Exercise of Transferable Subscription Rights

PRELIMINARY PROSPECTUS
, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by Entech Solar, Inc.

SEC filing fee	$279
Printing and Mailing fees	$90,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$75,000
Subscription Agent and Information Agent fees and expenses	$60,000

Total	$375,000	*

*	Estimate

Item 14.	Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and By-Laws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements with certain of the Company’s directors (collectively, “Director Indemnification Agreements”). The obligation to indemnify generally means that we are required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions of Delaware law, the Director Indemnification Agreements, the Company’s Certificate of Incorporation and our By-Laws, Entech Solar provides indemnification of any person who is, was or shall be a director, officer, employee or agent of the Company, to the fullest extent permitted by the DGCL, as amended from time to time.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2007, we have issued or sold the following unregistered securities:

On May 3, 2007, we issued 25,000 shares of common stock to Henry Sartorio for services performed in 2006. The issuance of shares of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On May 9, 2007, we issued and sold to certain investors 10,900,000 shares of our common stock issued at $0.50 per share, with a five year warrant attached to purchase 2,725,000 shares of the our common stock at $0.50, for total proceeds of $5,450,000. The issuance of shares of our common stock and warrants were made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On July 6, 2007, we issued 50,000 shares of our common stock for services performed. The fair value of the stock at the time of issuance was $85,000. The issuance of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On July 23, 2007, we issued 256,410 shares of our common stock in exchange for shares of stock in Entech Inc. The issuance of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On July 25, 2007, we issued 256,410 shares of our common stock in exchange for shares of stock in Entech Inc. The issuance of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On August 13, 2007, we issued 128,205 shares of our common stock in exchange for shares of stock in Entech Inc. The issuance of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On September 10, 2007, we issued 50,000 shares of our common stock to Prime Solar for services performed. The fair value of the stock at the time of issuance was $69,500. The issuance of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On September 14, 2007, we issued 30,000 shares of our common stock to Prime Solar for services performed. The fair market value of the stock at the time of issuance was $45,000. The issuance of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On September 28, 2007, we issued and sold to The Quercus Trust, 7,500,000 million shares of our common stock at a price of $1.782 per share, for total proceeds of $13,365,000. We also issued to The Quercus Trust a warrant to purchase of 9,000,000 million shares of our common stock at an exercise price of $1.815, subject to certain adjustments, and an expiration date of March 28, 2013. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On January 25, 2008, we issued to The Quercus Trust 19,700 shares of our Series E convertible preferred stock in exchange for 19,700,000 shares of the our common stock then held by The Quercus Trust. The issuance of shares of our preferred stock in exchange for shares of our common stock was made pursuant to Section 3(a)(9) of the Securities Act.

On January 28, 2008, we completed a merger with Entech, Inc. pursuant to which Entech, Inc, merger with and into our wholly owned subsidiary WorldWater Merger Corp. In connection with the merger we issued a total of 19,672,132 shares of unregistered common stock to the then holders of capital stock of Entech, Inc. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On February 12, 2008, we issued and sold to The Quercus Trust 20,000 shares of our Series F convertible preferred stock at a price of $1,782.00 per share for total proceeds of $35,640,000. We also issued to The Quercus Trust a warrant to purchase 29,000,000 shares of our common stock at an exercise price of $1.815, subject to certain adjustments, and an expiration date of August 12, 2013. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On June 26, 2008, we issued 19,700,000 shares of our common stock to The Quercus Trust in exchange for the cancellation of 19,700 shares of our Series E convertible preferred stock. The issuance of shares of our common stock in exchange for our preferred stock was made pursuant to Section 3(a)(9) of the Securities Act.

On January 1, 2009, three former stockholders converted their shares of our Series C 6% convertible preferred stock into common stock of Entech, Inc. and collectively own 1% of Entech, Inc. common stock. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On December 15, 2009, we issued 25,498,630 shares of our common stock in satisfaction of a $2,000,000, loan plus accrued interest, due to The Quercus Trust. The indebtedness was a result of a loan agreement entered into by us with The Quercus Trust on September 10, 2009. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On December 15, 2009, we issued and sold 5,000,000 shares of our common stock to The Quercus Trust for total proceeds of $400,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On December 17, 2009, we issued and sold 3,750,000 shares of our common stock to The Quercus Trust for total proceeds of $300,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On December 22, 2009, we issued and sold 3,750,000 shares of our common stock to The Quercus Trust for total proceeds of $300,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On January 5, 2010, we issued and sold 3,750,000 shares of our common stock to The Quercus Trust for total proceeds of $300,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On January 14, 2010, we issued 147,025 shares of our common stock to our landlord in connection with our rental agreement. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On January 15, 2010, we issued and sold 1,437,500 shares of our common stock to The Quercus Trust for total proceeds of $115,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On February 1, 2010, we issued and sold 2,875,000 shares of our common stock to The Quercus Trust for total proceeds of $230,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On February 1, 2010, we issued 147,025 shares of our common stock to our landlord in connection with our rental agreement. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On February 8, 2010, we issued and sold 7,500,000 shares of our common stock to The Quercus Trust for total proceeds of $600,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On February 19, 2010, we entered into a Preferred Stock Purchase Agreement with Socius Capital Group, LLC, doing business as Socius Energy Capital Group, LLC (“Socius”) pursuant to which we can issue and sell up to 500 shares of our Series G preferred stock at an issue price of $10,000 per share, for an aggregate issue of up to $5,000,000. In connection with the Preferred Stock Purchase Agreement we issued to Socius a warrant to purchase 40,909,091 shares our common stock at an initial exercise price of $0.165 per share, subject to adjustment. Socius will vest in the warrant with respect to 135% of the dollar amount of Series G preferred stock purchased by Socius. The exercise price for the vested portion of the warrant will equal the closing bid price on the day prior to the date of our notice to Socius of our intent to sell shares of Series G preferred stock to Socius. In addition, we also issued to Socius 3,000,000 shares of our common stock as an estimate of certain fees due under the Preferred Stock Purchase Agreement. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On March 1, 2010, issued and sold 25,000,000 shares of our common stock to The Quercus Trust for total proceeds of $2,000,000. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On March 1, 2010, we issued 147,025 shares of our common stock to our landlord in connection with our rental agreement. The issuance of shares of our common stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On March 19, 2010, we issued and sold 150 shares of our Series G preferred stock to The Quercus Trust, for total proceeds of $1,500,000. In addition, we issued to The Quercus Trust a warrant to purchase 11,911,764 shares of our common stock at an exercise price of $0.17 per share. The issuance of shares of our Series G preferred stock and warrant was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On April 1, 2010, we issued 147,025 shares of our common stock to our landlord in connection with our rental agreement. The issuance of shares of our common stock was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On April 1, 2010, we issued 147,000 shares of our common stock in to our landlord in connection with our rental agreement. The issuance was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On April 30, 2010, we issued and sold 20 shares of our Series H preferred stock to The Quercus Trust for total proceeds of $200,000. In addition, we issued to The Quercus Trust a warrant to purchase 2,076,923 shares of our common stock at an exercise price of $0.13 per share. The issuances were made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On April 30, 2010, we issued 100,000 shares of common stock to Quentin T. Kelly in connection with the settlement of certain obligations owed to Mr. Kelly under a Separation Agreement and General Release between Mr. Kelly and the Company. The issuance was made pursuant to Section 4(2) and/or Rule 506 of the Securities Act.

On May 10, 2010, we issued and sold 20 shares of our Series H preferred stock to The Quercus Trust for total proceeds of $2,000,000. In addition, we issued to The Quercus Trust a warrant to purchase 22,500,000 shares of our common stock at an exercise price of $0.12 per share. The issuances were made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On June 4, 2010, we issued and sold 100 shares of our Series I preferred stock to The Quercus Trust for total proceeds of for a purchase price of $10,000. The issuance was made pursuant to Section 4(2) and Rule 506 of the Securities Act.

On June 25, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust agreed to purchase, in the event of the death of David Gelbaum on or before December 31, 2010, 1,000 shares of the Company’s Series H preferred stock, at $10,000 per share, for an aggregate purchase of $10,000,000. In connection with this purchase the Company would also issued to The Quercus Trust a warrant to purchase $13,500,000 worth of shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the day prior to the issuance of the warrant. In exchange for entering into the Purchase Agreement, the Company issued 10 shares of Series H preferred stock to The Quercus Trust along with a warrant to acquire 843,750 shares of the Company’s common stock at an exercise price of $0.16 per share.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibits. The following exhibits to this Registration Statement on Form S-1 are either incorporated herein by reference or appended hereto, and we refer you to them for a more complete understanding of these documents.

Exhibit Number
2.1	Plan of Merger of WorldWater, a Nevada corporation with and into WorldWater, a Delaware corporation, filed with the State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.1 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.2	State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001. Incorporated by reference to Exhibit 2.2 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.3	Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware on April 30, 2001. Incorporated by reference to Exhibit 2.3 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.4	Agreement and Plan of Merger by and among WorldWater & Solar Technologies Corp., WorldWater Merger Corp. and Entech, Inc. and All of the Stockholders of Entech, Inc., dated as of October 29, 2007. Incorporated by reference to Appendix C of the Company’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act, filed with the Securities and Exchange Commission on May 15, 2008 (File No. 000-16936).

3.1	Certificate of Incorporation.*

3.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 22, 2010 (File No. 001-34592).

4.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of WorldWater & Power Corp. dated as of November 29, 2006. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

4.2	Certificate of Designation of Series E Convertible Preferred Stock of WorldWater & Solar Technologies Corp. dated as of January 25, 2008. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008 (File No. 000-16936).

4.3	Certificate of Designation of Series F Convertible Stock dated as of February 12, 2008. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008 (File No. 000-16936).

Exhibit Number

4.4	Certificate of Designations of Preferences, Rights and Limitations of Series G Preferred Stock dated as of February 16, 2010. Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

4.5	Series A Convertible Preferred Stock Certificate of Designations, Preferences and Rights dated as of February 12, 2010. Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

4.6	Series B Convertible Preferred Stock Certificate of Designations, Preferences and Rights dated as of February 12, 2010. Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

4.7	Series H Preferred Stock Certificate of Designations of Preferences, Rights and Limitations dated April 30, 2010. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 4, 2010 (File No. 001-34592).

4.8	Series I Preferred Stock Certificate of Designations, Preferences and Rights dated June 3, 2010. Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 9, 2010 (File No. 001-34592).

5.1	Opinion of Bingham McCutchen LLP regarding the validity of the securities offered hereby.†

8.1	Opinion of Bingham McCutchen LLP regarding certain tax consequences of the rights offering.†

10.1	Securities Purchase Agreement between WorldWater Corp. and SBI Brightline VIII LLC dated as of April 1, 2004. Incorporated by reference to Exhibit 10.1 to the Company’s Form SB-2/A filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.2	Stock Purchase Warrant dated March 29, 2004. Incorporated by reference to Exhibit 10.3 to Company’s Form SB-2/A filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.3	Registration Rights Agreement by and between WorldWater and SBI Advisors, LLC dated as of March 29, 2004 Incorporated by reference to Exhibit 10.4 to the Company’s Form SB-2/A filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.4	Forms of Warrant Purchase Agreements between WorldWater and certain Selling Stockholders. Incorporated by reference to Exhibit 10.5 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.5	Form of Registration Rights Agreement between WorldWater and certain Selling Stockholders. Incorporated by reference to Exhibit 10.6 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.6	Restricted Stock Agreement for Quentin T. Kelly dated as of July 1, 2002. Incorporated by reference to Exhibit 10.12 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

10.7	Larry Crawford Employment Agreement dated effective as of January 1, 2007. Incorporated by reference to Exhibit 10.10 to the Company’s Form 10 KSB filed with the Securities and Exchange Commission on April 9, 2007 (File No. 000-16936).

Exhibit Number
10.8	James S. Brown Employment Agreement dated effective as of May 24, 2004. Incorporated by reference to Exhibit 10.10 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.9	Quentin T. Kelly Employment Agreement dated effective as of January 1, 2007. Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 9, 2007. Amended by that First Amendment to the Employment Agreement, dated as of December 31, 2008, and incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 7, 2009.

10.10	Robert A. Gunther Executive Employment Agreement dated effective as of January 7, 2008 and incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2008.

10.11	Frank W. Smith Executive Employment Agreement dated effective as of February 5, 2007 and incorporated by reference to Exhibit 10.21 of the Company’s S-1/A Registration Statement filed with the Securities and Exchange Commission on October 17, 2008 (File No. 333-152096).

10.12	Securities Purchase Agreement dated as of July 21, 2005 between WorldWater & Power Corp., a Delaware corporation as the Company and CAMOFI Master LDC, its successors and assigns as Purchaser. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.13	Registration Rights Agreement dated as of July 21, 2005 between WorldWater & Power Corp., a Delaware corporation and CAMOFI Master LDC as Purchaser. Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.14	Common Stock Purchase Warrant dated as of July 21, 2005 issued to CAMOFI Master LDC as Holder for 9,027,778 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.18 per share and terminating on July 21, 2009. Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.15	Common Stock Purchase Warrant dated as of July 21, 2005 issued to CAMOFI Master LDC as Holder for 1,277,778 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on July 21, 2009. Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.16	Common Stock Purchase Warrant dated as of July 25, 2005 issued to The Water Fund, LP for 416,667 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on August 15, 2009. Incorporated by reference to 10.18 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on October 21, 2005 (File No. 33-0123045).

10.17	Investment Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation as the Company and Emcore Corporation. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.18	Registration Rights Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation and Emcore Corporation. Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

Exhibit Number
10.19	Letter Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation and Emcore Corporation. Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.20	Series D Convertible Preferred Stock Purchase Warrant dated as of November 29, 2006 issued to Emcore Corporation for 505,044 shares of Series D Convertible Preferred Stock of WorldWater & Power Corp. at the exercise price of $3.17 per share and terminating on November 29, 2016. Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.21	Promissory Note dated as of January 25, 2008 by WorldWater & Solar Technologies Corp. in favor The Quercus Trust. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008 (File No. 000-16936).

10.22	Stock Exchange Agreement dated as of January 25, 2008 by and between WorldWater & Solar Technologies Corp. and The Quercus Trust. Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008 (File No. 000-16936).

10.23	Stock and Warrant Purchase Agreement Exchange Agreement dated as of February 12, 2008 by and between WorldWater & Solar Technologies Corp. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008 (File No. 000-16936).

10.24	Lease Agreement dated as of March 7, 2008 by and between ENTECH, Inc., as tenant, and Alliance Gateway No. 23, Ltd., as landlord. Incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2008 (File No. 000-16936).

10.25	Lease Guarantee dated as of March 7, 2008 by and between WorldWater & Solar Technologies Corp. as guarantor, and Alliance Gateway No. 23, Ltd. Incorporated by reference to Exhibit 10.23 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2008 (File No. 000-16936).

10.26	Warrant Cancellation Agreement dated as of February 4, 2009 by and between The Quercus Trust and Entech Solar, Inc., formerly known as WorldWater & Solar Technologies Corp. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2009 (File No. 000-16936).

10.27	Seventh Amendment and Restatement of the Company’s 1999 Incentive Stock Option Plan. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2009 (File No. 000-16936).

10.28	Subscription Agent Agreement dated as of October 22, 2009 by and between Entech Solar, Inc., Computershare Inc. and Computershare Trust Company, N.A. Incorporated by reference to Exhibit 10.30 of Amendment Number 3 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 23, 2009 (File No. 333-160575).

10.29	Letter of Agreement dated as of October 22, 2009 between Entech Solar, Inc. and Georgeson Inc. Incorporated by reference to Exhibit 10.31 of Amendment Number 3 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 23, 2009 (File No. 333-160575).

Exhibit Number
10.30	Convertible Promissory Note dated as of September 10, 2009 from the Company, as payee, payable to the order of The Quercus Trust. Incorporated by reference to Exhibit 10.32 of Amendment Number 3 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 23, 2009 (File No. 333-160575).

10.31	Stock Purchase Agreement dated as of December 15, 2009 between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.33 of Amendment No. 4 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on December 16, 2009 (File No. 333-160575).

10.32	Stock Purchase Agreement dated as of January 14, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 4, 2010 (File No. 001-34592).

10.33	Stock Purchase Agreement dated as of February 1, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 4, 2010 (File No. 001-34592).

10.34	Stock Purchase Agreement dated as of February 8, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 12, 2010 (File No. 001-34592).

10.35	Stock Purchase Agreement Amendment dated as of February 12, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 12, 2010 (File No. 001-34592).

10.36	Preferred Stock Purchase Agreement, dated as of February 19, 2010, by and among Entech Solar, Inc. and Socius Capital Group, LLC, dba Socius Energy Capital Group, LLC. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

10.37	Warrant to Purchase Common Stock, dated as of February 19, 2010. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

10.38	Stock Purchase Agreement, dated as of March 1, 2010, by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 5, 2010 (File No. 001-34592).

10.39	Series G Preferred Stock Purchase Agreement, dated as of March 19, 2010, by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2010 (File No. 001-34592).

10.40	Warrant to Purchase Common Stock, dated as of March 19, 2010. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2010 (File No. 001-34592).

10.41	Employment Letter, dated as of November 6, 2008, by and between Sean C. Rooney and WorldWater & Solar Technologies Corp. Incorporated by reference to Exhibit 10.43 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 16, 2010 (File No. 333-166115).

10.42	Series H Preferred Stock Purchase Agreement dated April 30, 2010, by and between Entech Solar, Inc. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on May 4, 2010 (File No. 001-34592).

Exhibit Number
10.43	Series H Preferred Stock Purchase Agreement dated May 10, 2010, by and between Entech Solar, Inc. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on May 12, 2010 (File No. 001-34592).

10.44	Series I Preferred Stock Purchase Agreement dated June 4, 2010, by and between Entech Solar, Inc. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 9, 2010 (File No. 001-34592).

10.45	Series H Preferred Stock Purchase Agreement dated June 25, 2010, by and between Entech Solar, Inc. and the Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 30, 2010 (File No. 001-34592)

14	Code of Ethics. Incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on March 17, 2009 (File No. 000-16936).

23.1	Consent of Independent Registered Public Accounting Firm—Amper, Politziner & Mattia, LLP*

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1 hereto).†

99.1	Subscription Rights Certificate.

99.2	Form of Exercise, Sale or Transfer of Subscription Rights.

99.3	Letter from David Gelbaum, Chief Executive Officer, Entech Solar, Inc.

99.4	Notice to Stockholders who are Record Holders.

99.5	Notice to Stockholders who are Acting as Nominees.

99.6	Notice to Clients of Stockholders who are Acting as Nominees.

99.7	Beneficial Owner Election Form.

99.8	Notice of Guaranteed Delivery.

99.9	Promissory Note dated July 12, 2010. Incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on July 13, 2010.

*	Filed herewith as an Exhibit to this Registration Statement on Form S-1.
†	To be filed by amendment

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Entech Solar, Inc., has duly caused this Amendment No. 6 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 26th day of July 2010.

By:	/s/ DAVID GELBAUM	Date:	July 26, 2010
David Gelbaum Chief Executive Officer

By:	/s/ CHARLES MICHEL	Date:	July 26, 2010
Charles Michel Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ DAVID GELBAUM David Gelbaum	Chief Executive Officer and Chairman (Principal Executive Officer)	July 26, 2010

/S/ CHARLES MICHEL Charles Michel	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* Mark J. O’Neill	Director	July 26, 2010

* Peter L. Corsell	Director	July 26, 2010

* David A. Field	Director	July 26, 2010

*	By David Gelbaum as Power of Attorney

EXHIBIT INDEX

Exhibit Number
2.1	Plan of Merger of WorldWater, a Nevada corporation with and into WorldWater, a Delaware corporation, filed with the State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.1 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.2	State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001. Incorporated by reference to Exhibit 2.2 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.3	Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware on April 30, 2001. Incorporated by reference to Exhibit 2.3 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.4	Agreement and Plan of Merger by and among WorldWater & Solar Technologies Corp., WorldWater Merger Corp. and Entech, Inc. and All of the Stockholders of Entech, Inc., dated as of October 29, 2007. Incorporated by reference to Appendix C of the Company’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act, filed with the Securities and Exchange Commission on May 15, 2008 (File No. 000-16936).

3.1	Certificate of Incorporation.*

3.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 22, 2010 (File No. 001-34592).

4.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of WorldWater & Power Corp. dated as of November 29, 2006. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

4.2	Certificate of Designation of Series E Convertible Preferred Stock of WorldWater & Solar Technologies Corp. dated as of January 25, 2008. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008 (File No. 000-16936).

4.3	Certificate of Designation of Series F Convertible Stock dated as of February 12, 2008. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008 (File No. 000-16936).

4.4	Certificate of Designations of Preferences, Rights and Limitations of Series G Preferred Stock dated as of February 16, 2010. Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

4.5	Series A Convertible Preferred Stock Certificate of Designations, Preferences and Rights dated as of February 12, 2010. Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

4.6	Series B Convertible Preferred Stock Certificate of Designations, Preferences and Rights dated as of February 12, 2010. Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

4.7	Series H Preferred Stock Certificate of Designations of Preferences, Rights and Limitations dated April 30, 2010. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 4, 2010 (File No. 001-34592).

Exhibit Number
4.8	Series I Preferred Stock Certificate of Designations, Preferences and Rights dated June 3, 2010. Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on May 4, 2010 (File No. 001-34592).

5.1	Opinion of Bingham McCutchen LLP regarding the validity of the securities offered hereby.†

8.1	Opinion of Bingham McCutchen LLP regarding certain tax consequences of the rights offering.†

10.1	Securities Purchase Agreement between WorldWater Corp. and SBI Brightline VIII LLC dated as of April 1, 2004. Incorporated by reference to Exhibit 10.1 to the Company’s Form SB-2/A filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.2	Stock Purchase Warrant dated March 29, 2004. Incorporated by reference to Exhibit 10.3 to Company’s Form SB-2/A filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.3	Registration Rights Agreement by and between WorldWater and SBI Advisors, LLC dated as of March 29, 2004 Incorporated by reference to Exhibit 10.4 to the Company’s Form SB-2/A filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.4	Forms of Warrant Purchase Agreements between WorldWater and certain Selling Stockholders. Incorporated by reference to Exhibit 10.5 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.5	Form of Registration Rights Agreement between WorldWater and certain Selling Stockholders. Incorporated by reference to Exhibit 10.6 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.6	Restricted Stock Agreement for Quentin T. Kelly dated as of July 1, 2002. Incorporated by reference to Exhibit 10.12 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

10.7	Larry Crawford Employment Agreement dated effective as of January 1, 2007. Incorporated by reference to Exhibit 10.10 to the Company’s Form 10 KSB filed with the Securities and Exchange Commission on April 9, 2007 (File No. 000-16936).

10.8	James S. Brown Employment Agreement dated effective as of May 24, 2004. Incorporated by reference to Exhibit 10.10 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.9	Quentin T. Kelly Employment Agreement dated effective as of January 1, 2007. Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 9, 2007. Amended by that First Amendment to the Employment Agreement, dated as of December 31, 2008, and incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 7, 2009.

10.10	Robert A. Gunther Executive Employment Agreement dated effective as of January 7, 2008 and incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2008.

10.11	Frank W. Smith Executive Employment Agreement dated effective as of February 5, 2007 and incorporated by reference to Exhibit 10.21 of the Company’s S-1/A Registration Statement filed with the Securities and Exchange Commission on October 17, 2008 (File No. 333-152096).

10.12	Securities Purchase Agreement dated as of July 21, 2005 between WorldWater & Power Corp., a Delaware corporation as the Company and CAMOFI Master LDC, its successors and assigns as Purchaser. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

Exhibit Number
10.13	Registration Rights Agreement dated as of July 21, 2005 between WorldWater & Power Corp., a Delaware corporation and CAMOFI Master LDC as Purchaser. Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.14	Common Stock Purchase Warrant dated as of July 21, 2005 issued to CAMOFI Master LDC as Holder for 9,027,778 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.18 per share and terminating on July 21, 2009. Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.15	Common Stock Purchase Warrant dated as of July 21, 2005 issued to CAMOFI Master LDC as Holder for 1,277,778 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on July 21, 2009. Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.16	Common Stock Purchase Warrant dated as of July 25, 2005 issued to The Water Fund, LP for 416,667 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on August 15, 2009. Incorporated by reference to 10.18 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on October 21, 2005 (File No. 33-0123045).

10.17	Investment Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation as the Company and Emcore Corporation. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.18	Registration Rights Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation and Emcore Corporation. Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.19	Letter Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation and Emcore Corporation. Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.20	Series D Convertible Preferred Stock Purchase Warrant dated as of November 29, 2006 issued to Emcore Corporation for 505,044 shares of Series D Convertible Preferred Stock of WorldWater & Power Corp. at the exercise price of $3.17 per share and terminating on November 29, 2016. Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.21	Promissory Note dated as of January 25, 2008 by WorldWater & Solar Technologies Corp. in favor The Quercus Trust. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008 (File No. 000-16936).

10.22	Stock Exchange Agreement dated as of January 25, 2008 by and between WorldWater & Solar Technologies Corp. and The Quercus Trust. Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008 (File No. 000-16936).

Exhibit Number
10.23	Stock and Warrant Purchase Agreement Exchange Agreement dated as of February 12, 2008 by and between WorldWater & Solar Technologies Corp. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008 (File No. 000-16936).

10.24	Lease Agreement dated as of March 7, 2008 by and between ENTECH, Inc., as tenant, and Alliance Gateway No. 23, Ltd., as landlord. Incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2008 (File No. 000-16936).

10.25	Lease Guarantee dated as of March 7, 2008 by and between WorldWater & Solar Technologies Corp. as guarantor, and Alliance Gateway No. 23, Ltd. Incorporated by reference to Exhibit 10.23 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2008 (File No. 000-16936).

10.26	Warrant Cancellation Agreement dated as of February 4, 2009 by and between The Quercus Trust and Entech Solar, Inc., formerly known as WorldWater & Solar Technologies Corp. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2009 (File No. 000-16936).

10.27	Seventh Amendment and Restatement of the Company’s 1999 Incentive Stock Option Plan. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2009 (File No. 000-16936).

10.28	Subscription Agent Agreement dated as of October 22, 2009 by and between Entech Solar, Inc., Computershare Inc. and Computershare Trust Company, N.A. Incorporated by reference to Exhibit 10.30 of Amendment Number 3 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 23, 2009 (File No. 333-160575).

10.29	Letter of Agreement dated as of October 22, 2009 between Entech Solar, Inc. and Georgeson Inc. Incorporated by reference to Exhibit 10.31 of Amendment Number 3 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 23, 2009 (File No. 333-160575).

10.30	Convertible Promissory Note dated as of September 10, 2009 from the Company, as payee, payable to the order of The Quercus Trust. Incorporated by reference to Exhibit 10.32 of Amendment Number 3 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 23, 2009 (File No. 333-160575).

10.31	Stock Purchase Agreement dated as of December 15, 2009 between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.33 of Amendment No. 4 of the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on December 16, 2009 (File No. 333-160575).

10.32	Stock Purchase Agreement dated as of January 14, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 4, 2010 (File No. 001-34592).

10.33	Stock Purchase Agreement dated as of February 1, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 4, 2010 (File No. 001-34592).

10.34	Stock Purchase Agreement dated as of February 8, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 12, 2010 (File No. 001-34592).

Exhibit Number
10.35	Stock Purchase Agreement Amendment dated as of February 12, 2010 by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 12, 2010 (File No. 001-34592).

10.36	Preferred Stock Purchase Agreement, dated as of February 19, 2010, by and among Entech Solar, Inc. and Socius Capital Group, LLC, dba Socius Energy Capital Group, LLC. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

10.37	Warrant to Purchase Common Stock, dated as of February 19, 2010. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 (File No. 001-34592).

10.38	Stock Purchase Agreement, dated as of March 1, 2010, by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 5, 2010 (File No. 001-34592).

10.39	Series G Preferred Stock Purchase Agreement, dated as of March 19, 2010, by and between The Quercus Trust and Entech Solar, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2010 (File No. 001-34592).

10.40	Warrant to Purchase Common Stock, dated as of March 19, 2010. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2010 (File No. 001-34592).

10.41	Employment Letter, dated as of November 6, 2008, by and between Sean C. Rooney and WorldWater & Solar Technologies Corp. Incorporated by reference to Exhibit 10.43 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 16, 2010 (File No. 333-166115).

10.42	Series H Preferred Stock Purchase Agreement dated April 30, 2010, by and between Entech Solar, Inc. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on May 4, 2010 (File No. 001-34592).

10.43	Series H Preferred Stock Purchase Agreement dated May 10, 2010, by and between Entech Solar, Inc. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on May 12, 2010 (File No. 001-34592).

10.44	Series I Preferred Stock Purchase Agreement dated June 4, 2010, by and between Entech Solar, Inc. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 9, 2010 (File No. 001-34592).

10.45	Series H Preferred Stock Purchase Agreement dated June 25, 2010, by and between Entech Solar, Inc. and the Quercus Trust. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 30, 2010 (File No. 001-34592)

14	Code of Ethics. Incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on March 17, 2009 (File No. 000-16936).

23.1	Consent of Independent Registered Public Accounting Firm—Amper, Politziner & Mattia, LLP*

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1 hereto).†

99.1	Subscription Rights Certificate.

99.2	Form of Exercise, Sale or Transfer of Subscription Rights.

Exhibit Number
99.3	Letter from David Gelbaum, Chief Executive Officer, Entech Solar, Inc.

99.4	Notice to Stockholders who are Record Holders.

99.5	Notice to Stockholders who are Acting as Nominees.

99.6	Notice to Clients of Stockholders who are Acting as Nominees.

99.7	Beneficial Owner Election Form.

99.8	Notice of Guaranteed Delivery.

99.9	Promissory Note dated July 12, 2010. Incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on July 13, 2010.

*	Filed herewith as an Exhibit to this Registration Statement on Form S-1.
†	To be filed by amendment